   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1999



                                                    REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           MORGAN STANLEY DEAN WITTER
                              CHARTER WELTON L.P.

          (Exact name of registrant as specified in charter document)

           DELAWARE                                   6799                                  13-4018063
    (State of Organization                (Primary Standard Industrial                    (IRS Employer
         of Issuer)                       Classification Code Number)                 Identification Number)

                            ------------------------

         Two World Trade Center, 62nd Floor                               Robert E. Murray
              New York, New York 10048                             DEMETER MANAGEMENT CORPORATION
                   (212) 392-8899                                Two World Trade Center, 62nd Floor
 (Address, including zip code and telephone number,                   New York, New York 10048
                including area code,                                       (212) 392-8899
    of registrant's principal executive offices)          (Name, address, including zip code, and telephone
                                                         number, including area code, of agent for service)

                            ------------------------
                          COPIES OF COMMUNICATIONS TO:

             Edwin L. Lyon, Esq.                             Isaac Finkle, Esq.
        Cadwalader, Wickersham & Taft                     Dean Witter Reynolds Inc.
       1333 New Hampshire Avenue, N.W.               Two World Trade Center, 65th Floor
           Washington, D.C. 20036                         New York, New York 10048
               (202) 862-2200                                  (212) 392-7791

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-60097. This Registration Statement, also relates to 717,981.554 unsold Units of Limited Partnership Interest of the Registrant as of October 31, 1999, and therefore constitutes a Post-Effective Amendment to Registration Statement No. 333-60097.

                            ------------------------

                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                                                 MAXIMUM
                                                                                AGGREGATE        AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO      OFFERING PRICE    OFFERING PRICE     REGISTRATION
      SECURITIES TO BE REGISTERED         BE REGISTERED     PER UNIT (1)           (1)            FEE (1)
-------------------------------------------------------------------------------------------------------------
Units of Limited Partnership                6,000,000
  Interest..............................      Units             $8.21          $49,260,000        $13,694
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------


(1) Offering price and registration fee based upon the approximate Net Asset Value per Unit of the Partnership on November 15, 1999, in accordance with Rule 457(d).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                             CROSS REFERENCE SHEET

ITEM                                                                         LOCATION IN
NO.                      REGISTRATION ITEM                                    PROSPECTUS
----   -----------------------------------------------------  ------------------------------------------
 1.    Forepart of the Registration Statement and Outside
         Front Cover Page of Prospectus.....................  Facing Page; Front Cover Pages.
 2.    Inside Front and Outside Back Cover Pages of
         Prospectus.........................................  Inside Front Cover Page; Table of
                                                              Contents.
 3.    Summary Information, Risk Factors, and Ratio of
         Earnings to Fixed Charges..........................  Summary; Risk Factors; Description of
                                                                Charges; Use of Proceeds; The General
                                                                Partner; The Commodity Brokers.
 4.    Use of Proceeds......................................  Use of Proceeds.
 5.    Determination of Offering Price......................  Plan of Distribution.
 6.    Dilution.............................................  Not Applicable.
 7.    Selling Security Holders.............................  Not Applicable.
 8.    Plan of Distribution.................................  Plan of Distribution.
 9.    Description of Securities to be Registered...........  The Limited Partnership Agreement.
10.    Interests of Named Experts and Counsel...............  Not Applicable.
11.    Information with Respect to the Registrant
       (a)  Description of Business.........................  Summary; Risk Factors; Use of Proceeds;
                                                                The Charter Series; The Trading
                                                                Advisors; The Futures, Options, and
                                                                Forwards Markets; The Limited
                                                                Partnership Agreements.
       (b) Description of Property..........................  Not Applicable.
       (c) Legal Proceedings................................  Certain Litigation; The Trading Advisors.
       (d) Market Price of and Dividends on the Registrant's
           Common Equity and Related Stockholder Matters....  Risk Factors.
       (e) Financial Statements.............................  Independent Auditors' Reports.
       (f) Selected Financial Data..........................  Selected Financial Data.
       (g) Supplementary Financial Information..............  Selected Financial Data.
       (h) Management's Discussion and Analysis of Financial
           Condition and Results of Operations..............  Not applicable.
       (i) Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure..............  Not Applicable.
       (j) Quantitative and Qualitative Disclosures About
           Market Risk......................................  Quantitative and Qualitative Disclosures
                                                                About Market Risk
       (k) Directors and Executive Officers.................  The General Partner.
       (l) Executive Compensation...........................  Summary; Conflicts of Interest; Fiduciary
                                                                Responsibility; Description of Charges;
                                                                Risk Factors; The Trading Advisors; The
                                                                General Partner; The Commodity Brokers.
       (m) Security Ownership of Certain Beneficial Owners
         and Management.....................................  Capitalization; The General Partner;
                                                                Independent Auditors' Reports.
       (n) Certain Relationships and Related Transactions...  Summary; Conflicts of Interest; Fiduciary
                                                                Responsibility; Description of Charges;
                                                                Risk Factors; The Trading Advisors; The
                                                                General Partner; The Commodity Brokers.
12.    Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.....................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT


     The Prospectus contained in this Registration Statement relates not only to 612,382.568 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Welton L.P. remaining unsold as of October 31, 1999 from Registration Statement No. 333-60097, and 6,000,000 Units of Limited Partnership Interest covered by this Registration Statement, but to



     (i) 1,161,922.793 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Graham L.P. remaining unsold as of October 31, 1999 from Registration Statement No. 333-60115, and 6,000,000 Units of Limited Partnership Interest covered by a new Registration Statement on Form S-1 filed simultaneously herewith; and



     (ii) 694,763.712 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Millburn L.P. remaining unsold as of October 31, 1999 from Registration Statement No. 333-60103, and 6,000,000 Units of Limited Partnership Interest covered by a new Registration Statement on Form S-1 filed simultaneously herewith.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                    SUBJECT TO COMPLETION: NOVEMBER 23, 1999



                          PART ONE DISCLOSURE DOCUMENT



                   MORGAN STANLEY DEAN WITTER CHARTER SERIES


                                                                    TOTAL UNITS OF
                                                                   LIMITED PARTNERSHIP
                                                                   INTEREST OFFERED
                                                                   -------------------
          MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.               7,238,671.680
          MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.             6,808,357.958
          MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.               6,717,981.554


                                THE PARTNERSHIPS



Each Partnership trades futures, options and forwards contracts pursuant to trading programs employed by the Trading Advisor for that Partnership.



                                 PURCHASE PRICE



You may purchase Units as of the last day of each month. The price you pay for each Unit will equal 100% of the Net Asset Value per Unit on the date of purchase. Following were the Net Asset Values per Unit for each Partnership as of September 30, 1999:


          Charter Graham..................................................   $  9.93
          Charter Millburn................................................   $ 10.32
          Charter Welton..................................................   $  8.36


               THE REQUIRED MINIMUM INVESTMENT FOR MOST INVESTORS
 *  $20,000 FOR FIRST TIME INVESTORS          *  $1,000 FOR EXISTING INVESTORS



Before you invest you will be required to make certain representations and warranties, including that you meet applicable State minimum financial suitability standards. You are encouraged to discuss your investment with your financial, legal, and tax advisors before you invest.


                                   THE RISKS


THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE * .



     * The performance of each Partnership has been and is expected to be volatile, and the Net Asset Value per Unit for each Partnership may fluctuate significantly.



     * There is no secondary market for Units and you may not redeem your Units until you have been an investor for at least six months.



     * If you redeem any of your Units within twenty-four months after they are purchased, you may have to pay a redemption charge.



     * In order for each Partnership to cover its expenses, each Partnership must earn annual net Trading Profits (after taking into account estimated interest income, based on current rates of 4.60%) of the following percentages of average annual Net Assets:


                                                  WITHOUT A             WITH A 2%
                                                 REDEMPTION CHARGE     REDEMPTION CHARGE
                                                 -----------------     -----------------
          Charter Graham.....................          4.40%                 6.44%
          Charter Millburn...................          4.40%                 6.44%
          Charter Welton.....................          4.40%                 6.44%

                            ------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER


                           DEAN WITTER REYNOLDS INC.
                                        *

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT



     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.



     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE * AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE * .



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE * .



     YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

                                    PART ONE
                              DISCLOSURE DOCUMENT


                               TABLE OF CONTENTS

                                                                          PAGE
Summary...............................................................       1
Risk Factors..........................................................       8
  Risks relating to futures interests trading and the futures
    interests markets.................................................       8
    The Partnerships' futures interests trading is speculative and
      volatile........................................................       8
    The Partnerships' futures interests trading is highly leveraged...       8
    The Partnerships' futures interests trading may be illiquid.......       8
    The Partnerships' forward trading is not protected by exchange or
      clearinghouse guarantees or government regulation...............       8
    Trading on foreign exchanges presents greater risks to each
      Partnership than trading on domestic exchanges..................       9
    Options trading can be more volatile than futures trading.........       9
    The Partnerships are subject to speculative position limits.......       9
    The Partnerships could lose assets and have their trading
      disrupted if a Commodity Broker or others become bankrupt.......       9
  Risks relating to the Partnerships and the offering of Units........       9
    You should not rely on the past performance of a Partnership in
      deciding to purchase Units......................................       9
    Each Partnership incurs substantial charges.......................      10
    Restricted investment liquidity in the Units......................      10
    Conflicts of interest in each Partnership's structure.............      10
    Potential inability to trade or report results because of year
      2000 problems...................................................      10
  Risks relating to the Trading Advisors..............................      11
    Reliance on the Trading Advisors to trade successfully............      11
    Market factors may adversely influence the trading programs.......      11
    Since the Partnerships are single-advisor funds they lack the
      diversity of a multi-advisor fund...............................      11
    Increasing the assets managed by a Trading Advisor may adversely
      affect performance..............................................      11
    Charter Graham's use of an increased rate of leverage could affect
      future performance..............................................      11
                                                                          PAGE
    Limited term of Management Agreements may limit access to a
      Trading Advisor.................................................      11
    Euro conversion limits a Trading Advisor's ability to trade certain individual currencies and could result in trading
      losses..........................................................      11
  Taxation risks......................................................      11
    Your tax liability could exceed distributions.....................      11
    The Partnerships' tax returns could be audited....................      11
Conflicts of Interest.................................................      12
Fiduciary Responsibility..............................................      13
Description of Charges................................................      15
Use of Proceeds.......................................................      18
The Charter Series....................................................      20
Selected Financial Data...............................................      26
Management's Discussion and Analysis of Certain Financial Matters.....      26
Quantitative and Qualitative Disclosures About Market Risk............      30
Capitalization........................................................      38
The General Partner...................................................      38
The Trading Advisors..................................................      44
The Management Agreements.............................................      81
Exchange Privilege....................................................      81
Redemptions...........................................................      82
The Commodity Brokers.................................................      84
Certain Litigation....................................................      85
The Limited Partnership Agreements....................................      86
Plan of Distribution..................................................      90
Subscription Procedure................................................      92
Purchases by Employee Benefit Plans--ERISA Considerations.............      94
Material Federal Income Tax Considerations............................      95
State and Local Income Tax Aspects....................................     101
Legal Matters.........................................................     102
Experts...............................................................     102
Additional Information................................................     102
Financial Statements..................................................     F-1

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                                                                          PAGE
The Futures, Options, and Forwards Markets............................    II-1
Potential Advantages..................................................    II-5
Supplemental Performance Information..................................   II-15
                                                                          PAGE

Exhibit A--Form of Limited Partnership Agreement......................     A-1
  Annex--Request for Redemption.......................................    A-21
Exhibit B--Specimen Form of Subscription and Exchange Agreement and
  Power of Attorney...................................................     B-1
Exhibit C--Subscription Agreement Update Form.........................     C-1

                                    SUMMARY
                      THE DATE OF THIS PROSPECTUS IS  *  .



     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.



                 THE MORGAN STANLEY DEAN WITTER CHARTER SERIES



     The Morgan Stanley Dean Witter Charter Series consists of three continuously offered limited partnerships, each organized in the State of Delaware on July 15, 1998--Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P.



     The Charter Series offers you the choice of investing in managed futures funds with different investment objectives and Trading Advisors employing different trading programs, as well as the opportunity to shift investments among the Partnerships. The Partnerships engage in the following activities: the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "FUTURES INTERESTS"). The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.





MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.



     The assets of Charter Graham are presently traded by Graham Capital Management L.P. ("GCM"), pursuant to GCM's Global Diversified Program at 1.5 times the leverage it normally applies for the program. This program has traded client funds since February 1995, and relies primarily on computerized trading models to participate in approximately 80 global markets. The Global Diversified Program will normally have approximately 27% weighting in futures contracts based on short-term and long-term global interest rates, 38% in currency forwards, 15% in stock index futures, 9% in agricultural futures, 8% in metal futures, and 3% in energy futures. The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations. Following is a summary of certain statistical information relating to Charter Graham as of September 30, 1999.

                                           %                                                 %
                                         -----                                             -----
Performance information:                          Break-even information:
   Inception-to-date return (since                   Percentage of estimated annual net
   3/1/99)                               (0.70)      trading profits (after interest
                                                     income) needed to cover expenses       4.40


                                           %
                                         -----
Net Assets allocated to:
   GCM's Global Diversified Program        100       Percentage of estimated annual net
                                                     trading profits (after interest
                                                     income) needed to cover expenses
                                                     and the 2% redemption charge if
                                                     Units are redeemed within twelve
                                                     months after they are purchased        6.44


     The actual annual and year-to-date rates of return set forth below represent the past performance of GCM's Global Diversified Program at standard leverage, which is the same trading program utilized for Charter Graham but at a lower rate of leverage. The pro forma annual and year-to-date rates of return set forth below were calculated by the General Partner using the actual rates of return, adjusted for the fees paid by, and the increased leverage employed for, Charter Graham. The performance results provided below are not necessarily indications of, and may have no bearing on, any trading results that may be attained by Charter Graham.


                                                              ACTUAL         PRO FORMA
                                                              ------         ---------
                                                                %               %
          1999 year-to-date return (9 months)                  2.02            (1.08)
          1998 annual return                                  12.20            13.41
          1997 annual return                                   6.04             7.12
          1996 annual return                                  14.70            18.43
          1995 annual return (11 months)                      26.83            39.29

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.


     The assets of Charter Millburn are traded by Millburn Ridgefield Corporation ("MRC"), pursuant to MRC's Diversified Portfolio at standard leverage. This Program has been traded since February 1971, and trades a portfolio of approximately 50 markets. The Diversified Portfolio program has approximately 47% weighting in currencies, 18% in interest rates, 8% in softs and agricultural commodities, 9% in stock indices, 11% in energy products, and 7% in metals. Following is a summary of certain statistical information relating to Charter Millburn as of September 30, 1999.

                                            %                                                 %
                                          -----                                             -----
Performance information:                          Break-even information:
   Inception-to-date return (since                   Percentage of estimated annual net
   3/1/99)                                 3.20      trading profits (after interest
                                                     income) needed to cover expenses        4.40


                                            %
                                          -----
Net Assets allocated to:
   MRC's Diversified Portfolio              100      Percentage of estimated annual net
                                                     trading profits (after interest
                                                     income) needed to cover expenses and
                                                     the 2% redemption charge if Units
                                                     are redeemed within twelve months
                                                     after they are purchased                6.44


     The actual annual and year-to-date rates of return set forth below represent the past performance for the past five full years and year-to-date of MRC's Diversified Portfolio, which is the same trading program utilized for Charter Millburn. The pro forma annual and year-to-date rates of return set forth below were calculated by the General Partner using the actual rates of return, adjusted for the fees paid by Charter Millburn. The performance results provided below are not necessarily indications of, and may have no bearing on, any trading results that may be attained by Charter Millburn.


                                                              ACTUAL         PRO FORMA
                                                              ------         ---------
                                                                %               %
          1999 year-to-date return (9 months)                  5.75             3.44
          1998 annual return                                   6.99             4.54
          1997 annual return                                  12.61             7.60
          1996 annual return                                  17.33            13.59
          1995 annual return                                  32.76            25.77
          1994 annual return                                  11.78             7.77

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.



     The assets of Charter Welton are traded by Welton Investment Corporation ("WIC"), pursuant to WIC's Diversified Portfolio at standard leverage. This program has been traded since April 1992, and trades in over 75 global futures, options, and forward markets. The Diversified Portfolio has approximately 22% weighting in global interest rate futures, 22% in currencies, 22% in stock index futures, 10% in agricultural futures, 14% in metal futures, and 10% in energy futures. >Following is a summary of certain statistical information relating to Charter Welton as of September 30, 1999.

                                           %                                                 %
                                         ------                                             ----
Performance information:                           Break-even information:
   Inception-to-date return                           Percentage of estimated annual net
   (since 3/1/99)                        (16.40)      trading profits (after interest
                                                      income) needed to cover expenses      4.40


                                           %
                                         ------
Net Assets allocated to:
   WIC's Diversified Portfolio              100       Percentage of estimated annual net
                                                      trading profits (after interest
                                                      income) needed to cover expenses
                                                      and the 2% redemption charge if
                                                      Units are redeemed within twelve
                                                      months after they are purchased       6.44


     The actual annual and year-to-date rates of return set forth below represent the past performance for the past five full years and year-to-date of WIC's Diversified Portfolio, which is the same trading program utilized for Charter Welton. The pro forma annual and year-to-date rates of return set forth below were calculated by the General Partner using the actual rates of return, adjusted for the fees paid by Charter Welton. The performance results provided below are not necessarily indications of, and may have no bearing on, any trading results that may be attained by Charter Welton.


                                                              ACTUAL         PRO FORMA
                                                              ------         ---------
                                                                %               %
          1999 year-to-date return (9 months)                 (18.02)          (19.37)
          1998 annual return                                   17.52            16.03
          1997 annual return                                   23.62            19.24
          1996 annual return                                    7.17             5.74
          1995 annual return                                   36.35            37.68
          1994 annual return                                    2.38             1.26


                            INVESTMENT REQUIREMENTS



     If you are a new investor in the Charter Series Partnerships, you must invest at least $20,000. You may allocate your investment among any one or more of the Partnerships in the Charter Series, but you must invest at least $5,000 in a Partnership. Once you become an investor in any Charter Series Partnership you may increase that investment with an additional contribution of at least $1,000.



     If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Charter Series Partnerships. The $20,000 minimum subscription will be satisfied if the proceeds from the redemption would have equaled at least $20,000 as of the last day of the month immediately preceding the Monthly Closing at which the Units are purchased, irrespective of whether the actual proceeds from the redemption are less than $20,000 when the units are redeemed.

     Unless otherwise specified in the Subscription Agreement under "State Suitability Requirements," you must have either: a net worth of at least $150,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $45,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $45,000. You should be aware, however, that certain States impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable State minimum financial suitability standard set forth in the Subscription Agreement, which may also require a greater minimum investment.


                               EXCHANGE PRIVILEGE



     As an investor in the Charter Series, you may redeem Units in any Charter Series Partnership and use the proceeds to purchase Units in either or both of the other Charter Series Partnerships, at a price equal to 100% of the Net Asset Value per Unit.



                              THE GENERAL PARTNER



     The general partner and commodity pool operator of each Partnership is Demeter Management Corporation. The General Partner is or has been the general partner and commodity pool operator of 35 commodity pools and currently operates 23 other commodity pools in addition to those in the Charter Series. As of September 30, 1999, the General Partner managed $1.4 billion of client assets. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.


                             THE COMMODITY BROKERS


     Dean Witter Reynolds Inc. ("DWR") is the non-clearing commodity broker for each Partnership. Carr Futures, Inc. ("CFI") is the clearing commodity broker for each Partnership's futures interests trades and the counterparty on each Partnership's foreign currency forward contracts. DWR and CFI are collectively referred to in this prospectus as the "COMMODITY BROKERS".

                              ORGANIZATIONAL CHART


     Following is an organizational chart for each Partnership, showing the relationships among the various parties involved with this offering. As you will see, with the exception of CFI and the Trading Advisors, all parties are affiliates of Morgan Stanley Dean Witter & Co.


------------------


     *Demeter Management Corporation presently serves as general partner for 23 other commodity pools. DWR acts as the non-clearing commodity broker for all of the pools and CFI acts as clearing commodity broker for all but one of the pools. DWR has also served as selling agent for all but one of the pools managed by Demeter. All of the pools, including the Partnerships, are managed and traded independently of one another.

                                  MAJOR RISKS



* You could lose all or substantially all of your investment in the Partnerships.


* The performance of each Partnership has been and is expected to be volatile, and the Net Asset Value per Unit for each Partnership may fluctuate significantly.

* Past performance is not necessarily indicative of future results.


* There is no secondary market for Units, and you may not redeem your Units until you have been an investor in the Charter Series for at least six months.


* If you redeem any of your Units within twenty-four months after they are purchased, you may have to pay a redemption charge.


* The Partnerships are subject to substantial charges. In order to cover its expenses, each Partnership must earn annual net Trading Profits (after taking into account estimated interest income, based on current rates of 4.60%) of the following percentages of annual Net Assets:


                                                WITHOUT A                 WITH A 2%
                                               REDEMPTION CHARGE         REDEMPTION CHARGE
                                               -----------------         -----------------
                                                       %                 %
        Charter Graham......................          4.40                      6.44
        Charter Millburn....................          4.40                      6.44
        Charter Welton......................          4.40                      6.44


                          MAJOR CONFLICTS OF INTEREST



* Because the General Partner and DWR are affiliates, the fees payable to those parties and the other terms relating to the operation of the Partnerships and the sale of Units were not negotiated by an independent party.



* Because employees of DWR receive a portion of the futures brokerage fees paid by the Partnerships, they have a conflict of interest in advising you in the purchase or redemption of Units.



                       FEES INCURRED BY THE PARTNERSHIPS



     The Partnerships pay the following monthly fees:


                                           MANAGEMENT FEE                          BROKERAGE FEE
                                           (ANNUAL RATE)       INCENTIVE FEE       (ANNUAL RATE)
                                           --------------      --------------      -------------
                                                 %                   %             %
        Charter Graham..................        2.00               20.00                7.00
        Charter Millburn................        2.00               20.00                7.00
        Charter Welton..................        2.00               20.00                7.00


     The management fee payable to each Trading Advisor and the brokerage fee payable to DWR are each based on a percentage of Net Assets and will be paid monthly regardless of a Partnership's performance. Each Partnership pays its Trading Advisor an incentive fee if Trading Profits are earned on the Net Assets managed by the Trading Advisor.



     Neither you nor the Partnerships will pay any selling commissions, organizational or continuing offering expenses in connection with the offering of Units by the Partnerships. DWR will pay all of the costs incurred in connection with the continuing offering of Units by, and the ordinary administrative expenses of, each Partnership. The Partnerships must pay any extraordinary expenses they may incur.

                       REDEMPTION CHARGES INCURRED BY YOU



     You may be subject to a redemption charge of 2% of the Net Asset Value of the Units redeemed if you redeem within the first twelve months after the Units were purchased, and 1% if you redeem Units within the thirteenth to twenty-fourth month after the Units were purchased. Units are not subject to a redemption charge after you have owned them for more than twenty-four months.



                                  REDEMPTIONS



     Once you have been an investor in the Charter Series for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you may have to pay a redemption charge if your redeemed Units were purchased within twenty-four months of the date of redemption. If you are redeeming Units acquired with the proceeds from the redemption of units in another partnership for which Demeter served as the general partner and commodity pool operator, you may not be subject to a redemption charge on all or part of your investment.



                               TAX CONSIDERATIONS



     You will be allocated your distributive share of the taxable income or loss recognized by a Partnership during the portion of the Partnership's taxable year that you owned Units in the Partnership, whether or not you receive any distribution from that Partnership.



     The trading activities of each Partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gain tax rate. The General Partner expects that each Partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your Units.


     You may deduct losses on Units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a Partnership's interest income even though you have lost money on your Units.

                                  RISK FACTORS



     This section includes all of the principal risks that you will face with an investment in the Partnerships.



RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS



     THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures interests makes an investment in the Partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a Trading Advisor incorrectly predicts the direction of the price in a futures interest, large losses may occur.



     THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. The Trading Advisor for each Partnership uses substantial leverage when trading futures interests, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.



     The leverage employed by the Partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the Partnerships, set forth below is the average of the underlying value of each Partnership's month-end positions for the period March 1999 (commencement of operations) to September 1999, as compared to the average month-end Net Assets of the Partnership during that period.


Charter Graham                    18.0 times Net Assets
Charter Millburn                  6.7 times Net Assets
Charter Welton                    9.2 times Net Assets


     THE PARTNERSHIPS' FUTURES INTERESTS TRADING MAY BE ILLIQUID. Daily price fluctuation limits are established by most U.S. futures exchanges and approved by the CFTC. When the market price of a futures contract reaches its daily price fluctuation limit, the Partnerships cannot execute trades at prices outside that limit. The Partnerships could therefore have to maintain a losing position for several days, or longer, and could lose considerably more than the initial margin put up to establish the position. The Partnerships also could experience difficult or impossible execution in thinly traded or illiquid markets, or where an exchange or the CFTC finds it necessary to suspend or restrict trading in a futures interest in order to protect the markets or investors.



     THE PARTNERSHIPS' FORWARD TRADING IS NOT PROTECTED BY EXCHANGE OR CLEARINGHOUSE GUARANTEES OR GOVERNMENT REGULATION. Each Partnership may trade currency forward contracts. Unlike futures contracts, the performance of forward contracts is not guaranteed by an exchange or clearinghouse. Because there is no exchange or clearinghouse guarantee, a Partnership may incur substantial losses if the banks and dealers acting as principals on the forward transactions are unable to perform. Because the Partnerships are trading forward contracts only with CFI, they are subject to the creditworthiness of CFI on its forward contract trades. Also, while U.S. futures contract trading is regulated by the CFTC, no U.S. governmental agency regulates the forward markets.



     Set forth below for each Partnership is the average percentage of month-end total margin requirements for the period March 1999 (commencement of operations) to September 1999, that relate to forward contracts. The percentage of each Partnership's margin requirements that relate to forward contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                     %
                                  -------
Charter Graham                     32.7
Charter Millburn                   35.7
Charter Welton                       0


     TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON DOMESTIC EXCHANGES. Each Partnership trades on exchanges located outside the U.S., where CFTC regulations do not apply. On some foreign exchanges, the clearinghouses and exchanges are not responsible for the performance of a transaction, which means that the Partnerships are at risk of the creditworthiness of the exchange member executing the trade for the Partnership. Trading on foreign exchanges also presents the added risks of less regulation, exchange controls, expropriation, excessive taxation, or government disruptions. Furthermore, a Partnership could incur losses when determining the value of its foreign futures interests positions in U.S. dollars because of fluctuations in exchange rates.



     Set forth below for each Partnership is the average percentage of month-end total margin requirements for the period March 1999 (commencement of operations) to September 1999 that relate to futures interests on foreign exchanges. The percentage of each Partnership's margin requirements that relate to futures interests on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                     %
                                  -------
Charter Graham                     33.9
Charter Millburn                   31.0
Charter Welton                     36.6


     OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each Partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.



     THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits ("POSITION LIMITS") on the maximum futures interests that may be held or controlled by any one person or group. Therefore, a Trading Advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a Partnership.



     THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The Partnerships' assets could be lost or impounded and trading suspended if a Commodity Broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.



RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS



     YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a Partnership is unpredictable, each Partnership's past performance is not necessarily indicative of future results. You should also note that the Partnerships commenced trading operations in March 1999, so their performance histories are limited.

     EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each Partnership incurs substantial charges each month. All such fees and charges are described under "Description of Charges."



     RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for Units and you are not permitted to redeem your Units until you have been an investor in the Charter Series for at least six months. After the initial six-month period, you may redeem your Units at any month-end, but you may have to pay a redemption charge if you redeem Units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the Partnership having sufficient assets to pay its liabilities on the redemption date, and the General Partner receiving your request for redemption at least five business days before the redemption date.



     CONFLICTS OF INTEREST IN EACH PARTNERSHIP'S STRUCTURE



     * The General Partner and DWR are affiliates. As a result, the brokerage fees and other terms relating to the operation of the Partnerships and the sale of the Units have not been independently negotiated.



     * Employees of DWR receive a portion of the brokerage fees paid by the Partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of Units.



     * The Trading Advisors, Commodity Brokers, and General Partner may trade futures interests for their own accounts. Thus, they may compete with a Partnership for positions.



     * The other commodity pools managed by the General Partner and the Trading Advisors also compete with the Partnerships for futures interests positions.



     POTENTIAL INABILITY TO TRADE OR REPORT RESULTS BECAUSE OF YEAR 2000 PROBLEMS. Commodity pools, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. Many computer systems in use today cannot recognize the computer code for the year 2000, but revert to 1900 or some other date. This is commonly known as the "YEAR 2000 PROBLEM." The Partnerships could be adversely affected if computer systems used by them or any third party with whom they have a material relationship do not properly process and calculate data concerning dates on or after January 1, 2000. Such a failure could adversely affect the handling or determination of futures trades and prices and other services.



     Morgan Stanley Dean Witter & Co. ("MSDW"), the parent of DWR and the General Partner, began its planning for the Year 2000 Problem in 1995, and currently has several hundred employees working on the matter. It has developed its own Year 2000 compliance plan to deal with the problem and had the plan approved by the company's executive management, Board of Directors and Information Technology Department. The General Partner is coordinating with MSDW to address the Year 2000 Problem with respect to the General Partner's computer systems. This includes hardware and software upgrades, systems consulting and computer maintenance.



     Beyond the challenge facing internal computer systems, the systems failure of any of the third parties with whom the Partnerships have a material relationship -- the futures exchanges and clearing organizations through which they trade, CFI and the Trading Advisors -- could result in a material financial risk to the Partnerships. The General Partner, the Commodity Brokers, the Trading Advisors and all US futures exchanges are subject to monitoring by the CFTC for their Year 2000 preparedness, and the major foreign futures exchanges have engaged in market-wide testing of their Year 2000 compliance during 1999. The General Partner has monitored the progress of CFI and each Trading Advisor throughout 1999 in their Year 2000 compliance and, where applicable, is testing its external interface with CFI and the Trading Advisors.



     A worst case scenario would be one in which trading of contracts on behalf of the Partnerships becomes impossible as a result of the Year 2000 Problem encountered by any third parties. MSDW has developed various "contingency plans" in the event that the systems of such third parties fail. The General Partner intends to consult closely with MDSW in implementing those plans. Despite the best efforts of both the General Partner and MSDW, however, it is possible that these steps will not be sufficient to avoid any adverse impact to the Partnerships.


RISKS RELATING TO THE TRADING ADVISORS


     RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. The Trading Advisors are responsible for making all futures interests trading decisions for the Partnerships. The General Partner cannot assure you that the trading programs employed by the Trading Advisors will be successful.



     MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the Partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the Trading Advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends, when in fact no trends sufficient to generate profits develop.



     SINCE THE PARTNERSHIPS ARE SINGLE-ADVISOR FUNDS THEY LACK THE DIVERSITY OF A MULTI-ADVISOR FUND. The Partnerships are each managed by a single Trading Advisor. Therefore, the Partnerships lack the benefit of trading advisor diversification available in funds that are managed by more than one trading advisor.



     INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors often diminish as the equity under their management increases. You should know that the Trading Advisors have not agreed to limit the amount of additional equity that they will manage.



     CHARTER GRAHAM'S USE OF AN INCREASED RATE OF LEVERAGE COULD AFFECT FUTURE PERFORMANCE. The General Partner and GCM, the Trading Advisor for Charter Graham, have agreed that GCM will leverage the funds of Charter Graham at 1.5 times the leverage it normally applies to its Global Diversified Program. This increased leverage could, depending on GCM's performance, result in increased gain or loss and trading volatility, as compared to other accounts employing GCM's Global Diversified Program at standard leverage.



     LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the Management Agreement with a Trading Advisor expires, the General Partner may not be able to enter into arrangements with that Trading Advisor or another trading advisor on terms substantially similar to the Management Agreements described in this Prospectus.



     EURO CONVERSION LIMITS A TRADING ADVISOR'S ABILITY TO TRADE CERTAIN INDIVIDUAL CURRENCIES AND COULD RESULT IN TRADING LOSSES. On January 1, 1999, eleven countries in the European Union established fixed conversion rates on their existing sovereign currencies and converted to a common single currency (the "EURO"). During a three-year transition period, the existing sovereign currencies will continue to exist but only as a fixed denomination of the euro. Conversion to the euro prevents each Trading Advisor from trading in certain currencies and thereby limits its ability to take advantage of potential market opportunities that might otherwise have existed had separate currencies been available to trade. This could adversely affect the performance results of the Partnerships.



TAXATION RISKS



     YOUR TAX LIABILITY COULD EXCEED DISTRIBUTIONS. If a Partnership has profit for a taxable year, the profit may be taxable to the Partners, whether or not the profit is actually distributed. Accordingly, your federal income taxes may exceed the amount of your distribution, if any, for a taxable year.



     THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a Partnership's tax return. If an audit results in an adjustment to a Partnership's tax return, you could be required to file an amended tax return.

                             CONFLICTS OF INTEREST
   RELATIONSHIP OF THE GENERAL PARTNER TO DWR AS COMMODITY BROKER AND SELLING AGENT



     The General Partner and DWR are wholly-owned subsidiaries of MSDW. DWR is the non-clearing commodity broker for each Partnership and receives a monthly brokerage fee for futures interests transactions effected for each Partnership. Because the General Partner is an affiliate of DWR, the flat-rate brokerage fees charged to each Partnership have not been negotiated at arm's-length. Moreover, the General Partner has a conflict of interest in managing the Partnerships for investors' benefit, and in obtaining favorable brokerage fees for DWR and retaining DWR as the non-clearing commodity broker. In addition, DWR, as selling agent, may compensate and pay bonuses to certain officers and directors of the General Partner, who are also employees of, and are compensated by, DWR. This additional compensation is based on various factors, including the amount of brokerage fees generated by the Partnerships. Customers of DWR who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be substantially less than the rate paid by the Partnerships.



     The General Partner is responsible for selecting and replacing, if necessary, each Trading Advisor. However, since selecting Trading Advisors who engage in a high volume of trades will increase costs, without an offsetting increase in revenue, the General Partner has an incentive to select Trading Advisors who execute trades less frequently.



     While each Partnership has the right to seek lower commission rates from other commodity brokers at any time, the General Partner believes that the customer agreements and other arrangements between each Partnership and the Commodity Brokers, which are reviewed annually by the General Partner, are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the size and trading activity of each Partnership and the services provided, and the costs, expenses, and risk borne, by DWR and the General Partner.



     DWR pays the expenses of organizing the Partnerships and offering the Units. DWR also pays the Partnerships' ordinary administrative expenses. Further, the General Partner provides ongoing services to the Partnerships, including administering the redemption and exchanges of Units, and the General Partner has financial obligations as the general partner of the Partnerships.



     DWR pays a significant portion of the brokerage fees it receives from each Partnership to its employees for providing continuing assistance to Limited Partners. Therefore, DWR employees have a conflict of interest when providing investment and redemption advice to you.



     Further, certain pools may generate larger brokerage commissions, resulting in increased payments to DWR employees.



     The Partnerships, DWR, and the General Partner are represented by a single counsel. Therefore, certain terms of this offering were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.



ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY BROKERS



     The General Partner does not trade futures interests for its own account, but certain officers, directors, and employees of the General Partner, the Commodity Brokers, and the Trading Advisors and their affiliates, principals, officers, directors, and employees, may trade futures interests for their own proprietary accounts. Their trading records will not be available to you.



     CFI is a large futures commission merchant, handling substantial customer business in futures interests. Thus, CFI may effect transactions for the account of a Partnership in which the other parties to such transactions are employees or affiliates of the General Partner, a Trading Advisor, or CFI, or customers or correspondents of CFI. These persons might also compete with a Partnership in bidding on purchases or sales of futures interests without knowing that the Partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices.



MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISORS



     Each Trading Advisor may manage futures interests accounts in addition to a Partnership's account. Each Trading Advisor must aggregate futures interests positions in other accounts managed by it with futures interests positions in the applicable Partnership's account for speculative position limit purposes. This may require a Trading Advisor to liquidate or modify positions for all of its accounts, which could adversely affect the Partnership's performance. A Trading Advisor may have a conflict of interest in rendering advice to a Partnership because the compensation it receives for managing other accounts may exceed the compensation it receives for managing the Partnership's account. Moreover, if a Trading Advisor makes trading decisions for other accounts and a Partnership's account at or about the same time, the Partnership may be competing with these other accounts for the same or similar positions. A Trading Advisor's records will not be made available to you. However, each Management Agreement does permit the General Partner access to records relating to the accounts managed by a Trading Advisor in order to determine that the Partnership's account is treated fairly. Each Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.



CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS



     Under the Customer Agreements for a Partnership, all funds, futures interests and securities positions, and credits carried for the Partnership are held as security for its obligations to the Commodity Brokers; the margins necessary to initiate or maintain open positions will be established by the Commodity Brokers from time to time; and the Commodity Brokers may close out positions, purchase futures interests, or cancel orders at any time it deems necessary for their protection, without the consent of the Partnership.



     Each Commodity Broker or the General Partner, or the investors in each Partnership by majority vote, may terminate the brokerage relationship and close the Partnership's futures interests account at the Commodity Broker upon 60 days' prior written notice and under certain other circumstances.


                            FIDUCIARY RESPONSIBILITY


     You should be aware that the General Partner has a fiduciary duty under the Limited Partnership Agreements and the Delaware Revised Uniform Limited Partnership Act (the "PARTNERSHIP ACT") to exercise good faith and fairness in all dealings affecting the Partnerships. The Limited Partnership Agreements do not permit the General Partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the General Partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended (the "CEACT"), applicable federal and state securities laws, and other applicable laws. Each Trading Advisor also has a fiduciary duty under applicable law to the Partnership it advises.



     The Limited Partnership Agreements, the Customer Agreements, and the Selling Agreement generally provide that the General Partner, the Commodity Brokers, DWR (as selling agent), any other firm selling Units (an "ADDITIONAL SELLER"), and their affiliates shall not be liable to a Partnership or its investors for any act or omission by or on behalf of the Partnership which the General Partner, the Commodity Brokers, DWR (as selling agent), or any Additional Seller, as applicable, determines in good faith to be in the best interests of the Partnership, unless the act or omission constituted misconduct or negligence.

     Under the Limited Partnership Agreements, the Customer Agreements, and the Selling Agreement, each Partnership has generally agreed to indemnify and defend the General Partner, the Commodity Brokers, DWR (as selling agent), and any Additional Seller, and their affiliates, against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the Partnership, including claims by investors. These indemnities apply where the General Partner, the Commodity Brokers, DWR (as selling agent), or any Additional Seller, as applicable, has determined, in good faith, that the act or omission was in the best interests of the Partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a Partnership would reduce the Net Assets of that Partnership. The Partnerships do not carry liability insurance covering such potential losses or indemnification exposure.



     No indemnification of the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, or their affiliates by a Partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the Partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 ACT") for directors, officers or controlling persons of a Partnership or the General Partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the Commodity Brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.



     Each Management Agreement generally provides that the Trading Advisor and its affiliates will not be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors or controlling persons. However, the Trading Advisor is liable for acts or omissions of these persons if the act or omission constitutes a breach of the Management Agreement or a representation, warranty or covenant in the Management Agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership. Each Partnership will indemnify and defend its Trading Advisor and the Trading Advisor's affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the Partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the Management Agreement or a representation, warranty or covenant of the Trading Advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership.



     Each Partnership will also indemnify its Trading Advisor and its affiliates against any loss, claim, damage, liability, cost and expense, arising under certain federal securities laws, the CEAct, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of Units. This indemnification will be made for liabilities resulting from a breach by the Partnership or the General Partner of any representation, warranty or agreement in the Management Agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the Registration Statement, Prospectus or related selling material, so long as the statement or omission does not relate to the Trading Advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the Trading Advisor, or does not result from a breach by the Trading Advisor of any representation, warranty or agreement relating to the offering.



                             DESCRIPTION OF CHARGES
CHARGES TO EACH PARTNERSHIP



     Each Partnership is subject to substantial charges, all of which are described in detail below. The charges described below are the same for each Partnership, and represent all of the fees and compensation payable by the Partnerships to the Trading Advisors, DWR and CFI.


            ENTITY                   FORM OF COMPENSATION            AMOUNT OF COMPENSATION
------------------------------  ------------------------------   ------------------------------
The Trading Advisor...........  Monthly Management Fee.          1/12 of 2% of the
                                                                 Partnership's Net Assets.
                                Monthly Incentive Fee.           20% of the Trading Profits
                                                                 experienced by the
                                                                 Partnership.
DWR...........................  Monthly Brokerage Fee.           1/12 of 7% of the
                                                                 Partnership's Net Assets.
Commodity Brokers.............  Financial benefit to DWR and     The aggregate of (i) the
                                CFI or their affiliates from     flat-rate brokerage fee
                                interest earned on the           payable by the Partnership, as
                                Partnership's assets in excess   described above, and (ii) net
                                of the interest paid to the      excess interest and
                                Partnership and from             compensating balance benefits
                                compensating balance treatment   to DWR and CFI or their
                                in connection with the           affiliates (after crediting
                                designation of a bank or banks   the Partnership with interest)
                                in which the Partnership's       will not exceed 14% annually
                                assets are deposited.            of the Partnership's average
                                                                 month-end Net Assets during a
                                                                 calendar year.




TRADING ADVISOR



     (a) Monthly Management Fee. Each Partnership pays its Trading Advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of the Partnership's Net Assets as of the first day of each month, whether or not the Partnership is profitable. The monthly management fee compensates the Trading Advisor for the services performed in connection with the Net Assets under management.



     Following is an example of the management fee payable by a Partnership. If the Net Assets of a Partnership equaled $20,000,000 as of the first day of each month during the fiscal year, the Trading Advisor would receive an aggregate monthly management fee for the year of $400,000 ( 1/12 of 2% of $20,000,000 per month, or $33,333.33, times 12).



     The monthly management fee will be prorated based on actual trading days if during any month a Partnership does not conduct business operations or suspends trading or, as a result of an act or failure to act by its Trading Advisor, the Partnership is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that period for any reason, or if the Management Agreement is terminated on a date other than the end of a calendar month.



     (b) Incentive Fee. Each Partnership pays its Trading Advisor a monthly incentive fee equal to 20% of Trading Profits experienced by the Partnership as of the end of each calendar month. "TRADING PROFITS" is defined as the net futures interests trading profits (realized and unrealized) earned on a Partnership's Net Assets, decreased by monthly management fees, brokerage fees, and any transaction fees and costs not included in the brokerage fees (under the current Customer Agreements with the Commodity Brokers, the brokerage fees include all transaction fees and costs); with such Trading Profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading, to the end of the month as of which the incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by any Partnership.



     If incentive fees are paid to a Trading Advisor and the Partnership fails to earn Trading Profits for any subsequent month, the Trading Advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the Trading Advisor until the Partnership has again earned Trading Profits. If the Partnership's Net Assets are reduced or increased because of redemptions or additions that occur at the end of or subsequent to an incentive period in which the Trading Advisor experiences a futures interests trading loss, the trading loss for that incentive period which must be recovered before the Trading Advisor will be adjusted pro rata.



     Following is an example of the incentive fee payable by a Partnership. If a Trading Advisor earns Trading Profits of $1,000,000 for the period ended January 31, 2000, the Trading Advisor will receive an incentive fee of $200,000 for that period (20% of $1,000,000). If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 29, 2000, an incentive fee will not be paid to the Trading Advisor for that period. In order for the Trading Advisor to earn an incentive fee in the following period ending March 31, 2000, the Trading Advisor will have to earn Trading Profits exceeding $250,000 for that period since the incentive fee is payable based upon Trading Profits measured from the last period for which an incentive fee was paid (i.e., January 31, 2000), and not from the immediately preceding period. The foregoing example assumes no redemptions or additional purchases of Units during the periods in question, which would require adjustments as described above.





COMMODITY BROKERS



     Brokerage Fees. Commodity brokerage fees for futures interests trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the Customer Agreements with the Commodity Brokers, the Partnerships pay a monthly flat-rate brokerage fee based on their Net Assets as of the first day of each month, at the rate of 1/12 of 7% (a 7% annual rate), irrespective of the number of trades executed on a Partnership's behalf.



     Following is an example of the brokerage fee payable by a Partnership. If the Net Assets of a Partnership equaled $20,000,000 as of the first day of each month during the fiscal year, DWR would receive an aggregate monthly brokerage fee for the year of $1,400,000 ( 1/12 of 7% of $20,000,000 per month, or $116,667, times 12).



     From the flat-rate brokerage fees received from the Partnerships, DWR pays or reimburses the Partnerships for all fees and costs of CFI in executing trades on behalf of the Partnerships. These fees include floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions.



     DWR also pays, from the brokerage fees it receives, the administrative and continuing offering expenses of each Partnership. Ordinary administrative expenses for which DWR is responsible include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to Limited Partners and regulatory bodies. Continuing offering expenses for which DWR is responsible include the cost of legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and other related fees and expenses.

     While each Partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon each Trading Advisor's historical trading, that such flat-rate brokerage fees would translate into roundturn commissions ranging from approximately:



                                $55-$65 for Charter Graham



                                $40-$50 for Charter Millburn



                                $40-$50 for Charter Welton



     You should note that the approximate roundturn commissions set forth above include administrative, organizational, offering, and other expenses, for which DWR is responsible, but are typically paid separately from roundturn commissions. No representation or warranty is made as to the accuracy of the foregoing estimates, as they are totally dependent on the number of transactions effected by the Trading Advisors for the respective Partnerships.



     Financial Benefits. DWR and CFI benefit from the interest crediting arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited.





EXTRAORDINARY EXPENSES


     Each Partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently.




EXPENSE LIMITATIONS



     The General Partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a Partnership only on the first business day following a Redemption Date. Prior to any such increase, the following conditions must be satisfied.



     * Notice of the increase must be mailed to investors at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner.



     * The notice must describe investors' redemption and voting rights.



     * Investors must not be subject to any redemption charges if they redeem Units at the first Redemption Date following the notice.



     Each Partnership's fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in
Section 7(e) of the Limited Partnership Agreement, including the limitation that the aggregate of the brokerage fees payable by the Partnership to any Commodity Broker and the net excess interest and compensating balance benefits to any Commodity Broker, after crediting the Partnership with interest, shall not exceed 14% annually of the Partnership's average month-end Net Assets during the calendar year. The General Partner will pay any fees and expenses in excess of any such limits.



REDEMPTION CHARGES



     You may redeem all or part of your investment in any Charter Series Partnership at any month-end once you have been an investor in a Charter Series Partnership for at least six months, regardless of when your Units were actually purchased.



     Subject to certain exceptions, if you redeem Units on or before the last day of the twelfth month after they were purchased, you will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. If you redeem Units after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased, you will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the

Redemption Date. If you redeem Units after the last day of the twenty-fourth month after they were purchased, you will not be subject to a redemption charge. Any redemption charges will be paid to DWR.



     The following is an example of a redemption charge that may be payable by you to DWR. If you redeem $20,000 worth of Units in a Partnership after the sixth month and prior to the last day of the twelfth month after the Units were purchased, you will be subject to the full 2% redemption charge. In that case, you would be required to pay DWR an aggregate redemption charge equal to $400 (2% of $20,000).





BREAK EVEN ANALYSIS



     Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a Partnership and the amount that your investment must earn (after taking into account estimated interest income, based on current rates of 4.60%) in order to break even after one year and two years. The fees and expenses applicable to each Partnership are set forth in the chart under "Description of Charges" on page * .


                                                                               $20,000
                                                                               INVESTMENT
                                                                               ----------
     Management Fee.........................................................     $  400
     Brokerage Fee..........................................................     $1,400
     Less: Interest Income(1)...............................................     $ (920)
     Incentive Fee(2).......................................................      --

     Redemption Charge(3)...................................................     $  408

     Amount of Trading Profits required for you to recoup your initial
       investment at the end of one year....................................     $1,288

     Percentage of Net Assets that a Partnership must earn in order for you to recoup your initial investment with a 2% redemption charge at the
       end of one year......................................................      6.44%

     Amount of Trading Profits required each year for you to recoup your initial investment after two years without incurring a redemption
       charge...............................................................     $  880

     Percentage of Net Assets that a Partnership must earn each year in order for you to recoup your initial investment without incurring a
       redemption charge....................................................      4.40%

------------------


(1) The Partnerships will receive interest at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) were held and invested at that rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. For purposes of the break-even calculation, it was estimated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and earn interest income at a rate of approximately 4.75%, and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI and generate interest income at a rate of approximately 4.0%. An interest rate of 4.75% was derived by using an average of the blended rate for the five most recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that DWR earned in excess of such amount. The combined rate used for this break-even analysis is estimated to be approximately 4.60%.



(2) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's Trading Profits are assumed to equal expenses.



(3) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge. Units redeemed after two years are not subject to redemption charges.





                                USE OF PROCEEDS



     The Partnerships engage in the following activities: the speculative trading of futures and forward contracts, options on futures contracts and physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "FUTURES INTERESTS"). The proceeds received by each Partnership from the sale of its Units and the continuing capital contributions made by the General Partner to each Partnership will be deposited in commodity trading accounts established by the Commodity Brokers for the Trading Advisor for that Partnership. All of the funds in a Partnership's trading accounts will be used to engage in futures interests trading.



     The Partnerships' assets held by the Commodity Brokers will be segregated or secured in accordance with the CEAct and CFTC regulations. The Partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The Partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.



     Each Partnership's margin commitments with respect to its U.S. commodity futures positions have ranged, and are anticipated to range, between 10% and 40% of Net Assets. However, a Partnership's margin levels could deviate substantially from that range in the future.



     The Partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges.



*  Deutsche Terminborse/Eurex



*  Hong Kong Futures Exchange Ltd.



* International Petroleum Exchange of London Ltd.



*  Italian Derivatives Market



* London International Financial Futures Exchange Ltd.



*  London Commodity Exchange



*  London Metal Exchange



* London Securities and Derivatives Exchange



* Marche a Terme International de France



*  MEFF Renta Fija



*  MEFF Renta Variable



*  Montreal Exchange



* New Zealand Futures and Options Exchange



*  Osaka Securities Exchange



* Singapore International Monetary Exchange



* Swiss Options and Financial Futures
   Exchange AG



*  Sydney Futures Exchange



*  Tokyo Grain Exchange



* Tokyo International Financial Futures
   Exchange



*  Tokyo Stock Exchange



*  Winnipeg Commodity Exchange



     In connection with foreign futures and options contracts, the Partnerships' assets may be deposited by the Commodity Brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. These non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. The non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.


     The Trading Advisor for each Partnership is obligated to invest in accordance with the trading policies applicable to such Partnership. These trading policies provide, among other things, that a Trading Advisor may commit as margin up to, but no more than, a certain percentage of funds under management.


     The assets of the Partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INTEREST CREDITS



     The Partnerships' funds held by the Commodity Brokers will either be held and invested together with other customer segregated or secured funds of the Commodity Brokers, or will be held in non-interest-bearing bank accounts. In either case, DWR will credit each Partnership with interest income at each month-end at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in such Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. It is anticipated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI, although those percentages will vary from time to time. DWR and CFI will retain any interest earned in excess of the interest paid by DWR to the Partnerships.



     To the extent the Partnerships' funds are held by DWR and CFI in customer segregated accounts relating to trading in U.S. exchange-traded futures interests, such funds, along with segregated funds of other customers in the accounts, may be invested by DWR and CFI, under applicable CFTC regulations, only in instruments that are obligations of the U.S., general obligations of any State or any political subdivision thereof, or obligations fully guaranteed as to principal and interest by the U.S., or in certain reverse repurchase agreements with respect to such instruments. To the extent the Partnerships' funds are held by DWR and CFI in secured accounts relating to trading in futures interests on non-U.S. exchanges or in forward contracts, such funds may be invested by DWR and CFI, under applicable CFTC regulations, only in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's, a Division of The McGraw Hill Companies, Inc. A significant portion of the Partnerships' funds held by DWR will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.



     To the extent that the Partnerships' funds are held in non-interest-bearing bank accounts, DWR and CFI or their affiliates may benefit from compensating balance treatment in connection with their designation of a bank or banks in which the Partnerships' assets are deposited, meaning that DWR and CFI or their affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. While it is anticipated that these compensating balance benefits will exceed the interest credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits.



     To the extent that the excess interest and compensating balance benefits to DWR and CFI or their affiliates exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships.



                               THE CHARTER SERIES
GENERAL



     The Charter Series, a series of related managed futures funds, offers the investor a choice of managed futures funds, each with a different Trading Advisor and trading approach. The Charter Series presently consists of three Delaware limited partnerships formed on July 15, 1998 and organized pursuant to the form of Limited Partnership Agreement annexed to this Prospectus as Exhibit
A. Demeter is the general partner and commodity pool operator ("CPO") of each Partnership.

     Each Partnership calculates its Net Asset Value per Unit independently of the other Partnerships. Each Partnership's performance depends solely on the performance of its Trading Advisor.



     The Partnerships are continuously offering Units for sale at Monthly Closings held as of the last day of each month. The purchase price per Unit is equal to 100% of the Net Asset Value of a Unit as of the date of the Monthly Closing at which the General Partner accepts a subscriber's subscription.



     The following is a summary of certain information relating to the sale of Units of each Partnership from its commencement of operations through September 30, 1999:


                                             CHARTER            CHARTER            CHARTER
                                              GRAHAM            MILLBURN            WELTON
                                          --------------     --------------     --------------
Units sold.............................    1,761,328.320      2,191,642.042      2,282,018.446
Units available for sale...............    7,238,761.680      6,808,357.958      6,717,981.554
Total proceeds received................   $   16,867,464     $   22,316,852     $   21,042,488
General Partner contributions..........   $      200,000     $      245,000     $      230,000
Number of Limited Partners.............            1,067              1,203              1,181

INVESTMENT PROGRAMS OF EACH CHARTER SERIES PARTNERSHIP


     The investment objective of each Partnership is to achieve capital appreciation and to provide investors with diversification from traditional investments, such as stocks and bonds, in their portfolio, through the speculative trading of a diverse mix of futures interests.



     The selection of the Trading Advisor for each Partnership was based on a review of each Trading Advisor's trading programs, experience and trading performance, including the level of volatility in performance experienced by the Trading Advisor in the past. Although these factors are obtained from past trading performance, the General Partner believes such factors have some value in evaluating the potential trading success of a Trading Advisor; however, future performance may be completely different. The General Partner is not predicting or guaranteeing any level of performance or risk by any Partnership.


     MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.


     The Trading Advisor for Charter Graham is Graham Capital Management, L.P. ("GCM").



     GCM is a Delaware limited partnership formed in 1994 and is registered as a commodity trading advisor ("CTA") and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Charter Graham are presently traded pursuant to GCM's Global Diversified Program at 1.5 times the standard leverage GCM applies for the program. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by GCM; thus, margin requirements for Charter Graham over time are expected to average about 20% to 30% of Charter Graham's Net Assets. The Global Diversified Program has been traded on behalf of clients since February 1995, and relies primarily on computerized trading models to participate in approximately 80 global markets. Subject to the prior approval of the General Partner, GCM may, at any time, trade some or all of the Partnership's assets pursuant to one or more of GCM's other systematic programs and/or GCM's discretionary trading approach, and at an increased or reduced rate of leverage.



     As of September 30, 1999, GCM was managing client assets pursuant to the Global Diversified Program (standard leverage) of approximately $145 million (notional funds included), and approximately $537 million (notional funds included) in all of its programs.


     MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.


     The Trading Advisor for Charter Millburn is Millburn Ridgefield Corporation ("MRC").

     MRC is a Delaware corporation formed in 1982 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Charter Millburn are traded pursuant to MRC's Diversified Portfolio, which has been traded since February 1971, and which trades a portfolio of approximately 50 markets in the following sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. Subject to the prior approval of the General Partner, MRC may, at any time, trade some or all of the Partnership's assets among one or more of MRC's other programs.



     As of September 30, 1999, MRC was managing approximately $445 million of client assets pursuant to the Diversified Portfolio and approximately $720 million in all of its programs.


     MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.


     The Trading Advisor for Charter Welton is Welton Investment Corporation ("WIC").



     WIC is a Delaware corporation merged in May 1997 from a California corporation originally formed in November 1988, and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Charter Welton are traded pursuant to WIC's Diversified Portfolio, which has been traded since April 1992, trades a portfolio of approximately 75 markets, and relies primarily on exposure to a wide spectrum of futures markets. Subject to the prior approval of the General Partner, WIC may, at any time, trade some or all of the Partnership's assets among one or more of WIC's other programs and portfolios.



     As of September 30, 1999, WIC was managing approximately $102 million of client assets pursuant to its Diversified Portfolio, and approximately $110 million in all of its programs.


TRADING POLICIES


     Each Trading Advisor will manage the Partnerships' funds in accordance with the following trading policies:


         1. The Trading Advisor will trade only in those futures interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets.

         2. The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

         3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

         4. The Trading Advisor will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

         5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

         6. The Partnership will not under any circumstances lend money to affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

         7. The Partnership will not permit "churning" of the Partnership's assets.


         8. The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indices, options on such futures contracts, and other commodity options.



     Material changes to the Trading Policies described above may be made only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.



PERFORMANCE RECORDS



     Capsules I through III below contain summary performance information for each Partnership from March 1999, its commencement of operations, through September 1999. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. The footnotes on page * are an integral part of the following capsules.



     You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results which may be attained by the Partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a Partnership will be profitable or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a Partnership's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                                                                       CAPSULE I
                         PERFORMANCE OF CHARTER GRAHAM



Type of Pool: Publicly-Offered Fund


Inception of Trading: March 1999


Aggregate Subscriptions: $17,067,464



Current Capitalization: $17,613,300



Current Net Asset Value per Unit: $9.93


Worst Monthly % Drawdown (Month/Year): (8.00)% (March 1999)


Worst Month-End Peak-to-Valley Drawdown: (9.80)% (3 months, March 1999-May 1999)



Cumulative Return Since Inception: (0.70)%

                                                                   MONTHLY RATE
                                                                   OF RETURN
                                    MONTH                            1999
               -----------------------------------------------     ------------
                                                                       %
               March..........................................         (8.00)
               April..........................................          4.24
               May............................................         (5.94)
               June...........................................          6.65
               July...........................................         (2.60)
               August.........................................          4.70
               September......................................          1.22
               Compound Period Rate of Return.................         (0.70)

                                                                   (7 Months)


                                                                      CAPSULE II
                        PERFORMANCE OF CHARTER MILLBURN



Type of Pool: Publicly-Offered Fund


Inception of Trading: March 1999


Aggregate Subscriptions: $22,561,852



Current Capitalization: $22,705,008



Current Net Asset Value per Unit: $10.32



Worst Monthly % Drawdown (Month/Year): (3.77)% (July 1999)



Worst Month-End Peak-to-Valley Drawdown: (3.77)% (1 month, July 1999)



Cumulative Return Since Inception: 3.20%

                                                                   MONTHLY RATE
                                                                   OF RETURN
                                    MONTH                            1999
               -----------------------------------------------     ------------
                                                                       %
               March..........................................         (0.50)
               April..........................................          5.03
               May............................................         (3.54)
               June...........................................          5.16
               July...........................................         (3.77)
               August.........................................          0.98
               September......................................          0.19

               Compound Period Rate of Return.................          3.20

                                                                   (7 Months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE III
                         PERFORMANCE OF CHARTER WELTON



Type of Pool: Publicly-Offered Fund


Inception of Trading: March 1999


Aggregate Subscriptions: $21,272,488



Current Capitalization: $19,077,471



Current Net Asset Value per Unit: $8.36


Worst Monthly % Drawdown (Month/Year): (7.70)% (March 1999)


Worst Month-End Peak-to-Valley Drawdown: (16.40)% (7 months, March 1999-September 1999)



Cumulative Return Since Inception: (16.48)%

                                                                   MONTHLY RATE
                                                                   OF RETURN
                                    MONTH                            1999
               -----------------------------------------------     ------------
                                                                       %
               March..........................................         (7.70)
               April..........................................          0.33
               May............................................         (3.46)
               June...........................................          3.02
               July...........................................         (4.13)
               August.........................................         (3.17)
               September......................................         (2.22)

               Compound Period Rate of Return.................        (16.48)

                                                                   (7 Months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                      FOOTNOTES TO CAPSULES I THROUGH III


     "Drawdown" means decline in Net Asset Value per Unit.


     "Worst Month-End Peak-to-Valley Drawdown" is equivalent to the "drawdown" experienced by a Partnership, determined in accordance with CFTC Rule 4.10(l), and represents the greatest percentage decline from any month-end Net Asset Value per Unit which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit of a Partnership declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. Such "drawdowns" are measured on the basis of month-end Net Asset Values only, and do not reflect intra-month figures.


     "Monthly Rate of Return" is the percentage change in Net Asset Value per Unit from one month to another.

     "Compound Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return.


ADDITIONAL PARTNERSHIPS



     In the future, additional partnerships may be added to the Charter Series and units of limited partnership interest of such partnerships may be offered pursuant to an updated version of, or supplement to, this Prospectus. Such partnerships will generally have different Trading Advisors and may have substantially different trading approaches or fee structures. You should carefully review any updated version of, or supplement to, this Prospectus before making the decision to purchase units in any new Charter Series partnership.



AVAILABILITY OF EXCHANGE ACT REPORTS



     The Partnerships are required to file annual and quarterly reports, proxy statements and certain other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov."


                            SELECTED FINANCIAL DATA


     The following are the results of operations for each Partnership for the period from March 1, 1999 (commencement of operations) to September 30, 1999.


                                                 CHARTER                  CHARTER                  CHARTER
                                                 GRAHAM                  MILLBURN                  WELTON
                                             -------------------      -------------------      -------------------
                                                    $                        $                        $
                                               (Unaudited)              (Unaudited)              (Unaudited)
REVENUES
Trading profit (loss):
  Realized..............................             227,946                  661,065               (2,096,441)
  Net change in unrealized..............             705,148                  123,450                  470,344
                                                 -----------              -----------              -----------
    Total Trading Results...............             933,094                  784,515               (1,626,097)
Interest income (DWR and Carr)..........             231,755                  294,657                  289,356
                                                 -----------              -----------              -----------
    Total Revenues......................           1,164,849                1,079,172               (1,336,741)
                                                 -----------              -----------              -----------
EXPENSES
Brokerage fees (DWR)....................             411,520                  528,810                  512,045
Management fees.........................             117,577                  151,089                  146,299
Incentive fees..........................           --                         103,350                --
                                                 -----------              -----------              -----------
    Total Expenses......................             529,097                  783,249                  658,344
                                                 -----------              -----------              -----------
NET INCOME (LOSS).......................             635,752                  295,923               (1,995,085)
                                                 -----------              -----------              -----------
                                                 -----------              -----------              -----------
NET INCOME (LOSS) PER UNIT FOR PERIOD:
Limited Partners........................                (.07)                     .32                    (1.64)
General Partner.........................                (.07)                     .32                    (1.64)
TOTAL ASSETS AT END OF PERIOD...........          17,780,487               22,957,816               19,346,075
TOTAL NET ASSETS AT END OF PERIOD.......          17,613,300               22,705,008               19,077,471
NET ASSET VALUE PER UNIT AT END OF
  PERIOD................................
Limited Partners........................                9.93                    10.32                     8.36
General Partner.........................                9.93                    10.32                     8.36

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN FINANCIAL MATTERS

LIQUIDITY


     Assets of each Partnership are deposited with DWR and CFI in separate futures interests trading accounts established for the Trading Advisor for the Partnership and are used as margin to engage in trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments approved by the CFTC for investment of customer funds. Each Partnership's assets held by DWR and CFI may be used as margin solely for the Partnership's trading. Since each Partnership's sole purpose is to trade in futures interests, it is expected that each Partnership will continue to own such liquid assets for margin purposes.



     Each Partnership's investment in futures interests may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit. If the price for a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in that futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures interests prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent a Partnership from promptly liquidating its futures interests and result in restrictions on redemptions.


     There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent a Partnership from trading in potentially profitable markets or prevent a Partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

CAPITAL RESOURCES


     The Partnerships do not have, or expect to have, any capital assets. Redemptions, exchanges and sales of additional Units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. It is not possible to estimate the amount and therefore the impact of future redemptions, exchanges, or sales of additional Units.



RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.



     For the period ended September 30, 1999. For the period from March 1, 1999 (commencement of operations) to September 30, 1999, Charter Graham recorded total trading revenues, including interest income, of $1,164,849, and posted a net decrease in Net Asset Value per Unit. The most significant losses were recorded from long positions in U.S. stock index futures as domestic stock prices declined during late July due to increased inflationary concerns after Federal Reserve Chairman Alan Greenspan said that the U.S. economy may be growing fast enough to warrant another interest rate hike. Smaller losses were experienced from short positions in German stock index futures during August as prices increased due to a temporary upward move in U.S. stock prices during that month. In the agricultural markets, losses were incurred during March from short corn futures positions as prices moved higher in a technical and seasonally driven rally, as well as a lack of heavy producer selling. These losses were offset by profits recorded in the currency markets from long positions in the Japanese yen, as the value of the yen strengthened versus the U.S. dollar and other major currencies due to renewed confidence in Japan's economic recovery. Additional profits were recorded during May and June from short positions in gold futures as gold prices fell sharply in anticipation of the British Treasury's July auction. Gains were also recorded from long positions in base metal futures as prices in these markets increased during August and September amid an increase in demand and a decrease in supplies. Smaller gains were recorded in energies from long positions in crude oil futures as oil prices climbed higher during April, June, August and September amid tightening of supply and growing global demand.



     Total expenses for the period from March 1, 1999 (commencement of operations) to September 30, 1999 were $529,097, resulting in net income of $635,752. The Net Asset Value of a Unit decreased from $10.00 at March 1, 1999 (commencement of operations) to $9.93 at September 30, 1999. The Net Asset Value per Unit decreased despite the Partnership's net profit for the period because of an influx of subscriptions after net losses were recorded for earlier interim periods.



RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.



     For the period ended September 30, 1999. For the period from March 1, 1999 (commencement of operations) to September 30, 1999, Charter Millburn recorded total trading revenues, including interest income, of $1,079,172, and posted an increase in Net Asset Value per Unit. The most significant gains were recorded from long positions in crude oil and its refined products, unleaded gas, gas oil, and heating oil, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies and increasing demand. Additional gains were recorded in the metals markets from long positions in gold futures as gold prices soared during September following the Bank of England's second gold auction and an announcement by several European central banks stating that they were going to restrict the sales of gold reserves for five years. Smaller gains were recorded from short positions in German interest rate futures during June and July as prices moved lower amid skepticism regarding the European Monetary Union and fears of an interest rate hike in the U.S. These gains were partially offset by losses incurred from long positions in Hang Seng Index futures as equity prices in Hong Kong dropped during early August amid tensions between China and Taiwan. Smaller losses were incurred in this market complex from trading Nikkei Index futures during August and September as Japanese equity prices experienced short-term volatility amid speculation of whether the Bank of Japan would intervene to prevent the yen from rising further relative to the U.S. dollar. Losses were also experienced in soft commodities from long coffee futures positions as coffee prices declined sharply during early June due to forecasts for warmer weather in Brazil and ample warehouse supplies. Smaller losses were incurred in the currency markets during July and September from short positions in the euro and the Swiss franc as the value of these currencies reversed their previous downward trend versus the U.S. dollar amid bullish economic data out of Europe and inflationary pressures in the U.S.



     Total expenses for the period from March 1, 1999 (commencement of operations) to September 30, 1999 were $783,249, resulting in a net income of $295,923. The Net Asset Value of a Unit increased from $10.00 at March 1, 1999 (commencement of operations) to $10.32 at September 30, 1999.



RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.



     For the period ended September 30, 1999. For the period from March 1, 1999 (commencement of operations) to September 30, 1999, the Partnership recorded total trading losses, net of interest income, of $1,336,741, and posted a decrease in Net Asset Value per Unit. The most significant losses were recorded from trading global stock index futures, specifically the S&P 500, Hang Seng, and DAX, as short-term price volatility in these markets throughout a majority of the third quarter resulted in difficulty for Welton's trend-following trading approach and concentrated participation in this market sector. Additional losses were experienced in the currency markets from short positions in the European common currency and the Swiss franc, as the previous downward trend in the value of these currencies versus the U.S. dollar reversed higher during July due to bullish economic data out of Europe and inflationary concerns in the U.S. These losses were mitigated by currency gains recorded from long Japanese yen positions as the value of the yen increased versus the U.S. dollar during the third quarter on optimism regarding Japan's economic recovery. A portion of the Partnership's overall losses for the year was offset by gains recorded from long positions in crude oil and its refined products, unleaded gas and heating oil, as prices trended higher during August and September due to declining supply and a commitment by OPEC officials to adhere to agreed-upon output cuts. Additional profits were recorded during June from short positions in Spanish and German bond futures as prices declined amid dampened sentiment regarding economic unity in that region and on fears of an interest rate hike in the U.S. Additional profits were recorded from short positions in German interest rate futures during July and September as prices continued lower on fears that the European Central Bank would also raise interest rates.



     Total expenses for the period from March 1, 1999 (commencement of operations) to September 30, 1999 were $658,344, resulting in a net loss of $1,995,085. The Net Asset Value of a

Unit decreased from $10.00 at March 1, 1999 (commencement of operations) to $8.36 at September 30, 1999.


FINANCIAL INSTRUMENTS


     Each Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Each Partnership may trade futures, options, and forward contracts in interest rates, stock indices, currencies, agriculturals, energies, and metals. In entering into these contracts there exists a risk to a Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all the futures interests positions held by a Partnership at the same time, and if its Trading Advisor were unable to offset futures interests positions of such Partnership, the Partnership could lose all of its assets and the Limited Partners would realize a 100% loss. In addition to the Trading Advisors' internal controls, each Trading Advisor must be in compliance with the trading policies of the Partnership. The trading policies include standards for liquidity and leverage with which the Partnership must comply. The Trading Advisor and the General Partner will monitor each Partnership's trading activities to ensure compliance with the Trading Policies. The General Partner may require a Trading Advisor to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.



     In addition to market risk, in entering into futures, options and forward contracts there will be a credit risk to a Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of a Partnership for futures contracts traded in the U.S. and most foreign exchanges on which the Partnership will trade is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, and, as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where a Partnership trades on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when a Partnership enters into off-exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnerships may trade, see "Use of Proceeds" on page * . FOR AN ADDITIONAL DISCUSSION OF THE CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES, SEE "RISK FACTORS--RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTEREST MARKETS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON DOMESTIC EXCHANGES" ON PAGE * .


     There can be no assurance that a clearinghouse, exchange or other exchange member will meet its obligations to a Partnership, and the Partnerships will not be indemnified against a default by such parties from the General Partner, MSDW, DWR or CFI. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange, clearinghouse or other exchange member default on trades effected for the broker's customers; any such obligation on the part of the broker appears even less clear where the default occurs in a non-US jurisdiction.


     The General Partner deals with credit risks of the Partnerships in several ways. First, it monitors each Partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The Commodity Brokers inform each Partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The General Partner, however, has installed a system which permits it to monitor each Partnership's potential margin liability, exchange by exchange. As a result, the General Partner is able to monitor each Partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the Partnership's margin liability thereon.



     Second, each Partnership's trading policies limit the amount of Partnership Net Assets that can be committed at any given time to futures contracts and require, in addition, a certain minimum amount of diversification in the Partnership's trading. One of the aims of the trading policies has been to reduce the credit exposure of a Partnership to a single exchange. On those relatively few occasions where a Partnership's credit exposure may climb above that level, the General Partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate.



     Third, the General Partner has secured, with respect to CFI acting as the clearing broker for each Partnership, a guarantee by Credit Agricole Indosuez, CFI's parent, of the payment of the "net liquidating value" of the transactions (futures, options and forward contracts) in the Partnership's account. As of December 31, 1998, Credit Agricole Indosuez' total equity was $3.301 billion, and its senior unsecured debt is currently rated Aa2 by Moody's.



     With respect to forward contract trading, each Partnership trades with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. At the date of the Prospectus, the Partnerships only deal with CFI as their counterparty on forward contracts. The guarantee by CFI's parent, discussed above, covers these forward contracts.



                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK



INTRODUCTION



     Each Partnership is a commodity pool engaged primarily in the speculative trading of futures interests. The market-sensitive instruments held by each Partnership are acquired solely for speculative trading purposes and, as a result, all or substantially all of each Partnership's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is integral, not incidental, to each Partnership's primary business activities.



     The futures interests traded by each Partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and/or market values of financial instruments and commodities. Fluctuations in related market risk based upon the aforementioned factors result in frequent changes in the fair value of each Partnership's open positions, and, consequently, in its earnings and cash flow.



     Each Partnership's total market risk is influenced by a wide variety of factors, including the diversification effects among each Partnership's existing open positions, the volatility present within the market(s), and the liquidity of the market(s). At varying times, each of these factors may act to exacerbate or mute the market risk associated with each Partnership.



     Each Partnership's past performance is not necessarily indicative of its future results. Any attempt at quantifying a Partnership's market risk must be qualified by the inherent uncertainty of its speculative trading, which may cause future losses and volatility (i.e. "risk of ruin") far in excess of the Partnership's experience to date and/or any reasonable expectation premised upon historical changes in the fair value of its market-sensitive instruments.



QUANTIFYING THE PARTNERSHIP'S TRADING VALUE AT RISK



     The following quantitative disclosures regarding each Partnership's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.



     Each Partnership accounts for open positions on the basis of mark-to-market accounting principles. As such, any loss in the fair value of a Partnership's open positions is directly reflected in such Partnership's earnings, whether realized or unrealized, and such Partnership's cash flow, as profits and losses on open positions of exchange-traded futures interests are settled daily through variation margin.



     Each Partnership's risk exposure in the various market sectors traded by the Trading Advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model employed by each Partnership incorporates numerous variables that could impact the fair value of such Partnership's trading portfolio. Each Partnership estimates VaR using a model based on historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in trading portfolio value. The VaR model generally takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates, as well as correlation that exists among these variables. The hypothetical changes in portfolio value are based on daily observed percentage changes in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. In the case of each Partnership's VaR, the historical observation period is approximately four years. Each Partnership's one-day 99% VaR corresponds to the negative change in portfolio value that, based on observed market risk factor moves, would have been exceeded once in 100 trading days.



     VaR models such as each Partnership's are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. It must also be noted that the VaR model is used to quantify market risk for historic reporting purposes only and is not utilized by either the General Partner or the Trading Advisors in their daily risk management activities.



EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS



     The following tables indicate the VaR associated with each Partnership's open positions as a percentage of total net assets by market category as of September 30, 1999.



CHARTER GRAHAM:



     As of September 30, 1999, the Partnership's total capitalization was approximately $18 million.


                                 MARKET CATEGORY                          VAR
            ---------------------------------------------------------   --------
            Currency.................................................     (1.55)%
            Interest Rate............................................     (2.51)
            Equity...................................................     (0.39)
            Commodity................................................     (0.87)
            Aggregate Value at Risk..................................     (3.05)%

CHARTER MILLBURN:



     As of September 30, 1999, the Partnership's total capitalization was approximately $23 million.


                                 MARKET CATEGORY                          VAR
            ---------------------------------------------------------   --------
            Currency.................................................     (1.62)%
            Interest Rate............................................     (0.79)
            Equity...................................................     (0.86)
            Commodity................................................     (1.26)
            Aggregate Value at Risk..................................     (2.19)%


CHARTER WELTON



     As of September 30, 1999, the Partnership's total capitalization was approximately $19 million.


                                 MARKET CATEGORY                          VAR
            ---------------------------------------------------------   --------
            Currency.................................................     (1.22)%
            Interest Rate............................................     (1.58)
            Equity...................................................     (0.30)
            Commodity................................................     (0.95)
            Aggregate Value at Risk..................................     (2.49)%


     Aggregate value at risk represents the aggregate VaR of each Partnership's open positions and not the sum of the VaR of the individual categories listed above. Aggregate VaR will be lower as it takes into account correlation among different positions and categories.



     The tables above represent the VaR of each Partnership's open positions at September 30, 1999 only and are not necessarily representative of either the historic or future risk of an investment in such Partnerships. As each Partnership's sole business is the speculative trading of primarily futures interests, the composition of its portfolio of open positions can change significantly over any given time period or even within a single trading day. Such changes in open positions could materially impact market risk as measured by VaR either positively or negatively.



     The tables below supplement the quarter-end VaR by presenting the Partnership's high, low and average VaR as a percentage of total Net Assets for the three calendar quarter reporting periods from March 1, 1999 through September 30, 1999.



                                 CHARTER GRAHAM


                  PRIMARY MARKET RISK CATEGORY             HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
        Currency........................................   (2.76)%    (1.27)%     (1.86)%
        Interest Rate...................................   (3.74)     (1.08)      (2.44)
        Equity..........................................   (0.39)     (0.25)      (0.30)
        Commodity.......................................   (0.87)     (0.67)      (0.80)
        Aggregate Value at Risk.........................   (4.71)%    (1.83)%     (3.20)%


                                CHARTER MILLBURN


                  PRIMARY MARKET RISK CATEGORY             HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
        Currency........................................   (2.66)%    (1.62)%     (2.03)%
        Interest Rate...................................   (1.41)     (0.79)      (1.03)
        Equity..........................................   (1.61)     (0.86)      (1.26)
        Commodity.......................................   (1.75)     (1.07)      (1.36)
        Aggregate Value at Risk.........................   (4.36)%    (2.19)%     (3.07)%

                                 CHARTER WELTON


                  PRIMARY MARKET RISK CATEGORY             HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
        Currency........................................   (1.22)%    (0.99)%     (1.11)%
        Interest Rate...................................   (1.58)     (0.44)      (0.96)
        Equity..........................................   (4.75)     (0.16)      (1.74)
        Commodity.......................................   (0.95)     (0.19)      (0.58)
        Aggregate Value at Risk.........................   (5.02)%    (1.08)%     (2.86)%


LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK



     The face value of the market sector instruments held by each Partnership is typically many times the applicable margin requirements, as such margin requirements generally range between 2% and 15% of contract face value. Additionally, due to the use of leverage, the face value of the market sector instruments held by each Partnership is typically many times the total capitalization of each Partnership. The financial magnitude of a Partnership's open positions thus creates a "risk of ruin" not typically found in other investment vehicles. Due to the relative size of the positions held, certain market conditions may cause a Partnership to incur losses greatly in excess of VaR within a short period of time. The foregoing VaR tables, as well as the past performance of each Partnership, gives no indication of such "risk of ruin". In addition, VaR risk measures should be interpreted in light of the methodology's limitations, which include the following: past changes in market risk factors will not always yield accurate predictions of the distributions and correlations of future market movements; changes in portfolio value in response to market movements may differ from the responses implicit in a VaR model; published VaR results reflect past trading positions while future risk depends on future positions; VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.



     The foregoing VaR tables present the results of each Partnership's VaR for each of the Partnership's market risk exposures and on an aggregate basis at September 30, 1999 and for the end of the three calendar quarter reporting periods from March 1, 1999 through September 30, 1999. Since VaR is based on historical data, VaR should not be viewed as predictive of a Partnership's future financial performance or its ability to manage and monitor risk and there can be no assurance that the Partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.



NON-TRADING RISK



     Each Partnership has non-trading market risk on its foreign cash balances not needed for margin. However, such balances, as well as any market risk they may represent, are immaterial. Each Partnership also maintains a substantial portion of its available assets in cash at DWR. A decline in short-term interest rates will result in a decline in a Partnership's cash management income. This cash flow risk is not considered material.



     Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of a Partnership's market-sensitive instruments.



QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES



     The following qualitative disclosures regarding each Partnership's market risk exposures--except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how a Partnership manages its primary market risk exposures--constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each Partnership's primary market risk exposures as well as the strategies used and to be used by the General Partner and the Trading Advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each Partnership's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of each Partnership. Investors must be prepared to lose all or substantially all of their investment in a Partnership.



CHARTER GRAHAM



     The following were the primary trading risk exposures of the Partnership as of September 30, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



     Currency. The Primary market exposure for the quarter ended September 30, 1999 was in the currency market. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. For the quarter ended September 30, 1999, the Partnership's major exposures were in the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future.



     Interest Rate. The second largest market exposure for the quarter ended September 30, 1999 was in the interest rate sector. Exposure was spread across the U.S., Australian, Japanese, and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The General Partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium- to long-term rates to remain steady.



     Equity. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly-based indices. As of September 30, 1999, the Partnership's primary exposures were in the DAX (Germany), IBEX 35 (Spain), and FTSE 100 (Britain) stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).



     Commodity.



     Metals. The Partnership's metals market exposure is to fluctuations in the price of base and precious metals. The Partnership aims to equally weight market exposure in metals as much as possible, however, base metals, during periods of volatility, will affect peformance more dramatically than the precious metals markets. A significant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the

European Central Bank. The General Partner anticipates that base metals will remain the primary metals market exposure of the Partnership.



     Energy. On September 30, 1999, the Partnership's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Significant profits and losses have been and are expected to continue to be experienced in this market. Natural gas, also a primary energy market exposure, has exhibited more volatility than the oil markets on an intra day and daily basis and is expected to continue in this choppy pattern.



     Soft Commodities and Agriculturals. On September 30, 1999, the Partnership had a reasonable amount of exposure in the markets that comprise these sectors. All of the exposure, however, was in the cocoa and corn markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.



CHARTER MILLBURN



     The following were the primary trading risk exposures of the Partnership as of September 30, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



     Currency. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. For the quarter ended September 30, 1999, the Partnership's major exposures were in the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future.



     Interest Rate. The Partnership's exposure in the interest rate market complex was spread across the U.S., Japanese, European, and German interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates, which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium- to long-term rates to remain steady.



     Equity. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of September 30, 1999, the Partnership's primary exposures were in the Nikkei (Japan) and Hang Seng (China) stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

     Commodity.



     Energy. On September 30, 1999, the Partnership's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Significant profits and losses have been and are expected to continue to be experienced in this market. Natural gas, also a primary energy market exposure, has exhibited more volatility than the oil markets on an intra-day and daily basis and is expected to continue in this choppy pattern.



     Metals. The Partnership's primary metals market exposure is to fluctuations in the price of gold. Although MRC will from time to time trade base metals such as aluminum, copper, and zinc, the principal market exposures of the Partnership have consistently been in precious metals. A signigicant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the European Central Bank. The General Partner anticipates that gold will remain the primary metals market exposure for the Partnership.



     Soft Commodities and Agriculturals. On September 30, 1999, the Partnership had a reasonable amount of exposure in the markets that comprise these sectors. Most of the exposure, however, was in the sugar, corn, and coffee markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.



CHARTER WELTON



     The following were the primary trading exposures of the Partnership as of September 30, 1999. It may be anticipated however, that these market exposures will vary materially over time.



     Interest Rate. The primary market exposure in the Partnership at September 30, 1999 was in the interest rate sector. Exposure was spread across the Spanish, German, Australian, U.S., and Japanese interest rate sector. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia, New Zealand, and Spain. The General Partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term interest rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.



     Currency. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. For the quarter ended September 30, 1999, the Partnership's major exposures were in the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future.



     Equity. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of September 30, 1999, the Partnership's primary exposures were in the NASDAQ (U.S.), CAC 40 (France), and S&P 500 (U.S.) stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S. and European indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).



     Commodity.



     Energy. On September 30, 1999, the Partnership's energy exposure was shared by futures contracts in the crude and heating oil, and unleaded gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Significant profits and losses have been and are expected to continue to be experienced in this market.



     Metals. The Partnership's primary metals exposure is to fluctuations in the price of gold and silver. Although WIC will, from time to time, trade base metals such as aluminum, copper, zinc, nickel and lead, the principal market exposures of the Partnership have consistently been in precious metals, gold and silver. A significant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the European Central Bank. Silver prices were also volatile over this period, and the Trading Advisor has taken substantial positions as perceived market opportunities developed. The General Partner anticipates that gold and silver will remain the primary metals market exposure for the Partnership.



     Soft Commodities and Agriculturals. On September 30, 1999, the Partnership had a reasonable amount of exposure in the markets that comprise these sectors. Most of the exposure, however, was in the coffee, corn, and wheat markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.



QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURES



     The following was the only non-trading risk exposure of the Partnerships at September 30, 1999:



     FOREIGN CURRENCY BALANCES. Each Partnership's primary foreign currency balances were in:


CHARTER GRAHAM                  CHARTER MILLBURN                CHARTER WELTON
-----------------------------   -----------------------------   -----------------------------
Singapore dollars               Japanese Yen                    Euro
Japanese yen                    Singapore dollars               Hong Kong dollars
Mexican pesos                   Swiss francs                    Swiss francs
South African rands


     Each Partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars at varying intervals, depending upon such factors as size and volatility.



QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE



     The means by which each Partnership's Trading Advisor attempts to manage the risk of the Partnership's open positions are essentially the same in all market categories traded. The General Partner attempts to manage each Partnership's market exposure by (i) diversifying a Partnership's assets among different market sectors, and (ii) monitoring the performance of the Trading Advisor on a daily basis. In addition, the Trading Advisor establishes diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

     The General Partner monitors and controls the risk of each Partnership's non-trading instrument, which consists solely of cash. Such non-trading instrument is the only Partnership investment directed by the General Partner, rather than the Trading Advisor.


                                 CAPITALIZATION


     The capitalization of each Partnership as of September 30, 1999 is set forth in the following table. The table also reflects the pro forma capitalization of each Partnership adjusted to reflect (i) the proceeds (at the respective Net Asset Values of $9.93, $10.32 and $8.36 per Unit as of September 30, 1999) to Charter Graham, Charter Millburn and Charter Welton from the sale during the next 12 months of the approximately 7,238,671.680, 6,808,357.958 and 6,717,981.554 unsold and newly registered Units, respectively, and (ii) the capital contribution required of the General Partner based on such capitalization of each Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.


                                                                            PRO FORMA
                                                                           ------------
                                                                           AMOUNT TO BE
                                                            AMOUNT         OUTSTANDING
                                                          OUTSTANDING           IF
                                                             AS OF          ADDITIONAL
                                                           SEPTEMBER        UNITS ARE
                                                           30, 1999            SOLD
                                                          -----------      -------------
                                                               $
                                                          (Unaudited)           $
        Charter Graham
             Limited Partnership Interest (1)..........    17,405,946        89,285,956
             General Partnership Interest (2)..........       207,354           901,878
        Charter Millburn
             Limited Partnership Interest (1)..........    22,456,683        92,718,937
             General Partnership Interest (2)..........       248,325           936,555
        Charter Welton
             Limited Partnership Interest (1)..........    18,870,374        75,032,700
             General Partnership Interest (2)..........       207,097           757,906

---------------


(1) Units are offered on a continuing basis at Monthly Closings for sale at a price based on the Net Asset Value of a Unit as of the close of business on the date of such Monthly Closing. The actual proceeds from such sales will depend upon the Net Asset Value per Unit at the time of sale.



(2) The General Partner has agreed to contribute an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contributions by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Under certain conditions and where modification will not adversely affect the interests of Limited Partners, the General Partner's minimum investment requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners.


                              THE GENERAL PARTNER


     The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the General Partner became registered with the CFTC as a CPO and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The General Partner is an affiliate of DWR in that both companies are wholly-owned subsidiaries of MSDW, which is a publicly-owned company. MSDW, DWR, and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.

     The General Partner is or has been the general partner and CPO for 35 commodity pools, including five other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 1999, the General Partner had approximately $1.4 billion in net assets under management, making it one of the largest operators of managed futures funds in the U.S. As of September 30, 1999, there were over 100,000 investors in the commodity pools managed by Demeter.



     The General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each limited partnership for which it acts as a general partner. MSDW has contributed to the General Partner additional capital necessary to permit the General Partner to meet its net worth obligations as General Partner of each Partnership and intends to continue to do so. Under certain conditions and where modifications will not adversely affect the interests of Limited Partners, the General Partner's minimum net worth requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners. The General Partner and its principals are not obligated to purchase Units but may do so.



     According to MSDW's 1998 Annual Report and Form 10-Q for the quarter ended August 31, 1999, MSDW had total shareholders' equity of $14,119 million and total assets of $317,590 million as of November 30, 1998 (audited), and total shareholders' equity of $15,445 million and total assets of $340,870 million as of August 31, 1999 (unaudited). Additional financial information regarding MSDW is included in the financial statements filed as part of that Annual Report and Form 10-Q. MSDW will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the manner described under "The Charter Series--Availability of Exchange Act Reports" on page * , or will be available at no charge to you by writing to MSDW at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).



DIRECTORS AND OFFICERS OF THE GENERAL PARTNER



     Mark J. Hawley, age 56, is Chairman of the Board and a Director of the General Partner. Mr. Hawley is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. ("DWFCM"). Mr. Hawley joined DWR in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of DWR's Product Management for Individual Asset Management. In this capacity, Mr. Hawley is responsible for directing the activities of the firm's Managed Futures, Insurance, and Unit Investment Trust Business. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a CPO, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.



     Robert E. Murray, age 38, is President and a Director of the General Partner. Mr. Murray is also President and a Director of DWFCM. Mr. Murray is currently a Senior Vice President of DWR's Managed Futures Department. Mr. Murray began his career at DWR in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as Vice Chairman and a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.



     Mitchell M. Merin, age 45, is a Director of the General Partner. Mr. Merin is also a Director of DWFCM. Mr. Merin was appointed the chief operating officer of asset management for MSDW in December 1998 and the President and chief executive officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of DWR since 1990, during which time he has been director of DWR's Taxable Fixed Income and Futures divisions, managing director in Corporate Finance and corporate treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in Finance and Accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.



     Joseph G. Siniscalchi, age 54, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for DWR's Securities Division through 1997. He is currently Executive Vice President and Director of the Operations Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.



     Edward C. Oelsner III, age 57, is a Director of the General Partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Morgan Stanley Dean Witter Advisors, an affiliate of DWR. Mr. Oelsner joined DWR in 1981 as a Managing Director in DWR's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the DWR Retail Products Group. Prior to joining DWR, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964.



     Lewis A. Raibley, III, age 37, is Vice President, Chief Financial Officer, and a Director of the General Partner. Mr. Raibley is also a Director of DWFCM. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of MSDW. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of MSDW and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. He has been with MSDW and its affiliates since June 1986.



     Richard A. Beech, age 48, is a Director of the General Partner. Mr. Beech has been associated with the futures industry for over 23 years. He has been at DWR since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing and compliance. Prior to joining DWR, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures and sales management.



     Ray Harris, age 43, is a Director of the General Partner. Mr. Harris is currently Senior Vice President, Planning and Administration for Morgan Stanley Dean Witter Asset Management and has worked at DWR or its affiliates since July 1982, serving in both financial and administrative capacities. From August 1994 to January 1999, he worked in two separate DWR affiliates, Discover Financial Services and Novus Financial Corp., culminating as Senior Vice President. Mr. Harris received his B.A. degree from Boston College and his M.B.A. in finance from the University of Chicago.



     The General Partner and its officers and directors may, from time to time, trade futures interests for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.



     As of September 30, 1999, the General Partner had contributed a total of $200,000, $245,000, and $230,000 to Charter Graham, Charter Millburn, and Charter Welton, respectively, in order to meet its minimum capital requirements. Such contributions are evidenced by 20,872.355 Units of general partnership interest of Charter Graham, 24,070.719 Units of general partnership interest of Charter Millburn, and 24,785.101 Units of general partnership interest of Charter Welton. Each Unit of general partnership interest has a net asset value equal to the Net Asset Value of a Unit of limited partnership interest of the respective Partnership. The General Partner has agreed to make additional contributions to each Partnership so that the General Partner's aggregate capital contribution will at all times be equal to the greater of (i) 1% of aggregate capital contributions to the Partnership by all partners (including the General Partner's contribution) and (ii) $25,000. The

General Partner and its principals are not obligated to purchase Units of limited partnership interest and do not presently own any Units of any Partnership.


DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER


     The following table summarizes information relating to certain other commodity pools operated by the General Partner.



     While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and Trading Advisors, and performance of these pools varies widely.



     All summary performance information is current as of September 30, 1999. In reviewing the following summary performance information, you should understand that (i) such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and (ii) a more complete presentation of the performance of the futures funds operated or managed by the General Partner and/or its affiliates is available upon request to the General Partner.



     Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described herein and the Partnerships. There can be no assurance that the Partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1994 THROUGH SEPTEMBER 30,
                                     1999)

                                                                                            CURRENT        CURRENT
                                                                                             TOTAL        NET ASSET
                                             START        CLOSE         AGGREGATE          NET ASSET      VALUE PER
           FUND TYPE/FUND(1)                DATE(2)      DATE(3)      SUBSCRIPTION(4)      VALUE(5)        UNIT(6)
----------------------------------------    --------     --------     ---------------     -----------     ----------
                                                                            $                  $              $
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                      Jan-81       Dec-88           9,648,397           739,757        488.29
Columbia Futures Fund(11)                   Jul-83       N/A             29,276,299         8,963,973      3,079.60
DW Diversified Futures Fund L.P.(12)        Apr-88       N/A            206,815,107       103,166,408      1,027.89
DW Multi-Market Portfolio L.P.(13)          Sep-88       N/A            252,526,000         8,692,823      1,159.47
DW Diversified Futures Fund II L.P.         Jan-89       N/A             13,210,576         8,863,763      2,715.22
DW Diversified Futures Fund III L.P.        Nov-90       N/A            126,815,755        53,986,637      1,693.26
DW Portfolio Strategy Fund L.P.(14)         Feb-91       N/A            143,522,564       122,417,320      2,609.76
DWFCM International Access Fund L.P.        Mar-94       N/A             68,115,440        39,347,502      1,494.12
Morgan Stanley Dean Witter                  Nov-94       N/A             58,414,703        55,663,825         15.79
 Spectrum Global Balanced L.P. (15)
Morgan Stanley Tangible Asset Fund L.P.     Jan-98       N/A             41,665,223        24,459,723          7.58
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(17)                   Jan-85       Dec-91          19,122,276           281,303        456.80
DW Cornerstone Fund II(17)                  Jan-85       N/A             65,653,270        29,394,627      4,194.68
DW Cornerstone Fund III(17)                 Jan-85       N/A            137,132,762        34,263,488      3,001.48
DW Cornerstone Fund IV(17)                  May-87       N/A            168,090,005       105,628,241      4,641.74
Morgan Stanley Dean Witter                  Aug-91       N/A            274,584,029       222,117,910         22.88
 Spectrum Select L.P.(16)
DW Global Perspective Portfolio L.P.        Mar-92       N/A             67,424,535        17,147,347      1,074.83
DW World Currency Fund L.P.                 Apr-93       N/A            114,945,830        21,471,092        993.82
Morgan Stanley Dean Witter                  Nov-94       N/A            101,482,926       101,216,109         15.28
 Spectrum Strategic L.P.
Morgan Stanley Dean Witter                  Nov-94       N/A            290,549,198       279,382,330         15.66
 Spectrum Technical L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.       Jul-89       Sep-95         126,263,000         7,022,437      1,000.00
DW Principal Plus Fund L.P.(18)             Feb-90       N/A            109,013,535        46,030,634      1,846.64
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.        Mar-89       Mar-96         162,203,303         4,966,449      1,056.55
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                 Nov-94       N/A             33,259,539        29,749,973      1,891.01
 Chesapeake L.P.
Morgan Stanley Dean Witter/                 Feb-96       N/A             30,629,508        23,769,174      1,288.37
 JWH Futures Fund L.P.
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                          Oct-98       N/A             19,836,896        14,698,362        979.11

                                          CUMULATIVE
                                            RETURN            WORST          WORST PEAK-       COMPOUND ANNUAL RATES OF RETURN(10)
                                             SINCE          MONTHLY %         TO-VALLEY       -------------------------------------
           FUND TYPE/FUND(1)              INCEPTION(7)      DRAWDOWN(8)      DRAWDOWN(9)        1999          1998           1997
----------------------------------------  -------------     ------------     ------------     ---------     ---------     ---------
                                               %                %                 %               %             %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                         (51.37)         (34.48)            (64.23)
                                                                 7/88         4/86-12/88
Columbia Futures Fund(11)                      214.24          (17.54)            (42.58)         (2.88)        12.01         22.60
                                                                 4/86          7/83-9/85      (9 months)
DW Diversified Futures Fund L.P.(12)           307.55          (12.85)            (24.86)         (5.18)         6.22         11.96
                                                                 5/90          5/95-6/96      (9 months)
DW Multi-Market Portfolio L.P.(13)              15.95          (13.26)            (29.84)         (3.85)         5.63         13.28
                                                                 2/96          5/95-6/96      (9 months)
DW Diversified Futures Fund II L.P.            171.52          (13.41)            (25.62)         (3.87)         5.22         11.28
                                                                 8/89          5/95-6/96      (9 months)
DW Diversified Futures Fund III L.P.            69.33          (13.62)            (27.00)         (5.05)         5.39         12.29
                                                                 1/92          5/95-6/96      (9 months)
DW Portfolio Strategy Fund L.P.(14)            160.98          (14.40)            (25.65)          0.46          9.46         11.28
                                                                 1/92          1/92-4/92      (9 months)
DWFCM International Access Fund L.P.            49.41          (12.87)            (22.84)         (4.06)         5.07         26.22
                                                                 1/95          8/94-1/95      (9 months)
Morgan Stanley Dean Witter                      57.90           (7.92)            (10.64)         (1.31)        16.36         18.23
 Spectrum Global Balanced L.P. (15)                              2/96          2/96-5/96      (9 months)
Morgan Stanley Tangible Asset Fund L.P.        (24.20)          (9.09)            (38.60)         15.37        (34.30)
                                                                11/98          2/98-5/99      (9 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(17)                      (53.15)         (20.88)            (64.47)
                                                                 8/91          4/86-8/91
DW Cornerstone Fund II(17)                     330.22          (11.74)            (32.70)          0.06         12.54         18.05
                                                                 9/89         7/88-10/89      (9 months)
DW Cornerstone Fund III(17)                    207.84          (18.28)            (32.35)         (8.13)         9.13         10.24
                                                                 2/89         2/89-10/89      (9 months)
DW Cornerstone Fund IV(17)                     376.08          (21.04)            (45.21)         (2.01)         6.80         38.41
                                                                 9/89          7/89-9/89      (9 months)
Morgan Stanley Dean Witter                     128.80          (13.72)            (26.77)         (3.87)        14.15          6.22
 Spectrum Select L.P.(16)                                        1/92          6/95-8/96      (9 months)
DW Global Perspective Portfolio L.P.             7.48           (8.55)            (40.90)         (0.11)        11.25         11.16
                                                                 2/96          8/93-1/95      (9 months)
DW World Currency Fund L.P.                     (0.62)          (9.68)            (46.04)          2.68         (2.61)        39.35
                                                                 5/95          8/93-1/95      (9 months)
Morgan Stanley Dean Witter                      52.80          (13.38)            (32.10)         32.29          7.84          0.37
 Spectrum Strategic L.P.                                         5/99          4/97-7/98      (9 months)
Morgan Stanley Dean Witter                      56.60           (6.39)             (8.27)         (2.85)        10.18          7.49
 Spectrum Technical L.P.                                         2/96          3/97-5/97      (9 months)

PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.            0.00          (13.98)            (30.93)
                                                                 1/92          5/90-4/92
DW Principal Plus Fund L.P.(18)                 84.66           (7.48)            (13.08)         (2.17)        10.54         15.39
                                                                 2/96          2/96-5/96      (9 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.             5.66           (5.62)            (14.69)
                                                                 1/91          8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                     89.10          (17.34)            (25.36)         (8.20)        19.93         15.38
 Chesapeake L.P.                                                 5/99          9/98-7/99      (9 months)
Morgan Stanley Dean Witter/                     28.84           (8.49)            (19.66)         (7.80)         4.04         13.66
 JWH Futures Fund L.P.                                           5/97          1/98-7/98      (9 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                              (2.09)          (8.59)            (13.03)         (2.34)         0.26
                                                                 3/99          3/99-7/99      (9 months )   (3 months


           FUND TYPE/FUND(1)                1996           1995           1994
----------------------------------------  ---------     ----------     ----------
                                              %             %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners

Columbia Futures Fund(11)                     19.09          28.21          (5.75)

DW Diversified Futures Fund L.P.(12)          (2.66)         (4.56)          7.68

DW Multi-Market Portfolio L.P.(13)            (6.76)         (6.37)          2.66

DW Diversified Futures Fund II L.P.           (4.83)         (2.90)          5.41

DW Diversified Futures Fund III L.P.          (4.73)         (4.02)          5.89

DW Portfolio Strategy Fund L.P.(14)           25.50          25.37          (5.41)

DWFCM International Access Fund L.P.           3.97          21.88          (7.32)
                                                                       (10 months)
Morgan Stanley Dean Witter                    (3.65)         22.79          (1.70)
 Spectrum Global Balanced L.P. (15)                                     (2 months)
Morgan Stanley Tangible Asset Fund L.P.
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(17)

DW Cornerstone Fund II(17)                    11.47          26.50          (8.93)

DW Cornerstone Fund III(17)                    8.24          27.50         (10.04)

DW Cornerstone Fund IV(17)                    12.97          22.96         (14.27)

Morgan Stanley Dean Witter                     5.27          23.62          (5.12)
 Spectrum Select L.P.(16)
DW Global Perspective Portfolio L.P.           9.26          16.76         (31.62)

DW World Currency Fund L.P.                   12.97           2.02         (25.13)

Morgan Stanley Dean Witter                    (3.53)         10.49           0.10
 Spectrum Strategic L.P.                                                (2 months)
Morgan Stanley Dean Witter                    18.35          17.59          (2.20)
 Spectrum Technical L.P.                                                (2 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.                         5.21           1.08
                                                         (9 months)
DW Principal Plus Fund L.P.(18)               (5.28)         17.98          (8.61)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.           1.00           7.30          (8.12)
                                          (3 months)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                   15.23          15.80          11.57
 Chesapeake L.P.                                                        (2 months)
Morgan Stanley Dean Witter/                   18.17
 JWH Futures Fund L.P.                    (11 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION


1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally in 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.



2.  "Start Date" is the month and year that the pool began trading.



3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.



4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments which were later redeemed by investors.



5. "Current Total Net Asset Value" is the net asset value of the pool as of September 30, 1999, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.



6. "Current Net Asset Value Per Unit" is calculated by dividing the current total Net Asset Value by the total number of units outstanding as of September 30, 1999, or, in the case of a liquidated pool, through the date of liquidation.



7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through September 30, 1999, or, in the case of a liquidated pool, its Start Date through the date of liquidation.



8. "Drawdown" means losses experienced by the pool over the specified period and is calculated by dividing net performance by beginning equity for the relevant period. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."



9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."



10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 1999, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.



11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor.



12. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly.



13. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.



14. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.



15. Spectrum Global Balanced was formerly named Spectrum Balanced.



16. Spectrum Select was formerly named Select Futures Fund; each unit of Select Futures Fund was converted into 100 units of Spectrum Select on April 30, 1998, with a corresponding revaluation of net asset value per unit from $2,008.20 to $20.08.



17. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred through the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual returns for 1994.



18. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

                              THE TRADING ADVISORS





INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS





     The biographies of the principals and brief summaries of the trading programs of the Trading Advisors for each Partnership are set forth below. The success of each Partnership is dependent upon the success of its Trading Advisor in its trading for the Partnership. In terms of attempting to reach an investment decision regarding the purchase of Units in any Partnership, however, it is difficult to know how to assess Trading Advisor descriptions, as trading methods are proprietary and confidential. You should be aware that over time the Trading Advisor selected for a Partnership may change, and a Trading Advisor may make substantial modifications to its trading programs.



     The descriptions of the Trading Advisors, their trading programs and their principals are general and are not intended to be exhaustive. The General Partner has not attempted to and could not provide a precise description of any Trading Advisor's trading program. Furthermore, certain Trading Advisors may have chosen to refer to specific aspects of their trading programs, which aspects may also be applicable to other Trading Advisors which did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different approaches involved. The General Partner believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.



     You should not consider a Trading Advisor's registration with the CFTC or its membership in the NFA as an indication that any such agency has recommended or approved the Trading Advisor.



     The Trading Advisors and their principals have no affiliation with any futures commission merchant, introducing broker or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. None of the Trading Advisors is affiliated with the General Partner, DWR, CFI, or any other Trading Advisor.


MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.


     The Trading Advisor for Charter Graham is Graham Capital Management, L.P. ("GCM"). GCM is a Delaware limited partnership which was organized in May 1994. GCM's main business address is Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902. GCM has been registered with the CFTC as a CPO and CTA since July 1994 and is a member of the NFA in such capacities.





Principals and Certain Other Personnel


     Mr. Kenneth G. Tropin is the President, the founder, and a principal of GCM. As President of GCM, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed GCM's trading programs.

     Prior to organizing GCM, Mr. Tropin served as President, Chief Executive Officer and as a Director of John W. Henry & Co. Inc. ("JWH") from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at DWR. He joined DWR from Shearson in February 1982 to run DWR's Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter.


     In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association ("MFTA"), a non-profit managed futures industry association. Mr. Tropin was elected Chairman of the MFTA in March 1986 and held this position until 1991. In June 1987,

Mr. Tropin was appointed President of DWFCM, an affiliate of DWR. As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Funds Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Advisors.


     Mr. Tropin is the President and sole shareholder of KGT, Inc., a Delaware corporation that is the general partner of GCM. Mr. Tropin also is the principal investor in KGT Investment Partners L.P., a Delaware limited partnership that is the limited partner of GCM and of which KGT, Inc. is also a general partner.

     Mr. Thomas Schneider is an Executive Vice President, the Chief Trader, and a principal of GCM. Mr. Schneider is responsible for managing GCM's trading operations, including order execution, policies and procedures, and maintaining relationships with independent executing brokers and FCMs.


     Mr. Schneider graduated from the University of Notre Dame in 1983 with a BBA in Finance, and received his MBA from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc. ("ELM"), a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24 hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider serves on the Board of the New York Futures Exchange, has served on the MFA's Trading and Markets committee, and has been an NFA arbitrator since 1989.



     Mr. Robert Griffith is a Senior Vice President, the Director of Research, the Chief Technology Officer, and a principal of GCM, and is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation, and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of its database of price information on more than 100 markets. Prior to joining GCM, Mr. Griffith's Veridical Methods, Inc. provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his BBA in Management Information systems from the University of Iowa in 1979.



     Jerome L. Raffaldini, II is a Managing Director and principal of GCM and is responsible for risk management, new product development and strategic planning. Prior to joining GCM in January 1999, Mr. Raffaldini was President of Fuji Alternative Asset Management, a commodity pool operator and wholly owned subsidiary of Fuji Bank. From 1990 to 1997, Mr. Raffaldini was a vice president at Nippon Credit Bank, Ltd. in charge of proprietary trading of derivative products. While at Nippon Credit Bank, Mr. Raffaldini helped found and acted as President and Chief Executive Officer of Nippon Credit Asset Management, a commodity pool operator and wholly owned subsidiary of Nippon Credit Bank. From 1987 to 1990, Mr. Raffaldini worked as vice president of Quantitative Investment Products for First Union National Bank.



     Mr. Raffaldini serves as an adjunct lecturer to the Federal Reserve, Federal Deposit Insurance Corporation, Office of Thrift Supervision and banking departments of various states on risk management and performance measurement topics. He received his M.B.A. in Finance from New York University in 1987 and B.A. in Economics from Georgetown University in 1984.

     Mr. Anthony Bryla, C.P.A., is a Vice President, the Controller, and a principal of GCM, and is responsible for the management of all accounting and finance activities at GCM. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining GCM in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp., where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.'s and graduated from Rutgers University with a BA in Business Administration in 1982.

     Mr. Paul Sedlack is a Vice President, the General Counsel, and a principal of GCM, and is responsible for legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining GCM in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School and an MBA in Finance and BS in Engineering from State University of New York at Buffalo.


     Mr. Kevin O'Connor is a Vice President, Senior Trader, and principal of GCM. Mr. O'Connor is a senior member of the trading staff responsible for executing trades in accordance with GCM's systems, and works closely with Mr. Schneider in managing the firm's daily trading operations. Prior to joining GCM, from June 1992 until June 1995, Mr. O'Connor was a Vice President and Controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992, Mr. O'Connor was a Controller and Senior Trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a BS in Accounting.



     Dr. Shawn X. Deng is a quantitative research analyst and works in conjunction with other members of GCM's research staff on investment strategies, technology, and software development. Prior to joining GCM in October 1996, Dr. Deng was a senior software engineer at AutoLogic Information Technology, Inc., where he implemented client/server management and software release systems. Before he joined AutoLogic, he worked at Online Environs, Inc., where he developed state-of-the-art three-dimensional network browsers. Dr. Deng received his M.Sc. and Ph.D. in mechanical engineering in 1996 from Harvard University, specializing in solid mechanics and finite element analysis. While at Harvard, he was the principal investigator under a research grant for the optimal design, fracture analysis and fatigue life assessment of Boeing 737 aircraft fuselages, and was awarded the DAS Fellowship and the Golden McKay Scholarship. Before attending Harvard, he was co-founder and vice president of Global Computer Consulting Company, Xian, China, which provided traffic, human resource and financial management systems for the city of Xian. Dr. Deng received his B.Eng. in 1987 and M.Eng. in 1990 from Xian Jiaotong University, China, and was the valedictorian of his class.


     Dr. Brian Aldershof is a quantitative research analyst with significant expertise in mathematics and statistics. Prior to joining GCM in May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his MS (1990) and Ph.D.
(1991) in Statistics from the University of North Carolina at Chapel Hill, where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College, where he completed a double major in Mathematics and Psychology.

     Mr. Robert G. Christian, Jr. is a quantitative research analyst with significant experience in non-price based and short-term trading systems. Prior to joining GCM in August 1998, Mr. Christian was associated with Stonebrook Capital Management, Inc., where he focused on research and trading, from July 1997 to August 1998. From June 1995 to August 1998, he also managed his own private trading firm, Modoc Capital Management. From August 1990 to June 1995, Mr. Christian was a Vice President, global technical strategist and proprietary trader for Chase Manhattan Futures Corporation based in New York. Mr. Christian received an M.B.A. in finance from the Stern School of Business at New York University in 1990 and a B.A.S. in Biology and Economics from Stanford University in 1985.

     Mr. Timothy C. Lee is a quantitative research analyst with significant experience in non-price based and short-term trading systems. Prior to joining GCM in August 1998, Mr. Lee directed non-price based trading and research at Stonebrook Capital Management, Inc. from June 1993 to August 1998. From March 1992 to May 1993, Mr. Lee was a quantitative research analyst and proprietary trader for Investment Management Services, Inc., an introducing broker affiliated with Moore Capital Management, Inc. From September 1991 to March 1992, Mr. Lee was a quantitative research analyst and proprietary trader for Moore Capital Management, Inc. From September 1988 to September 1991, Mr. Lee was a proprietary trader and quantitative research analyst for Niederhoffer Investments. Mr. Lee received a B.S. in Operations Research from Columbia University in 1990.


     Barry F. Cronin is a Senior Discretionary Trader and principal of GCM specializing in the global macro markets with particular emphasis on foreign exchange and fixed income. Prior to joining GCM in February 1998, Mr. Cronin was employed by Tudor Investment Corporation, initially in various capacities at the Chicago Mercantile Exchange from 1990 to 1992 and served as a proprietary trader from 1992 to 1998. Prior to that Mr. Cronin worked for Merrill Lynch & Co. at the Chicago Board of Trade. Mr. Cronin received an M.B.A. and an M.A. in international relations from Boston University in 1989 and a B.A. from Colby College in 1984.



     Dominic M. Napolitano is a Senior Discretionary Trader and principal of GCM whose primary activities are in the global foreign exchange and fixed income markets. Prior to joining GCM in February 1998, Mr. Napolitano was employed by Tudor Investment Corporation as a proprietary trader from 1992 to 1998. From 1988 to 1992, he was employed by Refco Inc. Mr. Napolitano received a B.A. in Economics from Middlebury College in 1987.


     During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against GCM or its principals.

     GCM and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the GCM trading programs described below.


Systematic Trading



     GCM's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. GCM's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.



     GCM's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by GCM that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.



     In addition to GCM's core trading systems, GCM has developed various trading systems that are not true trend-following systems. The Graham Selective Trading Program, which was developed in 1997, relies in part on a pattern recognition model based on volatility. More recently, GCM developed a trading system that relies on macroeconomic and supply and demand data as the basis for its trading decisions. This non-trend-based strategy has the potential to perform in market conditions that are characterized by a lack of long-term trends.





Discretionary Trading



     The Discretionary Trading Group ("DTG") was established at GCM in February 1998. Unlike GCM's systematic trading programs, which are based almost entirely on computerized mathematical models, the DTG determines its trades subjectively on the basis of personal assessment of trading data and trading experience. The DTG traders benefit from GCM's experience in systematic trading and trend identification. This experience has proven helpful in enabling the DTG to take advantage of significant market trends when they occur and, equally important, the DTG has the potential to profit from trend reversals as well. Additionally, GCM makes available extensive technical and fundamental research resources to the DTG in an effort to improve its competitive performance edge over time. GCM believes that the DTG's performance results generally are not highly correlated to the results of other discretionary traders or GCM's systematic trading programs. GCM believes the DTG can generate successful performance results in trading range type markets where there are few long-term trends.




The GCM Trading Programs


     GCM currently trades 100% of Charter Graham's assets pursuant to its Global Diversified Program, as described below, at 1.5 times the standard leverage it applies for such program. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by GCM; thus, GCM expects the margin requirements for Charter Graham over time to average about 20% to 30% of Charter Graham's Net Assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. SEE "RISK FACTORS--RISKS RELATING TO FUTURE INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS--THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED" ON PAGE * . Subject to the prior approval of the General Partner, GCM may, at any time, trade a portion of the Partnership's assets pursuant to one or more of GCM's other systematic programs and/or the DTG discretionary program, and at an increased or reduced rate of leverage.



     The various futures interests markets which are traded pursuant to each GCM systematic trading program are identified below under the description of that program. Each GCM systematic trading program generally entails a consistent approach to all futures interests markets traded by that program. GCM conducts ongoing research regarding expanding the number of futures interests markets each program trades to further the objective of portfolio diversification. Particular futures interests markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice. Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time. In trading the various futures interests markets pursuant to its systematic trading programs, GCM generally applies the systematic trading approach described above under " -- Systematic Trading."

     Global Diversified Program


     The Global Diversified Program ("GDP") utilizes multiple computerized trading models which are designed to participate in the potential profit opportunities of approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.


     The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.


     As of September 30, 1999, the GDP had approximately 27% weighting in futures contracts based on short term and long term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 38% in currency forwards (including major and minor currencies), 15% in stock index futures (including all major indices), 9% in agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 3% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.



     GCM rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.


     Graham Selective Trading Program


     The Graham Selective Trading Program ("GST") was developed in 1997 and utilizes a completely different trading system than other GCM programs. The GST uses a mathematical model to identify certain price patterns which have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in very specific types of market moves which meet the very restrictive criteria of the model. In general, the GST program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position. The GST program trades in approximately 55 markets with weightings, as of September 30, 1999, of about 37% in global interest rates, 33% in foreign exchange, 13% in agricultural futures, 9% in metal futures, 5% in stock index futures and 3% in energy futures. Due to the extremely selective criteria of the GST model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.



     K4 Program



     Like the GST program, the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the GST program in many respects, including a tendency to enter markets at different times and it uses significantly different parameters. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designated to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.



     The K4 program trades in approximately 65 markets with weightings, as of September 30, 1999, of about 34% in foreign exchange, 28% in global interest rates, 13% in stock index futures, 11% in agricultural futures, 9% in metals and 5% in energy futures.



     Non-Trend Based Program



     Today's markets include many trend-following and counter-trend traders attempting to identify major trends and reversals thereof. GCM's Non-Trend Based Program ("NTB") utilizes multiple computerized trading models that for the most part do not rely on price trends. The NTB program forecasts market direction based on changes in fundamental data, such as supply and demand data, inflation rates, interest rates and shifts in the business cycle. By using non-trend following methods it is possible to trade with considerable success in markets irrespective of the existence of price trends. As of September 30, 1999, the NTB program had approximately 50% weighting in currency forwards, 25% weighting in energy futures, 10% weighting in futures contracts based on interest rates, 10% in metal futures and 5% in stock index futures.



     The NTB program seeks to capture currency gains based on the momentum of interest rate expectations, absolute levels of the interest rate differentials and relative shapes of yield curves. The NTB program forecasts energy market direction from changes in supply and demand, the commitment of traders' reports and other factors.



     For trading fixed income markets, the NTB program creates a macroeconomic index based on economic release data, inflation data, and interest rate sensitive stocks. For base metal trading, the NTB program seeks to identify shifts in supply/demand that are consistent with the current business cycle to anticipate market direction relying on inputs such as cost to carry, supply/ demand measures, inflation, currrency movement, and interest rate sensitive stocks. For equities the NTB program creates a composite indicator that positions the system long or short the S&P 500 relying on stock market fundamental indicators such as price/earnings ratios, dividend yields, inflation, currency movement and interest rates.



     Discretionary Trading Group Program



     Unlike GCM's systematic trading programs, which are based almost entirely on computerized mathematical models, GCM's Discretionary Trading Group ("DTG") determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental anaylsis of the DTG may involve a short- or long-term time horizon. Technical data considered by the DTG include price patterns, volatility, trading volumes and level of open interest.



     The Discretionary Trading Group Program trades global fixed income, foreign exchange and other futures and forward markets. The Discretionary Trading Group Program may trade call or put options in these markets.


Past Performance of GCM


     Set forth below in Capsules A through M is the past performance history of GCM for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the increased leverage to be employed by GCM for Charter Graham, and also adjusted for the brokerage, management, and incentive fees applied to Charter Graham. The footnotes following Capsule M are an integral part of each Capsule.



     Investors are cautioned that the performance information set forth in the following capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by GCM or Charter Graham in the future, since past performance is not a guarantee of future results. There can be no assurance that GCM or the Partnership will make any profits at all or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                                                                       CAPSULE A



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 GLOBAL DIVERSIFIED PROGRAM (STANDARD LEVERAGE)



                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Global Diversified Program
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: February 1995
                  Number of open accounts: 5
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $145,021,000
                  Largest monthly drawdown: (6.93)% - (2/96)
                  Worst peak-to-valley drawdown: (13.74)% - (4/98-7/98)

                                               RATE OF RETURN
                          --------------------------------------------------------
         MONTH             1999        1998        1997        1996      1995
-----------------------   ------      ------      ------      ------   -----------
                            %           %           %           %          %
January                    (0.08)       1.65        4.19        7.43
February                    0.95        1.41       (1.53)      (5.69)       6.48
March                      (5.09)       4.56        0.90        1.25       11.89
April                       2.63       (3.02)      (4.71)       3.47        2.81
May                        (4.14)      (0.82)      (1.35)      (0.31)       4.49
June                        5.65       (5.95)      (0.84)       1.26        1.62
July                       (1.86)      (3.49)       3.72       (0.45)      (1.06)
August                      3.37       11.01       (2.64)      (1.62)      (4.83)
September                   1.07        6.93        2.11        1.21       (3.62)
October                                 3.24        4.14        5.71       (1.55)
November                               (2.80)       0.50        3.26        3.14
December                                0.09        1.85       (1.05)       5.81
Compound Annual
  (Period) Rate of
  Return                    2.02       12.20        6.04       14.70       26.83

                          (9 months)                                   (11 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                             PRO FORMA OF CAPSULE A
                           GLOBAL DIVERSIFIED PROGRAM



                  Largest monthly drawdown: (10.87)% - (2/96)
                  Worst peak-to-valley drawdown: (19.34)% - (4/98-7/98)

                                               RATE OF RETURN
                          --------------------------------------------------------
         MONTH             1999        1998        1997        1996      1995
-----------------------   ------      ------      ------      ------   -----------
                            %           %           %           %          %
January                    (6.21)       2.24        6.66       10.95
February                    3.37        1.96       (3.11)     (10.87)       9.84
March                      (5.66)       6.67        1.36        1.98       17.72
April                       3.63       (4.78)      (7.40)       6.16        4.18
May                        (6.45)      (1.47)      (2.29)      (0.78)       6.59
June                        8.26       (9.15)      (1.57)       2.01        2.39
July                       (3.36)      (5.37)       5.37       (0.93)      (1.88)
August                      4.98       16.34       (4.26)      (2.72)      (7.56)
September                   1.57        9.74        2.94        1.58       (5.66)
October                                 4.77        6.56        9.06       (2.60)
November                               (5.23)       0.61        4.76        4.49
December                               (0.25)       3.14       (2.29)       8.79
Compound Annual
  (Period) Rate of
  Return                   (1.08)      13.41        7.12       18.43       39.29

                          (9 months)                                   (11 months)


                                                                       CAPSULE B


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE

                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Graham Global Diversified Program at 150% Leverage
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: May 1997
                  Number of open accounts: 10
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $116,050,000
                  Largest monthly drawdown: (9.84)% - (6/98)
                  Worst peak-to-valley drawdown: (20.01)% - (4/98-7/98)
                  1999 year-to-date return (9 months): 2.10%
                  1998 annual return: 17.00%
                  1997 annual return (8 months): 11.56%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 SELECTIVE TRADING PROGRAM (STANDARD LEVERAGE)


                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Selective Trading Program
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: January 1998
                  Number of open accounts: 2
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $97,918,000
                  Largest monthly drawdown: (3.00)% - (6/98)
                  Worst peak-to-valley drawdown: (4.42)% - (3/98-7/98) 1999 year-to-date return (9 months): (1.15)%
                  1998 annual return: 25.86%



                                                                       CAPSULE D

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                   SELECTIVE TRADING PROGRAM AT 150% LEVERAGE

                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Selective Trading Program at 150% Leverage Inception of trading by CTA: February 1995
                  Inception of trading in program: June 1999
                  Number of open accounts: 3
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $17,475,000
                  Largest monthly drawdown: (2.34)% - (7/99)
                  Worst peak-to-valley drawdown: (2.34)% - (7/99)
                  1999 year-to-date return (4 months): 3.29%


                                                                       CAPSULE E

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                         K4 PROGRAM (STANDARD LEVERAGE)


                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: K4 Program
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: January 1999 Number of open accounts: 2
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $39,403,000
                  Largest monthly drawdown: (3.66)% - (3/99)
                  Worst peak-to-valley drawdown: (3.66)% - (3/99) 1999 year-to-date return (9 months): 5.07%



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                          K4 PROGRAM AT 150% LEVERAGE


                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: K4 Program at 150% Leverage
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: June 1999
                  Number of open accounts: 2
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $5,299,000
                  Largest monthly drawdown: (2.40)% - (7/99)
                  Worst peak-to-valley drawdown: (2.40)% - (7/99) 1999 year-to-date return (4 months): 6.35%



                                                                       CAPSULE G

                        GRAHAM CAPITAL MANAGEMENT, L.P.
            DISCRETIONARY TRADING GROUP PROGRAM (STANDARD LEVERAGE)


                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Discretionary Trading Group Program Inception of trading by CTA: February 1995
                  Inception of trading in program: January 1999
                  Number of open accounts: 1
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $12,939,000
                  Largest monthly drawdown: (2.22)% - (8/99)
                  Worst peak-to-valley drawdown: (4.18)% - (6/99 - 8/99) 1999 year-to-date return (9 months): (1.75)%



                                                                       CAPSULE H

                        GRAHAM CAPITAL MANAGEMENT, L.P.
              DISCRETIONARY TRADING GROUP PROGRAM AT 150% LEVERAGE

                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Discretionary Trading Group Program at 150% Leverage
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: June 1999
                  Number of open accounts: 3
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $15,777,000
                  Largest monthly drawdown: (5.59)% - (8/99)
                  Worst peak-to-valley drawdown: (10.87)% - (6/99-9/99)
                  1999 year-to-date return (4 months): (10.21)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE I

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                   NON-TREND BASED PROGRAM (STANDARD LEVEAGE)


                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Non-Trend Based Program
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: January 1999
                  Number of open accounts: 1
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $25,460,000
                  Largest monthly drawdown: (3.23)% - (8/99)
                  Worst peak-to-valley drawdown: (4.92)% - (5/99-8/99) 1999 year-to-date return (9 months): 3.19%



                                                                       CAPSULE J

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                    NON-TREND BASED PROGRAM AT 150% LEVERAGE

                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Non-Trend Based Program at 150% Leverage Inception of trading by CTA: February 1995
                  Inception of trading in program: June 1999
                  Number of open accounts: 2
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $7,016,000
                  Largest monthly drawdown: (5.46)% - (8/99)
                  Worst peak-to-valley drawdown: (8.26)% - (6/99-8/99)
                  1999 year-to-date return (4 months): (6.35)%


                                                                       CAPSULE K

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                               GLOBAL FX PROGRAM


                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Global FX Program
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: May 1997
                  Number of open accounts: 1
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $5,020,000
                  Largest monthly drawdown: (3.97)% - (7/99)
                  Worst peak-to-valley drawdown: (9.79)% - (4/98-7/99) 1999 year-to-date return (9 months): 2.11%
                  1998 annual return: (3.52)%
                  1997 annual return (8 months): 5.19%



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE L

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                        INTERNATIONAL FINANCIAL PROGRAM

                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: International Financial Program Inception of trading by CTA: February 1995
                  Inception of trading in program: January 1996
                  Number of open accounts: 0
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $0
                  Largest monthly drawdown: (8.41)% - (6/98)
                  Worst peak-to-valley drawdown: (18.07)% - (4/98-6/98) 1998 annual return: 8.15%
                  1997 annual return: 5.14%
                  1996 annual return: 13.98%


                                                                       CAPSULE M

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NATURAL RESOURCE PROGRAM

                  Name of CTA: Graham Capital Management, L.P.
                  Name of program: Natural Resource Program
                  Inception of trading by CTA: February 1995
                  Inception of trading in program: September 1996
                  Number of open accounts: 0
                  Aggregate assets overall: $537,059,000
                  Aggregate assets in program: $0
                  Largest monthly drawdown: (6.68)% - (10/97)
                  Worst peak-to-valley drawdown: (19.22)% - (2/97-11/97) 1998 annual return: 4.71%
                  1997 annual return: (15.22)%
                  1996 annual return (4 months): 2.80%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.




          FOOTNOTES TO GCM CAPSULES A THROUGH M PERFORMANCE SUMMARIES


     "Inception of trading by CTA" is the date on which GCM began trading client accounts.

     "Inception of trading in program" is the date on which GCM began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by GCM pursuant to the program shown as of September 30, 1999.



     "Aggregate assets overall" is the aggregate amount of assets in accounts under the management of GCM as of September 30, 1999, and includes client funds and notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of September 30, 1999, and includes client funds and notional equity.



     "Largest monthly drawdown" is the largest loss experienced by an account included in a program composite in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.



     "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account included in a program composite during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


     "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.


     GCM advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.





           FOOTNOTES TO GCM CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY



     Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the actual past performance record of client accounts managed pursuant to the GDP, the trading program employed for Charter Graham by GCM. The pro forma adjustments are an attempt approximately to reflect Charter Graham's brokerage, management and incentive fees, and interest income, and the degree of leverage to be applied for Charter Graham, as opposed to the fees, expenses, and interest income and leverage applicable to the various accounts included in Capsule A above.



     Capsule A-1 must be read in conjunction with the description of GCM and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Graham as compared to GCM's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.



     While the General Partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Charter Graham, no representation is or could be made that the Capsule presents what the results of Charter Graham would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY

ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.


MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.


     The Trading Advisor for Charter Millburn is Millburn Ridgefield Corporation ("MRC"). MRC is a Delaware Corporation which was organized in May 1982. MRC's main business address is 411 West Putnam Avenue, Greenwich, Connecticut 06830. MRC has been registered with the CFTC as a CTA since July 1982 and as a CPO since September 1984 and is a member of the NFA in such capacities.





Principals


     Mr. Harvey Beker is President, Co-Chief Executive Officer and a Director of MRC and The Millburn Corporation, and a partner of ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. During his tenure at Millburn, he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in 1982.

     Mr. George E. Crapple is Co-Chief Executive Officer, Vice-Chairman and a Director of MRC, Vice-Chairman and a Director of The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, and a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with MRC in 1976 and joined MRC on April 1, 1983 on a full-time basis. Mr. Crapple is a member of the Board of Directors, Executive and Appeals Committees and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, Vice-Chairman of the Board of Directors and a member of the Executive Committee of the Managed Funds Association, a member of the Financial Products Advisory Committee of the CFTC and a former member of the Board of Directors of the Futures Industry Association.


     Gregg R. Buckbinder is Senior Vice President and Chief Operating Officer of Millburn Ridgefield Corporation and The Millburn Corporation. He graduated cum laude from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace University in 1988. He joined Millburn in 1998 from Odyssey Partners, L.P., where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account business. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from 1985 to 1990, where he was First Vice President and Controller, and from 1983 to 1984, where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from 1984 to 1985 as a manager in the tax department, and from 1980 to 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.


     Mr. Mark B. Fitzsimmons is a Senior Vice-President of MRC and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include both marketing and investment strategy. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn Ridgefield in January 1990 from Morgan Stanley & Co. Incorporated, where he was a principal and manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

     Mr. Barry Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of MRC and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. From 1980 through late 1982 he was a commodity trader for E. F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined MRC in 1982 as Assistant Director of Trading.

     Mr. Dennis B. Newton is a Senior Vice-President of MRC. His primary responsibilities are in administration and marketing. Prior to joining MRC in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from September 1987 to March 1990. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc., where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.


     Mr. Grant N. Smith is Executive Vice-President and Co-Director of Research of MRC and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined MRC in 1975.


     During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against MRC or its principals.

     MRC and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the MRC trading programs described below.

     The objective of MRC's trading method is to participate in all major sustained price moves in the markets traded. MRC regards its approach as long-term in nature. MRC will make trading decisions pursuant to its trading method which includes technical trend analysis (and certain non-trend-following technical systems) and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses. MRC has a substantial ongoing research effort to improve its currency and futures trading method and to apply its quantitative analysis expertise to new financial products.

     MRC considers its methodology to be an exercise in risk control. It includes systems applicable to each market traded individually and money management principles applicable to a portfolio as a whole.


     The first step in the methodology is developing intermediate to long-term trading systems which generate long or short (buy or sell) decisions in a particular market based on the direction of the price trend in the market. Trading is limited to markets which MRC believes are sufficiently liquid in respect of the amount of trading contemplated. MRC has developed hundreds of trading systems using classes of quantitative models and classes of data such as price, volume, spread relationships, and interest rates. The full range of systems will be tested in each market against five, ten or fifteen years of historical data to simulate the results each system would have achieved in the market had it been used to make trading decisions during the simulation period.



     The performance of all systems in the market are ranked, and typically four to ten systems are selected which make decisions in different ways at different times with special emphasis on minimizing semi-collection (collection which only considers losing periods) among the systems. This multi-system approach ensures that the total risk intended to be taken in a market pursuant to trend-following strategies is spread over several different strategies. For example, if four systems are used to trade crude oil, the maximum position would be traded if all four were long or short. If two were long and two short, they would cancel each other out and a flat position in crude oil would be signaled. The effect of the multi-system approach is that in periods where the technical picture is unclear, the systems disagree and positions will be light or flat, but when all systems agree on the trend, maximum positions will be traded.



     In certain markets, MRC may also use short-term systems based on intra-day tick data. Minute-by-minute prices are used to identify "quiet" as opposed to "noisy" periods, and trades may be implemented with or counter to the short-term trend, depending on conditions. MRC also uses a strategy in certain markets, which focuses on implied volatility in options. When volatility is low, the probability of trend-following directional signals being profitable increases.



     A volatility overlay system is also a part of MRC's approach to individual market risk management. This system is designed to measure the risk in the portfolio's position in a market, again, for example, crude oil, by analyzing the current and past volatility of the position. The volatility overlay signals a decrease in position size when risk increases and an increase in position size when risk decreases. Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 than with oil at $10. Similarly, if prices were moving in a 5% range daily, oil is more risky than if prices were moving in a 1% range daily. The volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to all three systematic strategies described in the three preceding paragraphs. A secondary benefit of the volatility overlay can be timely taking of profits, since markets tend to become more volatile after a profitable trend has been long underway, and the volatility underlay often signals position reductions before trend reversals.


     The second category of risk control involves money management principles applicable to the portfolio as a whole, rather than to individual markets. The first principle is portfolio diversification, which further improves the quality of profits by reducing volatility. In any currency and futures portfolio, MRC will select markets and assign them weightings to achieve broad diversification. Factors considered include profitability, liquidity, market depth, correlation of losing periods, and MRC's trading experience. MRC seeks a portfolio where returns from trading various markets are not highly correlated; returns are not all positive or negative at the same time.

     Additional money management principles applicable to the portfolio as a whole include: limiting the assets committed as margin, generally within a range of 15% to 30% (22.5% to 45% for accounts traded at 150% of standard leverage) of an account's net assets at exchange minimum margins (including imputed margins on forward positions), although the amount committed to margin at any time may be substantially higher; prohibiting pyramiding (that is, using unrealized profits in a particular market as margin for additional positions in the same market); and changing the equity utilized for trading by an account solely on a controlled periodic basis rather than as an automatic consequence of an increase in equity resulting from trading profits.

     The final risk control money management principle is careful control of leverage or portfolio size. This is determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio, and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case is measured from a daily high in portfolio assets to the subsequent daily low, whether that occurs days, weeks or months after the daily high (a peak-to-trough drawdown). If the drawdown is considered too severe, the leverage or portfolio size is reduced.

     Decisions whether to trade a particular market will be based upon various factors, including the liquidity of the market, its significance in terms of the desired degrees of concentration and diversification, and its profit potential, both historically and at a given time. These decisions will require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

     The money management principles, computer assisted research into historical trading data, and experience of the principals of MRC are factors upon which decisions concerning the percentage of assets to be used for each market traded and the size of positions taken or maintained will be based. From time to time decisions to increase, decrease, cover or reverse a futures, forward or option position may be made which are not signaled by the systematic technical trading systems. Such decisions also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movement, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

     With respect to the execution of trades, MRC may rely to an extent on the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

     Although MRC adjusts the leverage at which it trades different portfolios to reflect the number of markets traded and the weightings of the various markets, it does not at the present time utilize different systems or methods depending on the markets traded in a portfolio. Whether MRC is trading the Diversified, World Resource, Currency or Global portfolio, the same models are used in the same markets at the present time.

     The trading method, systems and money management principles to be utilized by MRC are proprietary and confidential and vary over time. The foregoing description is general and is not intended to be complete. While MRC believes the description of its strategies may be of interest to prospective investors, prospective investors must be aware of the inherent limitations on any such description.

The MRC Trading Programs

     The MRC trading portfolios do not utilize different trading systems or programs. The portfolios may include all or some of the markets MRC trades, and the weightings among the markets and the leverage employed will differ by portfolio. The same trading systems will be used to trade a market in all portfolios which include the market. There can be no assurance as to which markets will be included in each MRC trading portfolio over time. Such markets may be changed without notice, in the discretion of MRC. Moreover, MRC does not maintain open positions in all portfolio markets at all times. At certain times, MRC may entirely withdraw from one or more such markets.

     Portfolio markets and allocations among markets are under continuous review, on the basis of both systematic and discretionary analysis, and are adjusted from time to time in response to specific market changes (e.g., the consolidation of European currencies), MRC's judgment of the prospects for successful systematic trading in a market, or MRC's interpretations of economic factors affecting the domestic and global economies and the potential opportunities that could arise.

     MRC currently trades 100% of Charter Millburn's assets pursuant to its Diversified Portfolio, as described below. Subject to the prior approval of the General Partner, MRC may, at any time, trade some or all of the Partnership's assets among one or more of MRC's other programs.


     Diversified Portfolio

     MRC trades a broadly diversified portfolio of approximately 50 markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The Diversified Portfolio program has approximately 47% weighting in currencies, 18% in interest rates, 8% in softs and agricultural commodities, 9% in stock indices, 11% in energy products, and 7% in metals. MRC trades its Diversified Portfolio at standard leverage and at 150% of standard leverage.


     The Diversified Portfolio markets currently include: agricultural commodities (including coffee, corn, cotton and sugar); metals (including aluminum, copper and gold); energy (including crude oil, gas oil, heating oil, natural gas and unleaded gas); currencies (forwards and options), including
(i) major currencies (including British Pound, Euro, Japanese Yen and Swiss Franc); (ii) secondary currencies (including Danish Krone, Dollar Index, European Currency Unit and Norwegian Krone); (iii) crosses (including Canadian Dollar--Japanese Yen, Swiss Franc--Japanese Yen, Deutsche Mark--Euro, Euro--Japanese Yen, Euro--Swiss Franc and Euro--Norwegian Krone); (iv) exotic currencies (including Hungarian Forint, Polish Zolty, Turkish Lira, Korean Won, Mexican Peso, Singapore Dollar, Taiwan Dollar and South African Rand); (v) interest rates (futures and options) (including Eurodollars, Euro Yen, French Bond, German Bond, Italian Bond, Spanish Bond, Tokyo Yen Bond, U.S. Treasury Bond, and U.S. Treasury Note); and (vi) stock indices (including Australian All Ordinaries, Hong Kong Hang Sang, Nikkei, S&P 500 and Topic Index).


     Currency Portfolio

     MRC trades approximately 20 different currencies in its Currency Portfolio, including "cross-rate" positions (positions in two different currencies other than the United States dollar). MRC -- which had managed financially-oriented accounts since 1979 -- began managing currency-only accounts in November 1989. MRC trades its Currency Portfolio at standard leverage and at 150% of standard leverage.

     Global Portfolio


     The Global Portfolio includes the currency markets as well as futures and options contracts on U.S. and non-U.S. interest rates and stock indices as well as precious and industrial metals. MRC trades its Global Portfolio at standard leverage and at 150% of standard leverage.


     World Resource Portfolio

     The World Resource Portfolio is a variation of the Diversified Portfolio, but with a reduced emphasis on currency markets. MRC began trading the World Resource Portfolio on a non-proprietary basis in September 1995.

     Past Performance of MRC


     Set forth below in Capsules A through H is the past performance history of MRC and its principals for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the brokerage, management, and incentive fees applied to Charter Millburn. The footnotes following Capsule H are an integral part of each Capsule.



     You are cautioned that the performance information set forth in the following capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by MRC or Charter Millburn in the future, since past performance is not a guarantee of future results. There can be no assurance that MRC or the Partnership will make any profits at all or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.



                                                                       CAPSULE A


                        MILLBURN RIDGEFIELD CORPORATION
                             DIVERSIFIED PORTFOLIO



                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Diversified Portfolio
                  Inception of trading by CTA: February 1971
                  Inception of trading in program: February 1971
                  Number of open accounts: 18
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $445,090,799
                  Largest monthly drawdown (past 5 years): (13.49)% - (2/96) Largest monthly drawdown (since 1977): (22.91)% - (4/78)
                  Worst peak-to-valley drawdown (past 5 years): (14.61)% - (1/96
                  - 5/96)
                  Worst peak-to-valley drawdown (since 1977): (32.50)% - (4/86-12/86)
                  Accounts closed with positive net performance (past 5 years):
                  5
                  Accounts closed with positive net performance (since 1977): 17 Accounts closed with negative net performance (past 5 years):
                  1
                  Accounts closed with negative net performance (since 1977): 1


                                                         RATE OF RETURN
                       -----------------------------------------------------------------------------------
       MONTH            1999       1998       1997       1996       1995       1994       1993       1992
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (4.02)      2.91       8.14       7.43      (3.09)     (7.56)     (2.69)     (8.53)
February                 3.09      (2.71)      5.72     (11.05)      6.81      (1.47)      5.78      (1.34)
March                    1.21       1.14      (2.83)      0.80      16.85       7.67      (0.70)     (0.72)
April                    5.46      (7.38)     (3.01)      5.72       4.64      (2.27)      5.76      (0.73)
May                     (3.39)      4.04       1.50      (6.72)     (1.10)      4.63      (1.79)      0.90
June                     5.75       2.32       0.52       3.91       0.99       5.80      (2.54)     14.25
July                    (3.69)     (4.96)      8.15       1.37      (2.48)     (3.00)      5.11       8.87
August                   1.00       6.94      (8.52)     (1.88)      1.43      (5.26)     (8.06)      7.56
September                0.76       5.53       1.20       2.79      (1.84)      3.68       1.09      (0.19)
October                            (1.84)     (2.21)     10.64       0.06       3.02      (0.70)     (3.95)
November                           (0.75)     (0.31)      3.96       0.20       4.76       1.33       2.66
December                            2.55       4.95       1.08       7.92       2.46       9.02      (0.73)
Compound Annual
  (Period) Rate of
  Return                 5.74       7.00      12.61      17.33      32.82      11.78      10.88      17.30
                       (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                   RATE OF RETURN (CONTINUED)
                       -----------------------------------------------------------------------------------
       MONTH            1991       1990       1989       1988       1987       1986       1985       1984
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (5.32)      4.13       3.18      (8.23)     13.86       3.84       5.69       5.03
February                 1.40       4.21      (4.67)      1.30       0.16      14.91       7.69       0.05
March                    2.60       2.99       7.53      (4.11)      3.34       1.59      (4.65)      1.08
April                   (0.09)      2.40      (1.51)     (1.87)     10.29      (7.05)     (2.12)      2.45
May                     (1.13)     (5.66)     17.04       6.09      (3.59)     (2.74)     (4.52)      4.76
June                     1.63       3.51      (8.11)     17.89      (3.63)     (9.34)     (2.12)     (6.11)
July                    (4.02)     16.05      (3.62)     (9.26)      1.12       5.98      14.68      19.22
August                  (6.09)      3.39      (8.53)     (0.47)     (3.72)      7.22      (2.75)     (9.05)
September                0.91       2.67      (2.74)      0.67      (5.88)    (18.35)    (14.63)      4.14
October                 (0.30)      7.65      (8.78)      1.64       1.66      (6.21)      9.15      (2.80)
November                 0.10       3.00       4.74       6.11       9.67      (5.36)     12.43      (6.69)
December                16.35       0.24       7.93      (4.27)      9.44      (1.44)      6.42      11.04
Compound Annual
  (Period) Rate of
  Return                 4.44      53.01      (0.94)      2.70      35.02     (19.36)     23.44      21.72

                                              RATE OF RETURN (CONTINUED)
                       ------------------------------------------------------------------------
       MONTH            1983       1982       1981       1980       1979       1978       1977
--------------------   ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %
January                  6.28       4.77      11.39      20.82      (2.45)      6.33       2.16
February                (1.29)      8.68      10.40       3.81       5.52       3.91      (1.15)
March                   (2.12)      9.14      (8.62)      8.62       0.66      20.99       2.70
April                   (0.42)     (1.58)      9.48      (2.97)      6.82     (22.91)      7.02
May                      1.13      (0.82)      7.43       5.25       4.45      12.78      (7.51)
June                    (6.95)      8.99       9.74       3.44       7.41      (2.57)      1.21
July                    (1.11)    (11.00)      6.96       1.18      (2.50)      8.54       6.84
August                   5.57       3.32      (0.15)     (2.32)      1.82       1.02      (4.37)
September               (2.05)      7.66      (3.60)     (1.81)     14.84       5.34      (9.65)
October                  2.25      (4.04)     (4.79)      9.00      (0.74)     12.01       4.80
November                (7.08)     (2.57)      8.24       3.75       5.42     (14.17)     (3.62)
December                (3.13)      5.49     (10.00)      5.44       6.11      (5.42)     10.57
Compound Annual
  (Period) Rate of
  Return                (9.44)     29.09      38.50      66.53      57.18      18.92       7.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1
                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO

                  Largest monthly drawdown (past 5 years): (12.54)% - (2/96) Largest monthly drawdown (since 1977): (22.81)% - (4/78) Worst peak-to-valley drawdown: (past five years): (14.89)% - (8/97 - 4/98)
                  Worst peak-to-valley drawdown (since 1977): (32.74)% - (4/86-12/86)

                                                         RATE OF RETURN
                       -----------------------------------------------------------------------------------
       MONTH            1999       1998       1997       1996       1995       1994       1993       1992
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (4.39)      3.03       7.64       6.90      (3.26)     (8.11)     (2.99)     (8.76)
February                 2.67      (3.63)      5.26     (12.54)      6.34      (2.11)      5.66      (1.65)
March                    0.95       0.96      (3.61)      0.64      14.62       7.36      (1.19)     (1.05)
April                    6.03      (7.86)     (3.67)      5.69       3.98      (2.56)      5.63      (1.05)
May                     (4.21)      3.76       1.21      (7.12)     (1.49)      4.63      (2.39)      0.45
June                     6.31       2.12       0.27       3.79       0.79       5.36      (2.96)     14.29
July                    (4.51)     (5.26)      9.06       1.06      (3.09)     (3.56)      5.48       8.13
August                   0.76       7.04     (10.12)     (2.15)      1.42      (5.74)     (9.29)      6.59
September                0.48       6.13       0.91       2.75      (2.33)      3.38       0.86      (0.48)
October                            (2.39)     (2.82)     11.58      (0.72)      2.89      (0.85)     (4.58)
November                           (1.10)     (0.64)      3.57      (0.15)      5.29       1.27       2.77
December                            2.81       5.52       0.91       8.57       2.05       9.83      (1.07)
Compound Annual
  (Period) Rate of
  Return                 3.44       4.54       7.60      13.59      25.77       7.77       7.84      12.24
                       (9 months)

                                                   RATE OF RETURN (CONTINUED)
                       -----------------------------------------------------------------------------------
       MONTH            1991       1990       1989       1988       1987       1986       1985       1984
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (5.73)      4.08       3.51      (8.25)     14.69       3.99       6.38       5.37
February                 1.13       4.36      (4.93)      1.32       0.35      14.98       7.86       0.56
March                    2.56       3.23       8.21      (4.10)      3.71       1.84      (4.84)      1.53
April                   (0.41)      2.54      (1.68)     (1.89)     10.69      (6.95)     (2.08)      2.81
May                     (1.30)     (6.90)     17.33       6.20      (3.61)     (2.79)     (4.19)      5.32
June                     1.55       3.71      (9.81)     18.42      (3.59)     (9.11)     (1.97)     (5.56)
July                    (4.60)     18.53      (4.22)     (9.85)      1.29       6.05      15.83      20.16
August                  (6.52)      3.67      (9.36)     (0.41)     (3.63)      7.26      (3.15)     (9.74)
September                0.43       2.52      (2.90)      0.77      (5.94)    (18.03)    (14.38)      5.05
October                 (0.54)      6.85      (8.98)      1.77       1.83      (6.14)      9.21      (2.65)
November                (0.38)      2.72       4.66       6.87      10.23      (5.31)     13.43      (6.39)
December                19.70       0.14       7.92      (4.66)      9.97      (1.28)      6.74      11.29
Compound Annual
  (Period) Rate of
  Return                 3.67      53.71      (3.99)      3.19      39.15     (18.10)     27.54      27.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                              RATE OF RETURN (CONTINUED)
                       ------------------------------------------------------------------------
       MONTH            1983       1982       1981       1980       1979       1978       1977
--------------------   ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %
January                  6.88       5.00      11.68      21.32      (1.87)      6.45       1.53
February                (1.30)     10.33      11.02       4.27       6.10       4.15      (0.60)
March                   (2.01)     10.14      (9.73)      9.45       1.32      21.52       2.74
April                   (0.23)     (1.05)     11.51      (2.81)      7.57     (22.81)      7.03
May                      1.47      (0.50)      8.09       5.11       5.41      13.16      (6.61)
June                    (6.71)      9.38      10.33       3.17       9.04      (1.97)      1.52
July                    (0.76)    (11.05)      6.78       1.56      (1.78)      9.15       6.89
August                   5.81       3.12       0.17      (2.23)      2.24       2.88      (4.09)
September               (1.74)      7.63      (3.76)     (1.49)     15.15       5.64      (9.29)
October                  2.31      (4.25)     (4.95)     10.15      (0.09)     12.31       5.08
November                (6.63)     (2.45)      8.61       4.43       5.81     (15.13)     (3.16)
December                (2.75)      5.60      (9.87)      6.49       6.74      (4.99)     11.03
Compound Annual
  (Period) Rate of
  Return                (6.42)     33.80      42.56      74.85      70.18      23.93      10.55

                                                                       CAPSULE B

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--HIGH LEVERAGE


                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Diversified Portfolio--High Leverage Inception of trading by CTA: February 1971
                  Inception of trading in program: April 1998
                  Number of open accounts: 3
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $31,478,239
                  Largest monthly drawdown: (9.36)% - (4/98)
                  Worst peak-to-valley drawdown: (15.00)% - (4/98 - 7/98) 1999 year-to-date return (6 months): 4.11%
                  1998 annual return (9 months): 6.97%


                                                                       CAPSULE C

                        MILLBURN RIDGEFIELD CORPORATION
                       DIVERSIFIED PORTFOLIO--2X LEVERAGE

                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Diversified Portfolio-2X Leverage Inception of trading by CTA: February 1971
                  Inception of trading in program: January 1998
                  Number of open accounts: 0
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $0
                  Largest monthly drawdown: (12.39)% - (7/98)
                  Worst peak-to-valley drawdown: (25.40)% - (1/98 - 7/98) 1999 year-to-date return (5 months): 8.76%
                  1998 annual return: (4.42)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE D

                        MILLBURN RIDGEFIELD CORPORATION
                               CURRENCY PORTFOLIO

                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Currency Portfolio
                  Inception of trading by CTA: February 1971
                  Inception of trading in program: November 1989
                  Number of open accounts: 2
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $34,475,001
                  Largest monthly drawdown: (9.08)% - (2/96)
                  Worst peak-to-valley drawdown: (33.06)% - (9/92-1/95) 1999 year-to-date return (9 months): 6.64%
                  1998 annual return: (5.02)%
                  1997 annual return: 20.86%
                  1996 annual return: 11.29%
                  1995 annual return: 18.88%
                  1994 annual return: (7.90%)

                                                                       CAPSULE E

                        MILLBURN RIDGEFIELD CORPORATION
                       CURRENCY PORTFOLIO - HIGH LEVERAGE


                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Currency Portfolio - High Leverage Inception of trading by CTA: February 1971
                  Inception of trading in program: July 1993
                  Number of open accounts: 1
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $8,602,238
                  Largest monthly drawdown: (12.81)% - (5/95)
                  Worst peak-to-valley drawdown: (23.06)% - (9/97-8/98) 1999 year-to-date return (9 months): 4.37%
                  1998 annual return: (15.45)%
                  1997 annual return: 27.99%
                  1996 annual return: 16.36%
                  1995 annual return: 25.15%
                  1994 annual return: (11.46)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F

                        MILLBURN RIDGEFIELD CORPORATION
                                GLOBAL PORTFOLIO


                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Global Portfolio
                  Inception of trading by CTA: February 1971
                  Inception of trading in program: November 1989
                  Number of open accounts: 4
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $116,550,090
                  Largest monthly drawdown: (10.54)% - (1/94)
                  Worst peak-to-valley drawdown: (15.53)% - (7/97 - 7/98) 1999 year-to-date return (9 months): 3.70%
                  1998 annual return: 2.03%
                  1997 annual return: 13.65%
                  1996 annual return: 11.38%
                  1995 annual return: 25.76%
                  1994 annual return: (5.24)%


                                                                       CAPSULE G

                        MILLBURN RIDGEFIELD CORPORATION
                        GLOBAL PORTFOLIO - HIGH LEVERAGE

                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: Global Portfolio - High Leverage Inception of trading by CTA: February 1971
                  Inception of trading in program: July 1993
                  Number of open accounts: 0
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $0
                  Largest monthly drawdown: (13.23)% - (1/94)
                  Worst peak-to-valley drawdown: (20.05)% - (6/94 - 1/95) 1997 annual return: 11.82%
                  1996 annual return: 11.15%
                  1995 annual return: 32.15%
                  1994 annual return: (9.03%)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE H

                        MILLBURN RIDGEFIELD CORPORATION
                            WORLD RESOURCE PORTFOLIO

                  Name of CTA: Millburn Ridgefield Corporation
                  Name of program: World Resource Portfolio
                  Inception of trading by CTA: February 1971
                  Inception of trading in program: September 1995
                  Number of open accounts: 4
                  Aggregate assets overall: $720,240,161
                  Aggregate assets in program: $109,739,334
                  Largest monthly drawdown: (12.28)% - (2/96)
                  Worst peak-to-valley drawdown: (15.26)% - (2/97 - 8/97) 1999 year-to-date return (9 months): 1.65%
                  1998 annual return: 5.66%
                  1997 annual return: 1.88%
                  1996 annual return: 8.33%
                  1995 annual return (4 months): 7.28%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.





          FOOTNOTES TO MRC CAPSULES A THROUGH H PERFORMANCE SUMMARIES


     "Inception of trading by CTA" is the date on which MRC began trading client accounts.

     "Inception of trading in program" is the date on which MRC began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by MRC pursuant to the program shown as of September 30, 1999.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of MRC as of September 30, 1999.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of September 30, 1999.


     "Largest monthly drawdown" is the largest loss experienced by a single account in the program in any calendar month during the most recent five calendar years and year-to-date (and from 1977 to date in the case of Capsule A) expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.

     "Worst peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by a single account in the program (regardless of whether it is continuous) during the most recent five calendar years and year-to-date (and from 1977 to date in the case of Capsule A) expressed as a percentage of total equity in the account and includes the months and years in which it occurred. For example, a worst peak-to-valley drawdown in an account of "(10)%-(1/95 - 8/95)" means that the peak-to-valley drawdown was 10% and lasted from January 1995 to August 1995.

     "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

           FOOTNOTES TO MRC CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY


     Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the actual past performance record of client accounts managed pursuant to the Diversified Portfolio, the trading program to be employed for Charter Millburn by MRC. The pro forma adjustments are an attempt approximately to reflect Charter Millburn's brokerage, management and incentive fees, and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsule A above.




     Capsule A-1 must be read in conjunction with the description of MRC and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations; (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Millburn as compared to MRC's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.



     While the General Partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Charter Millburn, no representation is or could be made that the Capsule presents what the results of Charter Millburn would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.


MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.


     The Trading Advisor for Charter Welton is Welton Investment Corporation ("WIC"). WIC is a Delaware corporation merged in May 1997 from a California corporation originally formed in November 1988. WIC's main business address is The Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921-6147. WIC is registered, beginning January 4, 1989, as a CTA and CPO with the CFTC, and is a member of the NFA in such capacities.





Principals



     Dr. Patrick L. Welton is the Chief Executive Officer and Chairman of WIC. Dr. Welton developed the mathematical analysis techniques and systems software employed by WIC in its trading and portfolio management. Dr. Welton earned Bachelor's Degrees from the University of

Wisconsin, completing a portion of his undergraduate studies at Harvard University. He then attended the UCLA School of Medicine, where he completed graduate biophysics and medical studies and earned an MD degree. Subsequently, he was a postgraduate physician and a chief resident at the Stanford University Medical Center. In addition to his full-time management of WIC, Dr. Welton is a principal of Welton Global Funds Management Corporation, a Director of Axios Data Analysis Systems Corporation, and a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981. During the past five years, Dr. Welton has spoken at domestic and international conferences, authored articles, participated in panel presentations on numerous trading and risk management issues, and served on committees for the Managed Funds Association ("MFA") and NFA. He is currently serving on the Board of Directors of the NFA. He is registered as an Associated Person with the NFA.



     Ms. Annette L. Welton is the Chief Operational Officer, Chief Financial Officer, co-founder and Director of WIC. Ms. Welton contributed to the early development of the systems software employed by WIC in its trading and portfolio management methods. She is also a principal of Welton Global Funds Management Corporation, a CPO affiliate. Ms. Welton earned a Bachelor of Science Degree from the University of California at Los Angeles. Since 1992, Ms. Welton has served on numerous committees of the MFA. She has served on the NFA's Nominating Committee and has authored and co-authored several articles published in various alternative investment trade publications. She is registered as an Associated Person with the NFA.



     Mr. Jerry M. Harris is the Senior Vice President of WIC. He received a Bachelor of Science Degree in Aerospace Engineering at the University of Virginia. He then earned a Masters Degree in Information Systems from the University of Southern California. Subsequently, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. From November 1988 through March 1998, he was a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for WIC. Mr. Harris is a member of the Alternative Investments Management Association and serves on its International Development Committee as well as the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. He frequently is a featured speaker to institutional and private investor groups on the topic of integrating skill-based alternative investment strategies to diversify investment portfolios. He has been associated with WIC since 1993 and is registered as an Associated Person with the NFA.


     During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against WIC or its principals.

     WIC and its principals trade futures options and securities for their own accounts and provide management services to other clients. Investments made on behalf of WIC, its principals, and its clients, as well as any policies related thereto, will remain confidential. In the course of such trading, WIC or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. In a case where WIC or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm will allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of WIC or its principals receiving a superior or inferior price compared to any of their clients or, in the case of a partial fill of a block order, equalizes the likelihood of WIC or its principals receiving a trade that some customers will not receive or vice versa.

WIC Investment Philosophy and Risk Management Process



     WIC is committed to achieving attractive rates of return while successfully managing risk. This is pursued through the consistent application of the firm's primary trading principles:


      *  Market diversification

      *  Style diversification

      *  Portfolio allocation and management


      *  Trade execution analysis


      *  Formal monitoring and review systems


     These principles provide the basis for pursuing strong rates of return with controlled volatility and with low correlation to traditional fixed-income and equity investments as well as to other managed futures programs and alternative investment strategies.



     WIC's investment process employs a variety of trading styles to diversify the basis of profitability by adding diversified sources of return with differing market dependencies, timing risks, and therefore, low to moderate correlation to traditional directional trading models of many managed futures trading advisors. This may provide the potential benefits of (1) increasing the actual level of portfolio diversification by increasing the number of methods pursuing different market conditions, (2) effectively moderating negative characteristics of other implemented models through diversification, (3) requiring each method to be an effective, profitable, and efficient user of capital resources, (4) applying each method objectively across all applicable markets, and (5) providing diversification to the market impact of order types and market conditions during execution. Specifically, WIC organizes its trading approaches into two fundamentally diverse investment style return drivers as follows:


      * Non/Limited Price Directional (relative value and volatility arbitrage)

      * Price Directional (trend following)


     WIC considers its portfolios and programs to be in a constant cycle of review and improvement, centered on a stable process for improving their long term success. This paradigm for performance improvement encompasses all divisions of the firm. The continuous process involves regular review and analysis of:



      * All actual trading activity



      * New and existing global markets with the goal of increasing market diversification



      * Potential strategic approaches to various market conditions with the goal of increasing diversification



      * Trading costs and execution methods



      * Portfolio management models and techniques to best integrate all of the above



     This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.



     To implement these models, WIC has developed an advanced decision support platform capable of analyzing markets and combinations of markets around the world in real-time. This tool allows the implementation of WIC trading strategies independently or in complementary combinations across diverse global markets. Ongoing research and development continues to be WIC's largest single commitment of resources with the objective of improving the level, consistency, and quality of performance in its offered portfolios and programs.


     Although the trading of WIC portfolios is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of WIC. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements.


     In addition, WIC may at its sole discretion choose not to implement certain trades if they are judged to carry unacceptable risk to an account. WIC will reinvest trading profits unless withdrawn by the client. WIC may also stop trading certain markets should they become, in WIC's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements.



     Assets committed to meet minimum exchange margin for all positions is expected to remain between 5% and 20% of the trading size of the account. These levels may from time to time be greater or less than this range. Actual margin requirements may also differ between client accounts based on the method upon which margin is being calculated and other terms negotiated between the client and their broker. All investments including WIC managed portfolios and programs involve the risk of loss.



WIC Investment Portfolios and Program



     WIC offers two distinct categories of investment products to institutional, fund, corporate, and qualified individual clients. One category contains two classes of absolute return managed investment portfolios. The first class provides three portfolio choices each of which utilize diversified trading styles and quantitative investment models across the global futures, options, and currency markets. They are designed to achieve attractive absolute rates of return with low correlation to the returns of traditional asset classes as well as other skill-based alternative investment strategies.



     The second class provides a single portfolio choice that utilizes a narrower group of trading styles on a much more limited group of highly liquid global futures, options, and currency markets. The focus of this portfolio is upon trading styles with substantially lower dependency on correct directional positioning and the timing of those positions than WIC's more diversified absolute return portfolios. The main goal of the portfolio is to provide a source of significant, durable diversification to other skill-based alternative asset investments and traditional managed futures allocations.



     In addition to absolute return portfolios, WIC offers a category with a relative return investment program. This is an inherently customized investment program designed to improve returns relative to a client-directed global investment performance benchmark such as a fixed income index or note. A brief description of these investment portfolios and programs follows.


Absolute Return Portfolios


     WIC offers clients two classes of futures portfolios. The first class contains three portfolios that have the common goal of achieving attractive rates of appreciation from diversified sources of investment returns while continually managing risk. Each portfolio employs the same diverse set of investment styles applied to different market and instrument sets. These portfolios seek to achieve investment style, timing, and market diversification unavailable from traditional managed investments. Specific portfolios include:
Diversified Portfolio; Global Financials and Metals Portfolio; and Global Financials Portfolio.


     Each portfolio provides broad diversification through various selected domestic and global interest rate, currency, equity index, precious and base metal, agricultural, and petroleum product markets and trades these markets using futures, options and forward contract instruments. Clients may shape their allocations to market sectors through the various portfolios offered by WIC.

     Diversified Portfolio


     The Diversified Portfolio manages clients' assets through exposure to the widest spectrum of futures markets spanning all major market sectors. Investing in the Diversified Portfolio will provide a balanced exposure across various selected domestic and global interest rates, currency, equity index, precious and base metal, agricultural, and petroleum product markets. Multiple trading strategies are employed in an attempt to profitably participate in a variety of market conditions. This emphasis on market and style diversification exemplifies WIC's core principles in advising on client assets in the global marketplace.


     The Diversified Portfolio trades in over 75 global futures, options, and forwards markets. The Diversified Portfolio has approximately 22% weighting in global interest rate futures, 22% in currencies, 22% in stock index futures, 10% in agricultural futures, 14% in metal futures, and 10% in energy futures.


     WIC currently trades 100% of Charter Welton's assets pursuant to its Diversified Portfolio, as described above. Subject to the prior approval of the General Partner, WIC may, at any time, trade some or all of the Partnership's assets among one or more of WIC's other programs and portfolios.


     Global Financials and Metals Portfolio

     The Global Financials and Metals Portfolio manages client assets in a broad selection of world financial markets including interest rate, currency, equity index, metal, and petroleum product markets. Appreciation of assets is attempted through capturing the potential movements in these markets and in their synthetic intermarket relationships with multiple trading strategies.

     Global Financials Portfolio

     The Global Financials Portfolio manages client assets in a more focused selection of pure financial markets exclusively confined to interest rates, currencies and equity indices. Appreciation of assets is attempted through capturing the potential movements in these markets and their synthetic intermarket relationships with multiple trading strategies.


     Alpha Portfolio



     The second class of absolute return portfolios is offered through a single highly specialized portfolio with the goal of providing clients with broad diversification of investment returns from both traditional asset classes and, in particular, from other managed futures and alternative investment portfolios. The Alpha Portfolio utilizes fewer trading styles on a much smaller number of the most liquid global futures, options, and currency markets. Trading styles are specifically focused on opportunities that have a low dependency on correct directional positioning and the timing of those positions. The trading styles have been employed continuously within WIC's other portfolios since October of 1996 and have been collectively described as Non/Limited Price Directional. This portfolio's source and pattern of potential returns is designed to provide a durable pathway of diversification to those investors with significant style overlap across alternative investment managers utilizing long and short term directional trading strategies. Utilization of the Alpha Portfolio alone or in combination with WIC's more diversified portfolios, may allow an investor to better achieve WIC's corporate investment philosophy of emphasizing meaningful diversification across investment styles, especially within multi-advisor portfolio combinations.



Customized Return Enhancement Program



     WIC will work closely with its clients to create a low leverage return enhancement program which is designed to provide a supplemental relative rate of return, based upon a preselected fixed income benchmark matched to the needs of the client. This program is known as the Fixed Income Return Enhancement Program.

     Fixed Income Return Enhancement Program


     The Fixed Income Return Enhancement Program offers institutional clients a diversified enhancement to short term fixed income yields. It was developed to meet the growing institutional demand for products offering real rates of return comparable with equity allocations but maintaining many of the characteristics of fixed income allocations such as low dispersion of return and principal safety. It enables fixed income oriented clients to participate in a tailor-made structure that minimizes principal risk and fluctuations through permitting the client a higher yield opportunity without the requirement of extending maturities beyond two to four years. A client can simultaneously lower duration risk, increase credit quality, and improve liquidity while potentially achieving higher returns at lower levels of risk. This program employs computerized monitoring and risk control as it seeks to provide some of the upside potential of managed futures while maintaining the income stability and principal protection of short term government notes.


Past Performance of WIC


     Set forth below in Capsules A through D is the past performance history of WIC and its principals for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the brokerage, management, and incentive fees applied to Charter Welton. The footnotes following Capsule D are an integral part of each Capsule.



     You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by WIC or Charter Welton in the future, since past results are not a guarantee of future results. There can be no assurance that WIC or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

                                                                       CAPSULE A



                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO



                  Name of CTA: Welton Investment Corporation
                  Name of program: Diversified Portfolio
                  Inception of trading by CTA: February 1989
                  Inception of trading in program: April 1992
                  Number of open accounts: 43
                  Aggregate assets overall (excluding notional): $110 million Aggregate assets overall (including notional): $199 million Aggregate assets in program (excluding notional): $102 million Aggregate assets in program (including notional): $191 million Largest monthly drawdown (past 5 years): (15.94)% - (2/96) Largest monthly drawdown (since inception): (15.94)% - (2/96) Worst peak-to-valley drawdown (past 5 years): (25.96)% - (2/96
                  - 8/96)
                  Worst peak-to-valley drawdown (since inception): (25.96)% -(2/96 - 8/96)
                  Accounts closed with positive net performance (past 5 years):
                  22
                  Accounts closed with positive net performance (since inception): 27
                  Accounts closed with negative net performance (past 5 years):
                  26
                  Accounts closed with negative net performance (since inception): 29

                                                           RATE OF RETURN
                      -----------------------------------------------------------------------------------------
       MONTH            1999          1998       1997       1996       1995       1994       1993      1992
--------------------  ----------     ------     ------     ------     ------     ------     ------   ----------
                         %             %          %          %          %          %          %         %
January                  (2.26)       (1.71)      2.42       5.94      (3.94)     (4.74)     (0.12)
February                 (2.54)        6.81       6.21     (15.94)      8.90      (6.67)     15.85
March                    (7.90)        6.18      (1.57)     (1.86)     10.11       0.69      (0.09)
April                     1.12        (3.50)      0.28       4.66       3.57      (5.32)      7.04      (0.48)
May                      (3.34)        2.30       3.78      (7.71)     11.71       5.77      (6.61)     (7.47)
June                      3.43        (0.84)      5.96      (1.72)     (1.38)      5.72      (1.89)      9.32
July                     (3.82)       (0.25)     12.83      (2.83)     (2.57)     (4.04)     11.40      12.72
August                   (2.33)        5.63      (6.16)     (2.70)     (1.25)     (6.40)     (4.45)     (1.77)
September                (1.61)        2.35       1.25       7.48       1.55       3.18       0.66      (6.89)
October                               (4.66)     (6.14)     13.16      (7.39)      0.48       4.90      (0.86)
November                               2.65       2.79       9.97       4.77      14.60       5.05      (2.10)
December                               2.04       1.23       2.15       9.44       1.23      10.48      (4.98)
Compound Annual
  (Period) Rate of
  Return                (18.02)       17.52      23.62       7.17      36.35       2.38      47.90      (4.28)

                      (9 months)                                                                     (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1



                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO



                Largest monthly drawdown (past 5 years): (16.74)% - (2/96) Largest monthly drawdown (since inception): (16.74)% - (2/96) Worst peak-to-valley drawdown (past 5 years): (26.61)% - (2/96-8/96)
                Worst peak-to-valley drawdown (since inception): (26.61)% - (2/96-8/96)

                                                           RATE OF RETURN
                      -----------------------------------------------------------------------------------------
       MONTH            1999          1998       1997       1996       1995       1994       1993      1992
--------------------  ----------     ------     ------     ------     ------     ------     ------   ----------
                         %             %          %          %          %          %          %         %
January                  (2.50)       (1.95)      2.20       5.95      (4.08)     (4.86)     (0.12)
February                 (2.75)        7.19       5.51     (16.74)      8.47      (6.99)     17.01
March                    (8.13)        6.38      (1.64)     (1.79)     10.19       0.74       0.31
April                     0.97        (3.94)      0.59       4.89       3.68      (5.67)      5.81      (0.55)
May                      (3.42)        2.28       3.81      (7.78)     11.35       5.76      (7.05)     (7.11)
June                      3.29        (0.99)      5.55      (1.87)     (1.11)      5.79      (1.97)      9.76
July                     (4.04)       (0.41)     12.05      (2.79)     (2.48)     (4.31)     12.45      10.80
August                   (2.49)        5.84      (7.32)     (2.73)     (1.01)     (6.45)     (5.44)     (0.88)
September                (1.79)        2.09       1.21       7.52       1.95       3.53       0.61      (6.95)
October                               (5.20)     (6.58)     13.21      (7.53)      0.56       5.37      (0.67)
November                               2.55       2.65       9.51       5.35      14.24       4.90      (1.74)
December                               1.98       1.20       2.02       9.71       1.09      10.02      (4.81)
Compound Annual
  (Period) Rate of
  Return                (19.37)       16.03      19.24       5.74      37.68       1.26      47.05      (3.73)

                      (9 months)                                                                     (9 months)


                                                                       CAPSULE B



                         WELTON INVESTMENT CORPORATION
                     GLOBAL FINANCIALS AND METALS PORTFOLIO



                  Name of CTA: Welton Investment Corporation
                  Name of program: Global Financials and Metals Portfolio Inception of trading by CTA: February 1989
                  Inception of trading in program: April 1992
                  Number of open accounts: 1
                  Aggregate assets overall (excluding notional): $110 million Aggregate assets overall (including notional): $199 million Aggregate assets in program (excluding notional): $6 million Aggregate assets in program (including notional): $6 million Largest monthly drawdown: (15.72)% - (2/96)
                  Worst peak-to-valley drawdown: (30.89)% - (1/94 - 9/94)
                  1999 year-to-date return (9 months): (20.04)%
                  1998 annual return: 19.14%
                  1997 annual return: 19.18%
                  1996 annual return: 10.12%
                  1995 annual return: 48.90%
                  1994 annual return: (23.34)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C



                         WELTON INVESTMENT CORPORATION
                          GLOBAL FINANCIALS PORTFOLIO



                  Name of CTA: Welton Investment Corporation
                  Name of program: Global Financials Portfolio
                  Inception of trading by CTA: February 1989
                  Inception of trading in program: November 1994
                  Number of open accounts: 2
                  Aggregate assets overall (excluding notional): $110 million Aggregate assets overall (including notional): $199 million Aggregate assets in program (excluding notional): $2 million Aggregate assets in program (including notional): $2 million Largest monthly drawdown: (15.70)% - (2/96)
                  Worst peak-to-valley drawdown: (30.20)% - (2/96 - 8/96)
                  1999 year-to-date return (9 months): (20.25)%
                  1998 annual return: 19.98%
                  1997 annual return: 14.35%
                  1996 annual return: 7.05%
                  1995 annual return: 49.67%
                  1994 period return (2 months): 3.73%



                                                                       CAPSULE D


                         WELTON INVESTMENT CORPORATION
                       TRADING PROGRAMS NO LONGER OFFERED
                            As of September 30, 1999


  February 1989      Date advisor began trading client accounts
   $110 million      Total assets under management by the advisor representing actual funds
   $199 million      Total assets under management by the advisor representing nominal funds

---------------------------------------------------------------------------------------------------------------------------
                                                                                                INTERNATIONAL INTEREST
                                EQUITY LINKED PORTFOLIO             CUSTOM                           RATE
      TRADING PROGRAM           ENHANCEMENT PRODUCT             GLOBAL FINANCIAL ACCOUNTS          PORTFOLIO

---------------------------------------------------------------------------------------------------------------------------
 Date Program Began Trading         Oct-93                          Mar-94                          Mar-92
    Actual Funds Managed            Closed                          Closed                          Closed
                                    Oct-94                          Oct-94                          Mar-96
Nominal Funds Managed                        --                              --                              --
Open Accounts                                 0                               0                               0
Closed Accounts                               2                               6                              33
Accounts Closed at a Profit                   1                               0                               9
Accounts Closed at a Loss                     1                               6                              24
                             PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------------------------

                                                              QUANTITATIVE FOREIGN                 WORLD
      TRADING PROGRAM         NONFINANCIAL PORTFOLIO          EXCHANGE PORTFOLIO              CURRENCY PORTFOLIO
----------------------------
 Date Program Began Trading       Mar-94                          Jun-94                          Apr-92
    Actual Funds Managed          Closed                          Closed                          Closed
                                  Aug-95                          Feb-95                          Feb-94
Nominal Funds Managed                      --                              --                              --
Open Accounts                               0                               0                               0
Closed Accounts                             4                               2                               4
Accounts Closed at a Profit                 2                               0                               1
Accounts Closed at a Loss                   2                               2                               3

----------------------------
                               WORLD
                              EQUITY
                               INDEX
      TRADING PROGRAM         PORTFOLIO
----------------------------
 Date Program Began Trading   May-94
    Actual Funds Managed      Closed
                              Jun-96
Nominal Funds Managed              --
Open Accounts                       0
Closed Accounts                    11
Accounts Closed at a Profit         1
Accounts Closed at a Loss          10

Annual Rates of Return
1994                                        (4.21)%                        (22.89)%                        (26.68)%
1995                                           --                              --                           56.49%
1996                                           --                              --                          (14.87)%
1997                                           --                              --                              --
1998                                           --                              --                              --
YTD through September-99                       --                              --                              --

Largest Single Monthly
Drawdown1                                   (1.79)%                         (7.15)%                        (14.47)%

      Date of Drawdown               Jul-94                          Oct-94                          Feb-96
Largest Peak-to-Valley
Drawdown2                                   (6.55)%                        (25.12)%                        (32.40)%
        Date of Peak                 Mar-94                          Mar-94                          Dec-93
       Date of Valley                Oct-94                          Oct-94                          Jan-95
---------------------------------------------------------------------------------------------------------------------------

Annual Rates of Return
1994                                      44.13%                         (13.66)%                         (2.99)%
1995                                     (16.38)%                         (2.94)%                            --
1996                                         --                              --                              --
1997                                         --                              --                              --
1998                                         --                              --                              --
YTD through September-99                     --                              --                              --
Largest Single Monthly
Drawdown1                                 (8.99)%                        (14.68)%                         (8.80)%
      Date of Drawdown             Mar-95                          Nov-94                          Jan-93
Largest Peak-to-Valley
Drawdown2                                (19.03)%                        (17.58)%                        (23.21)%
        Date of Peak               Feb-95                          Oct-94                          Nov-92
       Date of Valley              Aug-95                          Feb-95                          Feb-94
----------------------------

Annual Rates of Return
1994                             (15.97)%
1995                               4.99%
1996                             (14.82)%
1997                                 --
1998                                 --
YTD through September-99             --
Largest Single Monthly
Drawdown1                         (9.71)%
      Date of Drawdown         Jun-96
Largest Peak-to-Valley
Drawdown2                        (25.18)%
        Date of Peak           May-94
       Date of Valley          Jan-96
----------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          FOOTNOTES TO WIC CAPSULES A THROUGH D PERFORMANCE SUMMARIES


     "Inception of trading by CTA" is the date on which WIC began trading client accounts.

     "Inception of trading in program" is the date on which WIC began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by WIC pursuant to the program shown as of September 30, 1999.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of WIC as of September 30, 1999.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of September 30, 1999.


     "Drawdown" means losses experienced by the trading program over a specified period. "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years (and from inception to date in the case of Capsule A).

     "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceed by a subsequent month-end net asset value of the trading program during the most recent five calendar years (and from inception to date in the case of Capsule A).


     "Annual and year-to-date return" presented in the composite performance capsules are calculated based on the "Fully-Funded-Subset" method as prescribed by the CFTC. These rates of return are derived by dividing the sum of the net performance, i.e., the aggregate of net performance for each of the accounts qualifying for inclusion in the Fully-Funded Subset, by the sum of the Actual Funds-based beginning NAVs for the Fully-Funded Subset. Returns are then compounded to arrive at the year-to-date rate of return. Note, 1999 year-to-date returns were approximated.





           FOOTNOTES TO WIC CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY


     Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio, the trading program to be employed for Charter Welton by WIC. The pro forma adjustments are an attempt approximately to reflect Charter Welton's brokerage, management and incentive fees, and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsule A above.


     Capsule A-1 must be read in conjunction with the description of WIC and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Welton as compared to WIC's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.



     While the General Partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Charter Welton, no representation is or could be made that the Capsule presents what the results of Charter Welton would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.


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
                           THE MANAGEMENT AGREEMENTS


     Each Trading Advisor has entered into a Management Agreement with a Partnership and the General Partner, which provides that the Trading Advisor will have sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment in futures interests of the Partnership's assets.


TERM


     The Management Agreement with each Trading Advisor will not expire until December 31, 2001, with annual renewals thereafter. Unless otherwise terminated upon written notice from the Trading Advisor at least 30 days prior to the expiration of the Management Agreement, each agreement shall automatically renew for additional one year terms.


     The Management Agreement with each Partnership will terminate if the Partnership terminates. Each Management Agreement may also be terminated by the Partnership, without penalty, at any time upon prior written notice to the Trading Advisor. In addition, each Management Agreement may be terminated by the Partnership or the Trading Advisor at any time without penalty under certain other circumstances specified therein.


     Each Management Agreement also permits the General Partner to designate an additional trading advisor or advisors for a Partnership, and to apportion to such additional advisor(s) such amount of the Partnership's Net Assets as the General Partner may determine in its absolute discretion.


LIABILITY AND INDEMNIFICATION


     Each Management Agreement sets forth a standard of liability for the Trading Advisor and also provides for certain indemnities of the Trading Advisor. See "Fiduciary Responsibility" on page * . Each Management Agreement also provides that the Trading Advisor will assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership.


OBLIGATIONS TO A PARTNERSHIP


     Each Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of each Management Agreement, the Trading Advisor and its principals and affiliates may be advising other investors and trading for their proprietary accounts. However, under the Management Agreements, the Trading Advisors and their principals and affiliates may not knowingly or deliberately favor, other than by charging different management and/or incentive fees, any account advised or managed by the Trading Advisors or any of their principals and affiliates over the accounts of the Partnerships. Each Trading Advisor will treat the Partnership for which it manages funds in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, each Trading Advisor and its principals and affiliates will be free to advise and manage accounts of other investors and will be free to trade on the basis of the same trading systems, methods or strategies employed by such Trading Advisor on behalf of the Partnership, or trading systems, methods or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and will be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts over the Partnership's account.


                               EXCHANGE PRIVILEGE


     If the conditions described below are satisfied, you may redeem your Units in any Partnership as of the last day of any calendar month and use the proceeds to purchase Units of one or both of the other Partnerships (a "SERIES EXCHANGE"). However, a Series Exchange will only be permitted as of the sixth month-end after you first became an investor in any Charter Series Partnership, and as of the last day of each month thereafter (an "EXCHANGE DATE"). Each Unit you purchase in a Series Exchange will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the Exchange Date. Any Units you redeem in a Series Exchange will not be subject to a redemption charge. Units you acquire in a Series Exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the Units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold Units of Charter Graham for 12 months, exchange those Units for Units of Charter Millburn, then redeem any of those Units 15 months later, you will not have to pay a redemption charge, because those Units will be deemed to have been held for 27 months.



     When you request a Series Exchange, certain additional conditions must be satisfied. First, the Partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem Units. In order to effect a Series Exchange, you must send a Subscription Agreement to an MSDW branch office, and that Agreement must be received by the General Partner at least five business days prior to the applicable Exchange Date. In that Agreement you must acknowledge that you are still eligible to purchase Units on the Exchange Date. You must redeem a minimum of 500 Units in a Series Exchange, unless you are liquidating your entire interest in a Partnership. However, if you already own Units in a Partnership and would like to purchase additional Units of that Partnership, you must purchase at least 100 Units. A form of Subscription Agreement is annexed to this Prospectus as Exhibit B, and additional copies of the Subscription Agreement may be obtained by written request to the General Partner or from a local MSDW branch office.



     In order to effect a Series Exchange, each Partnership must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of registered Units to effect Series Exchanges, it is under no obligation to do so. Therefore, the General Partner cannot assure you that any Units will be available for sale on an Exchange Date. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale. In that event, the General Partner may not continue qualifying Units for sale in those states, and residents of those states would not be eligible for a Series Exchange. In addition, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Subscription Agreement. Any such restrictions may limit the ability of residents of those states to effect a Series Exchange. In the event that not all Subscription Agreements can be processed because an insufficient number of Units is available for sale on an Exchange Date, the General Partner will allocate Units in a manner that it deems reasonable under the circumstances.



     Units of any new partnership in the Charter Series may be offered to investors pursuant to exercise of the Series Exchange privilege. Before purchasing units of a new partnership, you will be required to receive a copy of a Prospectus or a Supplement to this Prospectus describing the new Partnership and its units, and you will be required to execute a new Subscription Agreement to purchase units of that partnership.



     Since a Series Exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this Prospectus describing redemptions and the tax consequences before effecting a Series Exchange.


                                  REDEMPTIONS


     Once you are an investor in a Charter Series Partnership for at least six months, you may redeem all or part of your Units, regardless of when such Units were purchased. You may make redemptions only in whole Units, with a minimum of 100 Units required for each redemption, unless you are redeeming your entire interest in a Partnership. The General Partner will redeem your Units in the order in which they were purchased.


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

     Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("REDEMPTION DATE"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by you to a local MSDW branch office and received by the General Partner at least 5 business days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which Agreement is annexed to this Prospectus as Exhibit A. Additional copies of the Request for Redemption may be obtained by written request to the General Partner or a local MSDW branch office.



     If you redeem Units, you will receive 100% of the Net Asset Value of each Unit redeemed as of the Redemption Date, less any applicable redemption charges. The "NET ASSET VALUE" of a Unit is an amount equal to the Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding. "NET ASSETS" means the total assets of a Partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership, less the total liabilities of the Partnership, including, but not limited to, all brokerage, management, and incentive fees, and ordinary administrative expenses, transaction fees and costs, if any, and extraordinary expenses, determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures interest traded on a U.S. exchange means the settlement price on the exchange on which that futures interest is traded on the day Net Assets are being determined. However, if a futures interest could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures interest could be liquidated will be the market value of that futures interest for that day. The market value of a forward contract or a futures interest traded on a foreign exchange or market means its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or futures interest.



     If you redeem Units on or prior to the last day of the twelfth month from the date of their purchase, those Units will be subject to a redemption charge equal to 2% of their Net Asset Value on the Redemption Date. If you redeem Units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those Units will be subject to a redemption charge equal to 1% of their Net Asset Value on the Redemption Date. If you redeem Units after the last day of the twenty-fourth month from the date of purchase, those Units will not be subject to a redemption charge. All redemption charges will be paid to DWR.





Your Units will be exempt from redemption charges under the following circumstances:



     * If you purchase $500,000 or more of Units, those Units will not be subject to redemption charges, but will be subject to other restrictions on redemptions.



     * If you redeem Units at the first Redemption Date following notice of an increase in certain fees, those Units will not be subject to redemption charges.



     * If you exchange Units in a Series Exchange, the Units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the Units you acquire will be deemed to have the same purchase date as the Units you exchanged.



     * If you exchange units of any other partnerships for which Demeter serves as the General Partner (a "NON-SERIES EXCHANGE"), the units you redeem from the other limited partnership in the exchange will be subject to any applicable redemption charges, but the Charter Series Units you acquire will not be subject to redemption charges.



     * If you redeem Units and have either paid a redemption charge with respect to the Units or held the Units for at least two years, you will not be subject to redemption charges with respect to any newly purchased Units, provided the new Units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the Units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.



     The General Partner will endeavor to pay redemptions within 10 business days after the Redemption Date. A Partnership may be forced to liquidate open futures interests positions to satisfy redemptions in the event it does not have sufficient cash on hand. SEE "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS--RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS" on page
* . When you redeem Units, payment will be made by credit to your customer account with DWR, or by check mailed to you if your account is closed. Your right to redeem Units is contingent upon the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and timely receipt by the General Partner of your Request for Redemption as described above.



     The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Charter Series Partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "Special Redemption Dates." See "The Limited Partnership Agreements--Reports to Limited Partners" on page * .




                             THE COMMODITY BROKERS
DESCRIPTION OF THE COMMODITY BROKERS


     Dean Witter Reynolds Inc., a Delaware corporation ("DWR"), acts as the Partnerships' non-clearing commodity broker. DWR, as the non-clearing commodity broker, holds each Partnership's funds in customer segregated or secured accounts, and provides all required margin funds to CFI, the clearing commodity broker and foreign currency forward contract counterparty for each Partnership, to cover margin requirements for each Partnership's trading positions. DWR monitors each Partnership's futures positions that CFI reports it is carrying for any errors in trade prices or trade fills. DWR also serves as the non-clearing commodity broker for all of the other commodity pools for which Demeter serves as general partner and commodity pool operator, and CFI serves as the clearing broker and foreign currency forward counterparty for such commodity pools.



     DWR is a principal operating subsidiary of MSDW, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and futures interests, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of approximately 450 offices nationwide with approximately 12,000 financial advisors servicing individual and institutional client accounts.



     Carr Futures, Inc., a Delaware corporation ("CFI" and, together with DWR, the "COMMODITY BROKERS"), is the broker directly accountable to the futures exchange or clearinghouse for each Partnership's trades. All payments, including margin payments, to and from the futures exchanges resulting from each Partnership's trades, flow through CFI. In addition, CFI also acts as the counterparty on each Partnership's foreign currency forward contracts. CFI is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $3.301 billion at December 31, 1998 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. CFI's parent has guaranteed the payment of the net liquidating value of the transactions in each Partnership's account with CFI. CFI has been registered under the CEAct as a futures commission merchant and has been a member of the NFA in such capacity since August 1987. CFI's global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. CFI acts as a commodity broker to individuals, corporate and institutional clients and is a


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

clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, and other major commodities exchanges.


BROKERAGE ARRANGEMENTS


     The Partnerships' brokerage arrangements with DWR and CFI are discussed in "Conflicts of Interest--Relationship of the General Partner to DWR as Commodity Broker" and "--Customer Agreements with the Commodity Brokers," and "Description of Charges--Commodity Brokers" on pages * , * , and * , respectively.



     The General Partner will review at least annually the brokerage arrangements of each Partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:



     * the size of the Partnership;



     * the futures interests trading activity;



     * the services provided by the Commodity Brokers or their affiliates to the Partnership;



     * the cost incurred by DWR or its affiliates in organizing and operating the Partnership and offering Units;


     * the overall costs to the Partnership;


     * any excess interest and compensating balance benefits to the Commodity Brokers from assets held thereby; and



     * if the General Partner is an affiliate of a Commodity Broker (Demeter is an affiliate of DWR), the risks incurred by and the obligations of the General Partner as general partner of the Partnership.



     Each Customer Agreement sets forth a standard of liability for the Commodity Broker and provides for certain indemnities of and by the Commodity
Brokers. See "Fiduciary Responsibility" on page   *   .


                               CERTAIN LITIGATION

     At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.

     On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its financial advisors in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).


     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "DEAN WITTER PARTIES"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent.

     Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The motion has been fully briefed and argued and the Dean Witter Parties are awaiting the court's decision. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.



     During the five years preceding the date of this Prospectus, other than as described above, there have been no material criminal, civil or administrative actions pending, on appeal or concluded against the Commodity Brokers, the General Partner, or any of their principals, which the General Partner believes would be material to an investor's decision to invest in the Partnerships.


                       THE LIMITED PARTNERSHIP AGREEMENTS


     This section of the Prospectus summarizes some of the more significant provisions of the Limited Partnership Agreement of each Partnership. A form of the Limited Partnership Agreements is annexed to this Prospectus as Exhibit A. Each Limited Partnership Agreement is identical, except for the Partnership's name.


NATURE OF THE PARTNERSHIPS

     Each Partnership was formed on July 15, 1998 under the Partnership Act. The fiscal year of each Partnership begins on January 1 of each year and ends on the following December 31.


     The Units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a Partnership for liabilities that arose before the date of a redemption or Series Exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Series Exchange, together with interest on any such amount. However, a Partnership will not make a claim against you for any amounts received in connection with a redemption of Units or a Series Exchange unless the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership that arose before any distributions were made to you. The General Partner will be liable for all obligations of a Partnership to the extent that assets of the Partnership are insufficient to pay those obligations.


MANAGEMENT OF PARTNERSHIP AFFAIRS


     You will not participate in the management or operations of a Partnership. Under each Limited Partnership Agreement, the General Partner is solely responsible for managing the Partnership.

     The General Partner may use a Partnership's funds only to operate the business of that Partnership. The General Partner may hire an affiliate to perform services for the Partnership if the General Partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the Partnership without penalty upon 60 days' prior written notice.



     Other responsibilities of the General Partner include:



     *  determining whether a Partnership will make a distribution;


     *  administering redemptions and Series Exchanges;


     *  preparing monthly and annual reports;



     *  preparing and filing tax returns required for each Partnership;



     * signing documents on behalf of each Partnership and its Limited Partners pursuant to powers of attorney; and



     *  supervising the liquidation of a Partnership, if necessary.


SHARING OF PROFITS AND LOSSES


     You will have a capital account in each Partnership in which you invest, with an initial balance equal to the amount you paid for Units of the Partnership. The General Partner also has a capital account. Each Partnership's Net Assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. For a description of the federal tax allocations, see
"Material Federal Income Tax Considerations" on page   *   .


RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS


     While you may transfer or assign your Units, the transferee or assignee may not become a Limited Partner without the written consent of the General Partner, which consent may not be unreasonably withheld. You may only withdraw capital or profits from a Partnership by redeeming Units. The General Partner may withdraw any portion of its interest in a Partnership that exceeds the amount required under the Limited Partnership Agreement without prior notice to or consent of the Limited Partners. In addition, the General Partner may withdraw or assign its entire interest in a Partnership if it gives 120 days' prior written notice to the Limited Partners. If a majority of Limited Partners elect a new general partner or partners to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with its withdrawal.



     Any transfer or assignment of Units by you will take effect at the end of the month in which the transfer or assignment is made,subject to the following conditions. A Partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the Limited Partner. The notice must be signed by the Limited Partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned. A transfer or assignment of less than all Units cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of Units required for an investment in the Partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The General Partner will not permit a transfer or assignment of Units unless it is satisfied that the transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws; and notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of Units will be effective or recognized by a Partnership if the transfer or assignment would result in the termination of that

Partnership for federal income tax purposes, and any attempt to transfer or assign Units in violation of the Limited Partnership Agreement will be ineffective. The Limited Partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.


AMENDMENTS; MEETINGS


     Each Limited Partnership Agreement may be amended by the General Partner and by Limited Partners owning more than 50% of the Units of that Partnership. In addition, the General Partner may make certain amendments to a Limited Partnership Agreement without the consent of the Limited Partners, including any amendment that is not adverse to the Limited Partners or required by the staff of the SEC, the CFTC, any other federal agency, any state "BLUE SKY" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a Limited Partnership Agreement without the consent of all Partners affected if that amendment would reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of the Limited Partnership Agreement relating to amendments requiring the consent of all Partners.



     Upon written request to the General Partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and Units owned by, all Limited Partners in your Partnership, provided that you pay reasonable duplicating and postage costs. Limited Partners owning at least 10% of the Units of a Partnership may request a meeting to consider any matter upon which Limited Partners may vote. Upon receipt of such a request, the General Partner must call a meeting of that Partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the General Partner of notice of the meeting, and the notice must specify the date, a reasonable place and time, and the purpose of the meeting.



     At any meeting of the Limited Partners, the following actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units:



     *  amend the Limited Partnership Agreement;



     *  dissolve the Partnership;



     *  remove and replace the General Partner;



     * elect a new general partner or general partners if the General Partner terminates or liquidates or elects to withdraw from the Partnership, or becomes insolvent, bankrupt or is dissolved;



     * terminate any contract with the General Partner or any of its affiliates on 60 days' prior written notice; and



     * approve the sale of all or substantially all of the assets of the Partnership.



     Any of the foregoing actions may also be taken by Limited Partners without a meeting, without prior notice, and without a vote, by means of written consents signed by Limited Partners owning the required number of Units. Notice of any actions taken by written consent must be given to non-consenting Limited Partners within seven business days.





REPORTS TO LIMITED PARTNERS



     The books and records of each Partnership are maintained at its principal office for at least five years. You or your authorized attorneys or agents have the right during normal business hours to inspect and copy the books and records of each Partnership of which you are a Limited Partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The Partnership will retain copies of subscription documentation in connection with purchases and exchanges of Units for at least six years.



     Within 30 days after the close of each calendar month, the General Partner will send you a report containing the financial and other information with respect to each Partnership that the CFTC and NFA require, together with information concerning any material change in the brokerage commissions or fees payable by the Partnerships to any commodity broker. The General Partner will also send you within 90 days after the close of each fiscal year an annual report containing audited financial statements for the Partnerships. Annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the General Partner or its affiliates. By March 15 of each year, the Partnership will send you the tax information necessary for you to prepare your federal income tax return. The Net Asset Value of each Partnership's Units, which is estimated daily by the General Partner, will be promptly supplied to you upon written request.



     A written notice, including a description of Limited Partners' redemption and voting rights, will be mailed to the Limited Partners of a Partnership within seven business days if any of the following events occur:



     * the Net Asset Value of a Unit decreases by at least 50% from the Net Asset Value of that Unit as of the end of the immediately preceding month;



     * the Limited Partnership Agreement is materially amended;



     * there is any change in Trading Advisors or any material change in a management agreement.



     * there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;



     * there is any change in general partners or any material change in the compensation arrangements with a general partner;



     * there is any change in the Partnership's fiscal year;



     * there is any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or



     * the Partnership ceases to trade futures interests.



     If you receive a notice as to a 50% decrease in Net Asset Value per Unit, that notice will also advise you that a "Special Redemption Date" will take place when Limited Partners may redeem their Units in the same manner as described under "Redemptions" on page * for regular Redemption Dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the Partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures interests trading through the Special Redemption Date. The General Partner will then determine whether to reinstitute futures interests trading or to terminate the Partnership.



     In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreements, no increase in any of the management, incentive, or brokerage fees payable by the Partnerships, or any of the caps on fees, may take effect until the first business day following a Redemption Date. In the event of such an increase:



     * notice of the increase will be mailed to Limited Partners at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date;



     * the notice will describe the redemption and voting rights of Limited Partners; and

     * Units redeemed at the first Redemption Date following the notice will not be subject to any redemption charges.



     Each Limited Partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.


                              PLAN OF DISTRIBUTION


GENERAL



     DWR is offering Units pursuant to a Selling Agreement with the Partnerships and the General Partner. With the approval of the General Partner, DWR may appoint certain agents to make offers and sales of the Units (collectively, "ADDITIONAL SELLERS"). These Additional Sellers may include any securities broker or dealer which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of Units within the U.S. or its territories, possessions or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with certain provisions of the Conduct Rules of the NASD in making offers and sales of Units.



     DWR is offering the Units on a "best efforts" basis without any agreement by DWR to purchase Units. The General Partner may in the future register additional Units with the SEC. There is no maximum aggregate amount of funds which may be contributed to a Partnership. The General Partner may in the future subdivide or combine outstanding Units of any Partnership, in its discretion, provided that any subdivision or combination will not affect the Net Asset Value of any Limited Partner's interest in the Partnership.



     Each Partnership has agreed to indemnify its Trading Advisor, DWR, the General Partner, and any Additional Sellers in connection with the offer and sale of Units. See "Fiduciary Responsibility" on page * .



CONTINUING OFFERING



     DWR is offering Units of each Partnership for sale at Monthly Closings held on the last day of each month at the Net Asset Value of a Unit of the Partnership on that date. The Net Asset Value of a Unit of a Partnership is not related to the performance of any other Partnership and depends on the performance of its Trading Advisor. The Net Asset Value of a Unit may increase or decrease substantially between the date you subscribe and the date as of which your subscription is accepted by the General Partner. Consequently, you may receive at a Monthly Closing more or fewer Units of a Partnership than you would have received if the Units had been issued on the date of your subscription. Additionally, even if the amount of your subscription is divided equally among the Partnerships, the number of Units of each Partnership purchased at a Monthly Closing will not be the same and may differ significantly.



ESCROW ARRANGEMENTS



     If your subscription is not immediately rejected by the General Partner, your subscription funds will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York (the "ESCROW AGENT"), and invested in the Escrow Agent's interest-bearing money market account. If the General Partner accepts your subscription at the Monthly Closing, the Escrow Agent will pay your subscription funds to the appropriate Partnership(s) and pay any interest earned on those funds to DWR. DWR in turn will credit your DWR customer account with the interest. If the General Partner rejects your subscription, the Escrow Agent will promptly pay the rejected subscription funds and any interest earned to DWR, and DWR will credit your DWR customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your DWR customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the Escrow Agent to the day that funds are either paid to the appropriate Partnership(s) in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions. At all times during the Continuing Offering, and prior to each Monthly Closing, subscription funds will be in the possession of the Escrow Agent, and at no time will the General Partner hold or take possession of the funds.





COMPENSATION TO DWR EMPLOYEES AND ADDITIONAL SELLERS



     In the case of Units purchased for cash, qualified employees of DWR have the option to receive from DWR (payable solely from its own funds) a gross sales credit equal to 4% of the Net Asset Value per Unit as of the Monthly Closing for each Unit sold by them and issued at the Monthly Closing, plus a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to outstanding Units sold by them, commencing with the fifteenth month after the Monthly Closing at which a Unit is issued. Alternatively, qualified employees of DWR may forego the initial sales credit of 4% of the Net Asset Value per Unit and immediately commence receiving a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to outstanding Units sold by them. However, employees of DWR that sell $500,000 or more of Units to any single investor will not have an option, and will only be entitled to receive a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to those outstanding Units, commencing with the first month after the Units are issued.


     In the case of Units purchased pursuant to a Series Exchange or Non-Series Exchange, qualified employees of DWR will not receive the initial gross sales credit of 4%. However, in the case of a Series Exchange or Non-Series Exchange, DWR employees will receive a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to such outstanding Units, as follows:


     * in the case of a Series Exchange where the DWR employee elected to receive the initial gross sales credit of 4% in connection with the initial purchase of the Units redeemed, the DWR employee will receive the monthly gross sales credit commencing with the fifteenth month after the date the Units being redeemed were purchased; and



     * in the case of a Series Exchange where the DWR employee elected not to receive the initial gross sales credit of 4% in connection with the initial purchase of the Units redeemed, or in the case of a Non-Series Exchange, the DWR employee will receive the monthly gross sales credit commencing with the first month after the Units are issued.



     In all cases, qualified DWR employees will receive continuing compensation until the applicable Partnership terminates or the Unit is redeemed, whichever comes first.



     No part of this compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation.



     Each person receiving continuing compensation must be a DWR employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the NFA in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the CEAct and the CFTC's regulations. These employees must also perform additional services, including:


     * inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of each Partnership's Units;

     * inquiring of the General Partner, at the request of Limited Partners, regarding the futures interests markets and the activities of the Partnerships;

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
     * responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to Limited Partners;

     * providing advice to Limited Partners as to when and whether to make additional investments or to redeem or Exchange Units;

     * assisting Limited Partners in the redemption or Exchange of Units; and

     * providing such other services as Limited Partners from time to time may reasonably request.


     The additional compensation paid by DWR may be deemed to be underwriting compensation. In addition, certain officers and directors of the General Partner may receive compensation as employees of DWR based, in part, on the amount of brokerage fees paid by the Partnerships to DWR. The Selling Agreement among DWR, the General Partner and the Partnerships provides that such compensation may only be paid by DWR as long as these services are provided. Any Limited Partner may telephone, write or visit a financial advisor at the MSDW branch office to avail himself of these services.



     DWR may at any time implement cash sales incentive and/or promotional programs for its employees who sell Units. These programs will provide for DWR, and not any Partnership or the General Partner, to pay DWR's employees bonus compensation based on sales of Units. Any sales or promotional program will be approved by the NASD prior to its start.



     The aggregate of all compensation paid to employees of DWR from the initial 4% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.



     DWR may compensate any qualified Additional Seller for each Unit sold by it by paying a selling commission, from DWR's own funds, as determined by DWR and the Additional Seller, but not to exceed 4% of the Net Asset Value of the Unit sold. Additional Sellers who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the NFA in such capacity may also receive from DWR, payable from DWR's own funds, continuing compensation for providing to Limited Partners the continuing services described above. This additional compensation paid by DWR may be up to 35% of the brokerage fees generated by outstanding Units sold by Additional Sellers and received by DWR as commodity broker for the Partnership (except for affiliates of DWR, which will be compensated at the same rate as DWR). Additional Sellers may pay all or a portion of this additional compensation to their employees who have sold Units and provide continuing services to Limited Partners if the employees are properly registered with the CFTC and are members of the NFA. Additional compensation paid by DWR may be deemed to be underwriting compensation.


                             SUBSCRIPTION PROCEDURE


     The minimum subscription for most subscribers is $20,000. However, in the case of eligible subscribers purchasing Units pursuant to a Non-Series Exchange, the $20,000 minimum subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the Closing at which the Units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. You may subscribe for Units of one Partnership, or you may divide your investment among two or all three Partnerships, provided that the minimum subscription for any one Partnership is:





* in the case of a cash purchase, $5,000;



     * in the case of a Non-Series Exchange, the proceeds from the redemption of five units from commodity pools other than the Spectrum Series, or 500 units from one, or any combination, of the Spectrum Series.

     If you already own Units in a Partnership and you wish to make an additional investment in that Partnership, you may subscribe for additional Units at a Monthly Closing with a minimum investment of:





* in the case of a cash purchase, $1,000;



     * in the case of a Non-Series Exchange, the proceeds from the redemption of one unit from commodity pools other than the Spectrum Series, or 100 units from one, or any combination of the Spectrum Series.



     In order to make your first purchase of Units of a Partnership, other than by means of an Exchange, you must complete, sign, and deliver to DWR a Subscription Agreement which will authorize the General Partner and DWR to transfer the full subscription amount from your DWR customer account to the Partnerships' Escrow Account. If your Subscription Agreement is received by DWR and not immediately rejected, you must have the appropriate amount in your DWR customer account on the first business day following the date that your Subscription Agreement is received by DWR. DWR will deduct the subscription amount from your customer account and transfer funds into escrow with the Escrow Agent on that date. If you do not have a DWR customer account or an account with an affiliate of DWR, or do not have sufficient funds in your existing DWR customer account, you should make appropriate arrangements with your MSDW financial advisor, or contact your local MSDW branch office. Do not mail any payment to the General Partner, as it will be returned to you for proper placement with the MSDW branch office where your account is maintained.



     In the case of a Series Exchange or a Non-Series Exchange, you must complete, sign, and deliver to your MSDW financial advisor a Subscription Agreement, which will authorize the General Partner to redeem all or a portion of your interest in a Partnership or another commodity pool for which the General Partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase Units in one or more of the Partnerships.



     In accordance with an NASD rule, DWR will not subscribe for Units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.



     If you subscribe by check, Units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, DWR will notify the General Partner, and the relevant Partnership will cancel the Units issued to you represented by the check. Any losses or profits sustained by the Partnership allocable to the cancelled Units will be allocated among the remaining Partners. In the Limited Partnership Agreements, each Limited Partner agrees to reimburse a Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to the Limited Partner.



     Subscriptions for Units are generally irrevocable by subscribers. However, you may revoke your Subscription Agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an Exchange, within five business days after execution of the Subscription Agreement or no later than 3:00 P.M., New York City time, on the date of the applicable Monthly Closing, whichever comes first, by delivering written notice to your MSDW financial advisor. There may be other rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion.



     A sample form of the Subscription Agreement is annexed to this Prospectus as Exhibit B. A separate copy of the Subscription Agreement accompanies this Prospectus or you may obtain one, after delivery of this Prospectus, from a local MSDW branch office. You will not receive any certificate evidencing Units, but you will be sent confirmations of purchases in DWR's customary form.

     Once you are an investor in a Partnership, you may make additional cash purchases of Units of that Partnership without executing a new Subscription Agreement, by contacting your MSDW financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your DWR customer account. Those amounts will be held in escrow and applied towards the purchase of Units in the same manner as initial purchases described above. However, before you make any additional purchases of Units in this manner you will be required to complete a Subscription Agreement Update Form, a sample of which is annexed to this Prospectus as Exhibit C, if a new Prospectus has been issued since the date of your original Subscription Agreement. Further, your MSDW financial advisor will be required to confirm to the General Partner that the information you provided, and the representations and warranties you made, in your original Subscription Agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional Units in a Partnership by way of an Exchange or to purchase Units of a Partnership in which you are not currently an investor; in either of those cases, you must execute a new Subscription Agreement.


          PURCHASES BY EMPLOYEE BENEFIT PLANS -- ERISA CONSIDERATIONS


     Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, you should determine whether the purchase of Units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.



     As used herein, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, so-called "401(k) plans," "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAS"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "CODE").



     If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "REGULATION") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:





* freely transferable;





* held by more than 100 investors independent of the issuer and of each other;
  and



     * either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 ACT") or sold to the plan as part of a public offering of the securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act.



     The Units currently meet, and the General Partner expects that the Units will continue to meet, the criteria of the Regulation.



     The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of Units.


     Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any Trading Advisor or any of their respective affiliates either:




* has investment discretion with respect to the investment of plan assets;



     * has authority or responsibility to give or regularly gives investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the plan assets and that the advice will be based on the particular investment needs of the plan; or





* is an employer maintaining or contributing to the plan.



     Subscribing for Units in a Partnership does not create an IRA or other employee benefit plan. If you are considering the purchase of Units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Code and ERISA and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units in one or more of the Partnerships, subject to the applicable minimum subscription requirement per Partnership.



     Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the General Partner, DWR, any Additional Seller, any Partnership, or any Trading Advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION


     The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a Partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted. The following summary is based upon the Code, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts, or other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS


     The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law each Partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this Prospectus, including that a principal activity of each Partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the Partnership's gross income during each year consists of gains form such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership and the General Partner does not intend to request such a ruling.



     If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deductions for any distributions by the Partnership to its Partners. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each Partnership will be treated as a partnership for federal income tax purposes.


PARTNERSHIP TAXATION


     Partners, Rather than Partnership, Subject to Federal Income Tax. None of the Partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner will report his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the Partnership's taxable year. A Limited Partner must report and pay tax on his share of Partnership income whether or not he has received any distributions from the Partnership in that year. The characterization of an item of profit or loss will usually be determined at the Partnership level.



     Organization and Syndication Expenses. None of the Partnerships nor any Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units). There is a risk that some of the brokerage fees paid to DWR could be treated as a nondeductible payment by the Partnerships of syndication expenses.



     Allocation of Partnership Profits and Losses. In general, each Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all Partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net recognized capital gain for each year is allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net recognized loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.


     The special allocation of each Partnership's net gain or loss upon a redemption of Units, which retains the same character as in the hands of each Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner.

     These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations (including each Partnership's tax allocations in respect of redeemed Units).

     If the allocation provided by each Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

     Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partners to the extent cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY


     Nature of Partnership Income. Each Partnership does not expect to hold its futures interests for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a Partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.



     Mark-to-Market. Section 1256 contracts held at the end of a Partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include (i) regulated futures contracts ("RFCS"), which are futures contracts traded on regulated U.S. and certain foreign exchanges; (ii) foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through RFCs; and (iii) U.S. and certain foreign exchange-traded options on commodities, including options on RFCs, debt securities, and stock indices. While the Partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the Partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("NON-SECTION 1256 CONTRACTS"), such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through RFCs.


     Section 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through RFCs and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Code Section 988. Each Partnership has elected to treat these contracts as Section 1256 contracts (i.e., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.


     Subject to certain limitations, a Limited Partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long- term only if such property has been held for more than one year.


     Straddles. If a Partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a Partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

     For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Limited Partner takes into account gain or loss with respect to a position held by the Partnership, the Limited Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by a Partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

     Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a Partnership makes. Each Partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.


TAXATION OF LIMITED PARTNERS



     Limitations on Deductibility of Partnership Losses. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his Units, except in the case of certain Limited Partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the Units as of the end of the Partnership's taxable year in which such loss occurred.



     Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income and gains. The amount for which a Limited Partner is "at risk" with respect to his Units in a Partnership is generally equal to his tax basis for the Units, less: (i) any amounts borrowed in connection with his acquisition of the Units for which he is not personally liable and for which he has pledged no property other than his Units; (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.



     Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Limited Partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a Limited Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.



     Limitations on Deductibility of Passive Losses. The Partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.



     Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, such advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such Partnership expenses (including incentive fees) are investment expenses which are subject to these limitations.


     Tax on Capital Gains and Losses. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20%, and short-term capital gains and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

     The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

     Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.


     Alternative Minimum Tax. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. AMTI consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. AMTI may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry Units in the Partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of such taxable year.


     Limitation on Deductibility of Interest on Investment
Indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited

Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.


     Taxation of Foreign Limited Partners. A non-resident alien individual, foreign corporation, or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a Limited Partner in the Partnerships. Capital gains earned by the Partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. Interest income earned by the Partnerships will, as a general rule, likewise not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in a Partnership.


     The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such foreign limited partner.

     FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

     Tax Elections. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.


     Tax Returns and Information. The Partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner, and any assignee of the Unit of any Limited Partner, copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.



     Partnership's Taxable Year. Each Partnership has the calendar year as its taxable year.



     Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the Units purchased by such plans and entities are not "debt-financed."


TAX AUDITS


     All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a

Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, Limited Partners owning less than a 1% profits interest if the Partnership has more than 100 Partners. However, prior to settlement, such a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of the Limited Partner.



     The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a Partnership item is the later of three years after the Partnership files its return or, if the name and address of the Partner does not appear on the Partnership return, one year after the Internal Revenue Service is furnished with the name and address of the Partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.


                            ------------------------


     All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The General Partner cannot assure you that legislative, administrative or judicial changes will not occur which will modify such statements.



     The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing Units may not be the same for all taxpayers. The Partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of Units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.


                       STATE AND LOCAL INCOME TAX ASPECTS

     In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnerships and their Limited Partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Partnerships. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.


     The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnerships should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships, but may be liable for such tax to the extent such Limited Partners' allocable share of income attributable to the Partnerships' transactions involves tangible personal property. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                                 LEGAL MATTERS

     Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                    EXPERTS


     The statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., as of January 31, 1999, and the statements of financial condition of Demeter Management Corporation as of November 30, 1998 and 1997 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for MSDW.





                      WHERE YOU CAN FIND MORE INFORMATION



     The Partnerships filed registration statements (collectively, the "REGISTRATION STATEMENTS") relating to the Units registered with SEC. This Prospectus is part of the Registration Statements, but the Registration Statements include additional information.



     You may read any of the Registration Statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The Registration Statements are also available to the public from the SEC's Web site at "http:// www.sec.gov."

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Dean Witter Charter Graham L.P.
  Morgan Stanley Dean Witter Charter Millburn L.P.
  Morgan Stanley Dean Witter Charter Welton L.P.:


We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") as of January 31, 1999. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. at January 31, 1999 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


July 13, 1999
New York, New York

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                SEPTEMBER 30,         JANUARY 31,
                                                                    1999                1999
                                                                -------------         -----------
                                                                     $
                                                                (UNAUDITED)              $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................      16,149,113                20
  Net unrealized gain on open contracts.....................         705,148             --
                                                                 -----------             -----
     Total Trading Equity...................................      16,854,261                20
Subscriptions receivable....................................         866,159             --
Interest receivable (DWR and Carr)..........................          60,067             --
                                                                 -----------             -----
     Total Assets...........................................      17,780,487                20
                                                                 -----------             -----
                                                                 -----------             -----

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Accrued brokerage fees (DWR)..............................          96,689             --
  Redemptions payable.......................................          42,872             --
  Accrued management fee....................................          27,626             --
                                                                 -----------             -----
     Total Liabilities......................................         167,187             --
                                                                 -----------             -----
Partners' Capital
  Limited Partners (1,752,093.538 and 1 Unit(s),
  respectively).............................................      17,405,946                10
  General Partner (20,872.355 and 1 Unit(s),
  respectively).............................................         207,354                10
                                                                 -----------             -----
  Total Partners' Capital...................................      17,613,300                20
                                                                 -----------             -----
Total Liabilities and Partners' Capital.....................      17,780,487                20
                                                                 -----------             -----
                                                                 -----------             -----
NET ASSET VALUE PER UNIT....................................            9.93             10.00
                                                                 -----------             -----
                                                                 -----------             -----

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                SEPTEMBER 30,         JANUARY 31,
                                                                    1999                1999
                                                                -------------         -----------
                                                                     $
                                                                (UNAUDITED)              $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................      21,130,353                20
  Net unrealized gain on open contracts.....................         123,450             --
                                                                 -----------             -----
     Total Trading Equity...................................      21,253,803                20
Subscriptions receivable....................................       1,625,967             --
Interest receivable (DWR and Carr)..........................          78,046             --
                                                                 -----------             -----
     Total Assets...........................................      22,957,816                20
                                                                 -----------             -----
                                                                 -----------             -----

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Accrued brokerage fees (DWR)..............................         123,283             --
  Redemptions payable.......................................          94,301             --
  Accrued management fee....................................          35,224             --
                                                                 -----------             -----
     Total Liabilities......................................         252,808             --
                                                                 -----------             -----
Partners' Capital
  Limited Partners (2,176,779.228 and 1 Unit(s),
  respectively).............................................      22,456,683                10
  General Partner (24,070.719 and 1 Unit(s),
  respectively).............................................         248,325                10
                                                                 -----------             -----
  Total Partners' Capital...................................      22,705,008                20
                                                                 -----------             -----
Total Liabilities and Partners' Capital.....................      22,957,816                20
                                                                 -----------             -----
                                                                 -----------             -----
NET ASSET VALUE PER UNIT....................................           10.32             10.00
                                                                 -----------             -----
                                                                 -----------             -----

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                SEPTEMBER 30,         JANUARY 31,
                                                                    1999                1999
                                                                -------------         -----------
                                                                     $
                                                                (UNAUDITED)              $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................      18,116,662                20
  Net unrealized gain on open contracts.....................         470,344             --
  Net option premiums.......................................        (215,869)            --
                                                                 -----------             -----
     Total Trading Equity...................................      18,371,137                20
Subscriptions receivable....................................         906,618             --
Interest receivable (DWR and Carr)..........................          68,320             --
                                                                 -----------             -----
     Total Assets...........................................      19,346,075                20
                                                                 -----------             -----
                                                                 -----------             -----

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Redemptions payable.......................................         128,135             --
  Accrued brokerage fees (DWR)..............................         109,254             --
  Accrued management fee....................................          31,215             --
                                                                 -----------             -----
     Total Liabilities......................................         268,604             --
                                                                 -----------             -----
Partners' Capital
  Limited Partners (2,258,382.769 and 1 Unit(s),
  respectively).............................................      18,870,374                10
  General Partner (24,785.101 and 1 Unit(s),
  respectively).............................................         207,097                10
                                                                 -----------             -----
  Total Partners' Capital...................................      19,077,471                20
                                                                 -----------             -----
Total Liabilities and Partners' Capital.....................      19,346,075                20
                                                                 -----------             -----
                                                                 -----------             -----
NET ASSET VALUE PER UNIT....................................            8.36             10.00
                                                                 -----------             -----
                                                                 -----------             -----

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            FOR THE PERIOD FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            SEPTEMBER 30, 1999
                                                                            -------------------
                                                                            $
REVENUES
  Trading profit:
     Realized...........................................................           227,946
     Net change in unrealized...........................................           705,148
                                                                                 ---------
       Total Trading Results............................................           933,094
  Interest income (DWR and Carr)........................................           231,755
                                                                                 ---------
       Total Revenues...................................................         1,164,849
                                                                                 ---------
EXPENSES
  Brokerage fees (DWR)..................................................           411,520
  Management fee........................................................           117,577
                                                                                 ---------
       Total Expenses...................................................           529,097
                                                                                 ---------
NET INCOME..............................................................           635,752
                                                                                 ---------
                                                                                 ---------
NET INCOME ALLOCATION
  Limited Partners......................................................           628,398
  General Partner.......................................................             7,354
NET LOSS PER UNIT
  Limited Partners......................................................              (.07)
  General Partner.......................................................              (.07)

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            FOR THE PERIOD FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            SEPTEMBER 30, 1999
                                                                            -------------------
                                                                            $
REVENUES
  Trading profit:
     Realized...........................................................           661,065
     Net change in unrealized...........................................           123,450
                                                                                 ---------
       Total Trading Results............................................           784,515
  Interest income (DWR and Carr)........................................           294,657
                                                                                 ---------
       Total Revenues...................................................         1,079,172
                                                                                 ---------
EXPENSES
  Brokerage fees (DWR)..................................................           528,810
  Management fee........................................................           151,089
  Incentive fees........................................................           103,350
                                                                                 ---------
       Total Expenses...................................................           783,249
                                                                                 ---------
NET INCOME..............................................................           295,923
                                                                                 ---------
                                                                                 ---------
NET INCOME ALLOCATION
  Limited Partners......................................................           292,598
  General Partner.......................................................             3,325
NET INCOME PER UNIT
  Limited Partners......................................................               .32
  General Partner.......................................................               .32

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            FOR THE PERIOD FROM
                                                                             MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            SEPTEMBER 30, 1999
                                                                            -------------------
                                                                            $
REVENUES
  Trading profit (loss):
     Realized...........................................................         (2,096,441)
     Net change in unrealized...........................................            470,344
                                                                                -----------
       Total Trading Results............................................         (1,626,097)
  Interest income (DWR and Carr)........................................            289,356
                                                                                -----------
       Total Revenues...................................................         (1,336,741)
                                                                                -----------
EXPENSES
  Brokerage fees (DWR)..................................................            512,045
  Management fee........................................................            146,299
                                                                                -----------
       Total Expenses...................................................            658,344
                                                                                -----------
NET LOSS................................................................         (1,995,085)
                                                                                -----------
                                                                                -----------
NET LOSS ALLOCATION
  Limited Partners......................................................         (1,972,182)
  General Partner.......................................................            (22,903)
NET LOSS PER UNIT
  Limited Partners......................................................              (1.64)
  General Partner.......................................................              (1.64)

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                       For the Period from March 1, 1999
                          (commencement of operations)
                             to September 30, 1999
                                  (Unaudited)


                                     UNITS OF
                                    PARTNERSHIP         LIMITED        GENERAL
                                     INTEREST          PARTNERS        PARTNER          TOTAL
                                   -------------      -----------      --------      -----------
MORGAN STANLEY DEAN WITTER
  CHARTER GRAHAM L.P.
Partners' Capital,
  Initial Offering..............     436,313.664      $ 4,303,136      $ 60,000      $ 4,363,136
Offering of Units...............   1,345,887.011       12,564,328       140,000       12,704,328
Net Income......................        --                628,398         7,354          635,752
Redemptions.....................      (9,234.782)         (89,916)        --             (89,916)
                                   -------------      -----------      --------      -----------
Partners' Capital
  September 30, 1999............   1,772,965.893      $17,405,946      $207,354      $17,613,300
                                   -------------      -----------      --------      -----------
                                   -------------      -----------      --------      -----------

MORGAN STANLEY DEAN WITTER
  CHARTER MILLBURN L.P.
Partners' Capital,
  Initial Offering..............     483,488.295      $ 4,774,883      $ 60,000      $ 4,834,883
Offering of Units...............   1,732,224.466       17,541,969       185,000       17,726,969
Net Income......................        --                292,598         3,325          295,923
Redemptions.....................     (14,862.814)        (152,767)        --            (152,767)
                                   -------------      -----------      --------      -----------
Partners' Capital
  September 30, 1999............   2,200,849.947      $22,456,683      $248,325      $22,705,008
                                   -------------      -----------      --------      -----------
                                   -------------      -----------      --------      -----------

MORGAN STANLEY DEAN WITTER
  CHARTER WELTON L.P.
Partners' Capital,
  Initial Offering..............     580,145.052      $ 5,731,450      $ 70,000      $ 5,801,450
Offering of Units...............   1,726,658.495       15,311,038       160,000       15,471,038
Net Loss........................        --             (1,972,182)      (22,903)      (1,995,085)
Redemptions.....................     (23,635.677)        (199,932)        --            (199,932)
                                   -------------      -----------      --------      -----------
Partners' Capital
  September 30, 1999............   2,283,167.870      $18,870,374      $207,097      $19,077,471
                                   -------------      -----------      --------      -----------
                                   -------------      -----------      --------      -----------

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                            FOR THE PERIOD FROM
                                                                             MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            SEPTEMBER 30, 1999
                                                                            -------------------
                                                                            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...............................................................           635,752
Noncash item included in net income:
     Net change in unrealized............................................          (705,148)
Increase in operating assets:
     Interest receivable (DWR and Carr)..................................           (60,067)
Increase in operating liabilities:
     Accrued brokerage fees (DWR)........................................            96,689
     Accrued management fee..............................................            27,626
                                                                                -----------
Net cash used for operating activities...................................            (5,148)
                                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering.......................................................         4,363,136
  Offering of Units......................................................        12,704,328
  Increase in subscriptions receivable...................................          (866,159)
  Increase in redemptions payable........................................            42,872
  Redemptions of Units...................................................           (89,916)
                                                                                -----------
Net cash provided by financing activities................................        16,154,261
                                                                                -----------
Net increase in cash.....................................................        16,149,113
Balance at beginning of period...........................................         --
                                                                                -----------
Balance at end of period.................................................        16,149,113
                                                                                -----------
                                                                                -----------

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                            FOR THE PERIOD FROM
                                                                             MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            SEPTEMBER 30, 1999
                                                                            -------------------
                                                                            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...............................................................           295,923
Noncash item included in net income:
     Net change in unrealized............................................          (123,450)
Increase in operating assets:
     Interest receivable (DWR and Carr)..................................           (78,046)
Increase in operating liabilities:
     Accrued brokerage fee (DWR).........................................           123,283
     Accrued management fee..............................................            35,224
                                                                                -----------
Net cash provided by operating activities................................           252,934
                                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering.......................................................         4,834,883
  Offering of units......................................................        17,726,969
  Increase in subscriptions receivable...................................        (1,625,967)
  Increase in redemptions payable........................................            94,301
  Redemptions of units...................................................          (152,767)
                                                                                -----------
Net cash provided by financing activities................................        20,877,419
                                                                                -----------
Net increase in cash.....................................................        21,130,353
Balance at beginning of period...........................................         --
                                                                                -----------
Balance at end of period.................................................        21,130,353
                                                                                -----------
                                                                                -----------

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                            FOR THE PERIOD FROM
                                                                             MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            SEPTEMBER 30, 1999
                                                                            -------------------
                                                                            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.................................................................        (1,995,085)
Noncash item included in net loss:
     Net change in unrealized............................................          (470,344)
(Increase) decrease in operating assets:
     Net option premiums.................................................           215,869
     Interest receivable (DWR and Carr)..................................           (68,320)
Increase in operating liabilities:
     Accrued brokerage fee (DWR).........................................           109,254
     Accrued management fee..............................................            31,215
                                                                                -----------
Net cash used for operating activities...................................         2,177,411
                                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering.......................................................         5,801,450
  Offering of units......................................................        15,471,038
  Increase in subscriptions receivable...................................          (906,618)
  Increase in redemptions payable........................................           128,135
  Redemptions of units...................................................          (199,932)
                                                                                -----------
Net cash provided by financing activities................................        20,294,073
                                                                                -----------
Net increase in cash.....................................................        18,116,662
Balance at beginning of period...........................................         --
                                                                                -----------
Balance at end of period.................................................        18,116,662
                                                                                -----------
                                                                                -----------

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                         NOTES TO FINANCIAL STATEMENTS
 (THE INFORMATION RELATING TO THE PERIOD MARCH 1, 1999 TO SEPTEMBER 30, 1999 IS
                                   UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     ORGANIZATION -- Morgan Stanley Dean Witter Charter Graham L.P., ("Charter Graham") Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") (individually a "Partnership" or collectively, the "Partnerships") are limited partnerships organized under the Delaware Revised Uniform Limited Partnership Act on July 15, 1998 to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests"). The initial capital contributed is the capital contribution of $10 to each Partnership by Demeter Management Corporation, the general partner of the Partnerships (the "General Partner"), and $10 to each Partnership by Mark J. Hawley, Chairman of the Board of the General Partner and Executive Vice President of Dean Witter Reynolds Inc. ("DWR"), an affiliate of the General Partner, as initial Limited Partner to each Partnership, to permit the filing of Certificates of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act for each Partnership.


     Units in each Partnership will be sold at Monthly Closings at a price equal to 100% of the Net Asset Value per Unit (as described in the Partnerships' Prospectus). If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale.


     The Partnerships' cash is on deposit with DWR, an affiliate of the General Partner, in futures interest trading account. At each Monthly Closing (as described in the Prospectus), the General Partner will contribute, in $1,000 increments to each Partnership, the additional amount in cash that is necessary for it at all times to own, for its account. Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnerships in proportion to the amount of Partnership interest owned by each.


     The general partner is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is DWR and an unaffiliated clearing commodity broker, Carr Futures Inc. ("Carr"), provides clearing and execution services. Demeter and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

     Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General Partner and the Limited Partners based upon their proportional ownership interests.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR credits each Partnership interest income on 100% of its average daily funds held in its individual account at DWR at a rate equal to that earned by DWR on its U.S. Treasury bill investments issued during such month. In addition, DWR in turn credits the Partnership with 100% of the interest income received from Carr. Carr also credits DWR with the interest income earned in respect to the Partnership's Net Assets maintained in trading accounts at Carr.

     For purposes of such interest payments, Net Assets do not include monies due to the Partnership on forward contracts and other futures interests, but not actually received.

     NET INCOME (LOSS) PER UNIT -- Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

     EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- the Partnerships' asset "Equity in futures interests trading accounts" consists of cash on deposit at DWR and Carr to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts.

     BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership's Net Assets as of the first day of each month (a 7% annual rate). Such fee covers all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.

     OPERATING EXPENSES -- Each Partnership incurs monthly management fees and may incur incentive fees (See Note 4). Demeter bears all other operating expenses.

     INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

     DISTRIBUTIONS -- Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

     CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month.


     REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. Any redemption charges will be paid to DWR.


     EXCHANGES -- On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in a Partnership, and the end of each month thereafter, Limited Partners may transfer their investment among the Morgan Stanley Dean Witter Charter Series (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

     DISSOLUTION OF THE PARTNERSHIP -- Each Partnership will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. ORGANIZATION AND OFFERING EXPENSES

     The Partnerships are not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. DWR has agreed to pay the organizational expenses of the Partnerships and the expenses of offering the Units to the public.

     The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with DWR.

3. RELATED PARTY TRANSACTIONS

     Each Partnership pays a brokerage fee to DWR for trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR and Carr in future interests trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

4. TRADING ADVISORS

     Demeter, on behalf of each Partnership, retains a commodity trading advisor to make all trading decisions for the Partnerships. The trading advisor for each Partnership is as follows:

     Morgan Stanley Dean Witter Charter Graham L.P.
       Graham Capital Management L.P.

     Morgan Stanley Dean Witter Charter Millburn L.P.
       Millburn Ridgefield Corporation

     Morgan Stanley Dean Witter Charter Welton L.P.
       Welton Investment Corporation

     Compensation to the trading advisors by the Partnerships consist of management fees and incentive fees as follows:

     MANAGEMENT FEE -- Each Partnership pays its Trading Advisor a flat-rate monthly fee of 1/12 of 2% of the Net Assets managed by the Trading Advisor on the first day of each month (a 2% annual rate).

     INCENTIVE FEE -- Each Partnership pays its Trading Advisor a monthly incentive fee equal to 20% of "Trading Profits" as defined in each Partnership's Prospectus as of the end of each calendar month. If the Trading Advisor has experienced losses with respect to Net Assets at the end of any calendar month, the Trading Advisor must earn back such losses before the Trading Advisor is eligible for an incentive fee.

5. FINANCIAL INSTRUMENTS

     The Partnerships trade futures and forward contracts, options on futures contracts and or physical commodities and other commodities interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities " effective for fiscal years beginning after June 15, 1999. Each Partnership has elected to adopt the provisions of SFAS No. 133 beginning with the quarter ended March 31, 1999. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnerships' financial statements.


     The net unrealized gain on open contracts is reported as a component of "Equity in futures interests trading accounts" on the Statement of Financial Condition and totaled at September 30, 1999, $705,148 for Charter Graham, $123,450 Charter Millburn and $470,344 for Charter Welton.



     For Charter Graham, of the $705,148 net unrealized gain on open contracts at September 30, 1999, $275,460 related to exchange-traded futures contracts and $429,688 related to off-exchange-traded forward currency contracts.

     For Charter Millburn, of the $123,450 net unrealized gain on open contracts at September 30, 1999, $513,266 related to exchange-traded futures contracts and $(389,816) related to off-exchange-traded forward currency contracts.



     For Charter Welton, the entire $470,344 net unrealized gain on open contracts at September 30, 1999 related to exchange-traded futures contracts.



     Exchange-traded futures contracts and off-exchange-traded forward currency contracts held by the Partnerships at September 30, 1999 mature as follows:


CHARTER GRAHAM
     Exchange-Traded Contracts                              March 2001
     Off-Exchange-Traded Forward Currency Contracts         December 1999

CHARTER MILLBURN
     Exchange-Traded Contracts                              March 2000
     Off-Exchange-Traded Forward Currency Contracts         December 1999

CHARTER WELTON
     Exchange-Traded Contracts                              March 2000


The Partnerships are subject to the credit risk associated with counterparty non-performance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' Statements of Financial Condition. DWR and Carr act as the futures commission merchants or the counterparties with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR and Carr, as a futures commission merchants for all of the Partnerships' exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled at September 30, 1999 $16,424,573 for Charter Graham, $21,643,619 for Charter Millburn and $18,587,026 for Charter Welton.



     With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. Carr's parent, Credit Agricole Indosuez, has guaranteed to the Partnerships payment of the net liquidating value of the transactions in the Partnerships' accounts with Carr (including foreign currency contracts).

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:


We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") as of November 30, 1998 and 1997. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 1998 and 1997 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


January 11, 1999
New York, New York





September 24, 1999, as to Note 6)

                         DEMETER MANAGEMENT CORPORATION
     (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO. ("MSDW"))

                       STATEMENTS OF FINANCIAL CONDITION

                                                                         NOVEMBER 30,
                                                 AUGUST 31,      -----------------------------
                                                    1999             1998             1997
ASSETS                                          ------------     ------------     ------------
                                                (UNAUDITED)
                                                     $                $                $
Investments in affiliated partnerships (Note      18,403,043       16,959,248       22,016,069
  2)
Income taxes receivable                              482,302          708,505          429,885
Receivable from affiliated partnership                19,543           25,716              968
                                                ------------     ------------     ------------
Total Assets                                      18,904,888       17,693,469       22,446,922
                                                ------------     ------------     ------------
                                                ------------     ------------     ------------

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
Payable to MSDW (Note 3)                          12,739,005       11,648,971       17,995,100
Accrued expenses                                      36,765           62,198           34,072
                                                ------------     ------------     ------------
Total Liabilities                                 12,775,770       11,711,169       18,029,172
                                                ------------     ------------     ------------

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; Issued and
  outstanding 100 shares at stated value of
  $500 per share                                      50,000           50,000           50,000
Additional paid-in capital                       123,170,000      111,170,000      111,170,000
Retained earnings                                  5,979,118        5,832,300        4,267,750
                                                ------------     ------------     ------------
                                                 129,199,118      117,052,300      115,487,750
Less: Notes receivable from MSDW (Note 4)       (123,070,000)    (111,070,000)    (111,070,000)
                                                ------------     ------------     ------------

Total Stockholder's Equity                         6,129,118        5,982,300        4,417,750
                                                ------------     ------------     ------------

Total Liabilities and Stockholder's Equity        18,904,888       17,693,469       22,446,922
                                                ------------     ------------     ------------
                                                ------------     ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (THE INFORMATION RELATED TO 1999 IS UNAUDITED.)

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW").

On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time, DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Effective February 19, 1998, MSDWD changed its corporate name to Morgan Stanley Dean Witter & Co. Prior to the merger, DWD's fiscal year ended on December 31. Subsequent to the merger, MSDW and Demeter adopted a fiscal year end of November 30.


Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P. ("DWIA II"), DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P. ("Anchor"), Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter/Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., ("DWIBP III"), Morgan Stanley Dean Witter/JWH Futures Fund L.P., Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), Morgan Stanley Dean Witter/Market Street Futures Fund L.P. ("MKTST"), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton").


Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.


Demeter reopened DWPSF for additional investment and on May 12, 1997, DWPSF registered with the SEC 50,000 units which were offered to investors in a public offering.


On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, MSTAF, Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period.

On September 18, 1997, Demeter ceased trading activities in Anchor and subsequently distributed its net assets.

In January of 1998, Demeter entered into a limited partnership agreement as general partner in MKTST, which offers units to investors in a continuing private offering. MKTST began trading on October 1, 1998.

On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P.

On April 20, 1998, Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P. ("DWSF"). Effective May 1, 1998 DWSF became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering.

On April 30, 1998, Demeter ceased trading activities in DWIA II and subsequently distributed its net assets.

On May 11, 1998, Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of DWSF, both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.

On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn") and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"). On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering.

On September 30, 1998, Demeter ceased trading activities in DWIBP III, and subsequently distributed its net assets.

On February 3, 1999 DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/ Chesapeake L.P. and DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.

On April 6, 1999, Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Dean Witter Spectrum Select L.P, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P.

INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDW, computed on a separate company basis and due to MSDW.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 1999, and November 30, 1998 and 1997 were as follows:


                                       AUGUST 31, 1999
                                         (UNAUDITED)               1998                1997
                                       -----------------      --------------      --------------
                                              $                     $                   $
Total assets........................      1,419,112,993        1,316,093,947       1,195,307,516
Total liabilities...................         20,595,220           21,644,069          19,346,113
Total partners' capital.............      1,398,517,773        1,294,449,878       1,175,961,403


Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.


3. PAYABLE TO MSDW

The payable to MSDW is primarily for amounts due for the purchase of partnership investments, income tax payments made by MSDW on behalf of Demeter and the cumulative results of operations.

4. NET WORTH REQUIREMENT


At August 31, 1999, Demeter held non-interest bearing notes from MSDW that were payable on demand in the amount of $123,070,000. At November 30, 1998 and 1997, Demeter held non-interest bearing notes from MSDW that were payable on demand in the amount of $111,070,000. These notes were received in connection with additional capital contributions.


The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDW are included in net worth for purposes of this calculation.

5. LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR, an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.

On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. On April 12, 1999 the defendants also filed a motion in the California action to oppose certification by the court of the class in the California litigation. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.



6. SUBSEQUENT EVENTS



On September 24, 1999 the Supreme Court in the State of California, in the case referred to in Note 5 above, entered an order dismissing the consolidated complaint without prejudice on consent.

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                                                                              TOTAL UNITS OF
                                                                             LIMITED PARTNERSHIP
                                                                             INTEREST OFFERED
                                                                             -------------------
          MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.                         7,238,671.680
          MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.                       6,808,357.958
          MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.                         6,717,981.554

  THESE ARE SPECULATIVE, LEVERAGED INVESTMENTS THAT INVOLVE THE RISK OF LOSS.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 SEE "RISK FACTORS" BEGINNING AT PAGE * IN PART ONE OF THIS DISCLOSURE DOCUMENT

                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                     DOCUMENT AND A STATEMENT OF ADDITIONAL
                       INFORMATION. THESE PARTS ARE BOUND
                           TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION.

                           MORGAN STANLEY DEAN WITTER

                           DEAN WITTER REYNOLDS INC.

                            ------------------------

                                       *

                               TABLE OF CONTENTS

                                                                            PAGE

The Futures, Options, and Forwards Markets.................................    II-1

  Futures Contracts........................................................    II-1

  Options on Futures.......................................................    II-1

  Forward Contracts........................................................    II-2

  Hedgers and Speculators..................................................    II-2

  Futures Exchanges........................................................    II-3

  Speculative Position Limits..............................................    II-3

  Daily Limits.............................................................    II-3

  Regulations..............................................................    II-4

  Margins..................................................................    II-5

Potential Advantages.......................................................    II-5

  Investment Diversification...............................................    II-6

  Correlation to Traditional Investments...................................    II-9

  Professional Management..................................................   II-13

  The Trading Advisor Selection Process....................................   II-13

  Futures Interests Traded.................................................   II-14

  Exchange Privilege.......................................................   II-15

  Diversified Professional Trading Management..............................   II-16

  Limited Liability........................................................   II-16

  Interest Income..........................................................   II-16

  Administrative Convenience...............................................   II-16

Supplemental Performance Information.......................................   II-23

Exhibit A--Form of Limited Partnership Agreement...........................     A-1

  Annex--Request for Redemption............................................    A-25

Exhibit B--Specimen Form of Subscription and Exchange Agreement and Power
  of Attorney..............................................................     B-1

Exhibit C--Subscription Agreement Update Form..............................     C-1

                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS



FUTURES CONTRACTS



     Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:


*  agricultural and tropical goods    *  currencies               *  metals
*  industrial goods                   *  financial instruments    *  energy


     The market in futures interests has undergone dramatic changes in the past 25 years. According to statistics provided by the Futures Industry Association, in 1974 and 1997 activity in futures markets was divided as follows:


                                  IN 1974                                      1997
                                 ---------                                   ---------
                                     %                                           %

Agricultural Products               82        Interest Rates                    58
Metals                              15        Agricultural Products             12
Currencies                           2        Stock Indices                     10
Lumber and Energy Products           1        Metals                             8
                                              Currencies                         6
                                              Energy Products                    6


     By December 31, 1998, over $ * billion was invested in managed futures interests.



     A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same or a mutually offsetting exchange prior to the designated date of delivery.



     For example, if we sell one contract of December 1999 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 1999 delivery date by purchasing one contract of December 1999 wheat on the same exchange.



     The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.


OPTIONS ON FUTURES


     An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.



     The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

     The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.



     The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.



     A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.



     Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.



FORWARD CONTRACTS



     Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.


HEDGERS AND SPECULATORS


     The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to exchange, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The Partnerships will trade for speculative rather than for hedging purposes.





FUTURES EXCHANGES



     Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.



     Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.





     Foreign futures exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" BELOW AND "RISK FACTORS--RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON DOMESTIC EXCHANGES."


SPECULATIVE POSITION LIMITS


     The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign commodity exchanges. SEE "RISK FACTORS--RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS."


DAILY LIMITS


     Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS--THE PARTNERSHIPS' FUTURES INTERESTS TRADING MAY BE ILLIQUID."


REGULATIONS


     Futures exchanges in the U.S. are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.


     The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisors. If the registration of a Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.


     The CEAct requires all "futures commission merchants," such as DWR and CFI, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The Partnerships have no present intention of using any introducing brokers in their trading.


     The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

     You are afforded certain rights for reparations under the CEAct. You may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.


     Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner, CFI, and the Trading Advisors are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).

     The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON DOMESTIC EXCHANGES."

MARGINS


     "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures interests contracts he purchases or sells. Futures interests contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS
MARKETS--THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED."



     Brokerage firms, such as DWR and CFI, carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR and CFI presently intend to require each Partnership to make margin deposits equal to the exchange minimum levels for all futures interests contracts.


     Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be conducted through CFI, each Partnership will be able to take advantage of CFI's credit lines with several participants in the interbank market. CFI will require margin with respect to a Partnership's trading of currency forward contracts.



     Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.

                              POTENTIAL ADVANTAGES


     Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. MSDW, a global leader in financial management, has developed the Charter Series to provide professional money management in the futures and forward markets.



     An investment in a Partnership is speculative and involves a high degree of risk. The General Partner and DWR believe that managed futures investments (such as the Partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan.

SEE "RISK FACTORS." Taking the risks into consideration, this investment does offer the following potential advantages.


INVESTMENT DIVERSIFICATION


     If you are not prepared to make a significant investment or spend substantial time trading various futures interests, you may still participate in these markets through an investment in a Charter Series Partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The General Partner believes, on the basis of past experience, that the profit potential of a Partnership does not depend upon favorable general economic conditions, and that a Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a Partnership may be unprofitable during periods of generally favorable economic conditions.



     Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory ("MPT") is the academic affirmation of the value of diversification. MPT was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of MPT in a study about portfolio diversification. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. In 1996, Dr. Thomas Schneeweis of the University of Massachusetts at Amherst completed a study titled "The Benefits of Managed Futures," which furthers Lintner's original premise that a managed futures component can benefit an overall portfolio.



     The Partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the Partnerships, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance your overall portfolio.



     The Trading Advisor's speculative trading techniques will be the primary factor in a Partnership's success or failure. You should note that there are always two parties to a futures interests contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures and forward trading, only 50% of futures and forward contracts held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.



     The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your MSDW financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.



     Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.


     Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

                                    [chart]

     The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                       U.S. TREASURY                                                                        PUBLIC
           U.S.        BONDS (LEHMAN      U.S. CORPORATE     NON-U.S.        GLOBAL         MANAGED         MANAGED
          STOCKS        BROTHERS          BONDS (SALOMON      STOCKS         STOCKS         FUTURES        FUTURES FUNDS
          (S&P 500      TREASURY          CORPORATE          (MSCI EAFE     (MSCI WORLD     (BARCLAY       (MAR PUBLIC
          INDEX)       BOND INDEX)        BOND INDEX)         INDEX)         INDEX)         CTA INDEX)     FUND INDEX)
          --------     --------------     --------------     ----------     -----------     ----------     -------------
             %             %                  %                 %              %               %               %
1981..       (5.0)            1.1               (1.2)            (1.0)          (3.3)           23.9             N/A
1982..       21.6            41.1               42.5             (0.8)          11.3            16.7             N/A
1983..       22.5             1.8                6.3             24.6           23.3            23.8             N/A
1984..        6.2            14.7               16.9              7.9            5.8             8.7             1.4
1985..       31.7            32.0               30.1             56.7           41.8            25.5            21.9
1986..       18.6            24.2               19.9             69.9           42.8             3.8           (14.4)
1987..        5.2            (2.7)              (0.3)            24.9           16.8            57.3            43.1
1988..       16.5             9.1               10.7             28.6           23.9            21.8             7.3
1989..       31.6            18.9               16.2             10.8           17.2             1.8             4.7
1990..       (3.1)            4.6                6.8            (23.2)         (16.5)           21.0            14.2
1991..       30.4            17.9               19.9             12.5           19.0             3.7            10.0
1992..        7.6             7.8                9.4            (11.8)          (4.7)           (0.9)           (1.4)
1993..       10.1            16.4               13.2             32.9           23.1            10.4            10.7
1994..        1.3            (6.9)              (5.8)             8.1            5.6            (0.7)           (7.7)
1995..       37.5            30.7               27.2             11.6           21.3            13.7            13.9
1996..       22.8            (0.4)               1.3              6.4           14.0             9.1             9.8
1997..       33.4            14.9               11.6              2.1           16.2            10.9             7.6
1998..       28.6            13.5               12.5             20.3           24.8             7.0             7.9
1999*..       5.4            (6.8)              (6.8)             8.7            7.2             0.9             0.6

---------------



*1999 returns are as of September 30, 1999.


Notes to "Annual Returns of Various Asset Classes Over Time" Table:


     For the analyses used in this table, the performance of independent indices has been used to represent the seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index ("S&P 500 INDEX"), the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley

Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the Managed Account Reports Public Fund Index ("MAR INDEX").


     The S&P 500 Stock Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.

     The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 400 industrials, 40 utilities, 20 transportations, and 40 financials). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

     The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

     The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

     The MSCI EAFE Index is comprised of 1,098 companies, representing a market structure of 21 European and Pacific based countries covering 38 industries. The index is used to represent international equities.


     The MSCI World Index is comprised of 1,456 companies, representing a market structure of 22 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.



     The Barclay CTA Index provides a benchmark of performance of CTAs. In order to qualify for inclusion in the Barclay CTA Index, a CTA must meet the following criteria: (1) the CTA must have four years of prior performance history; and (2) in cases where a CTA who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 1998, there were 327 CTA programs which were included in the calculation of the Barclay CTA Index.



     The MAR Index averages managed futures fund performance for public funds. MAR indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in MAR's fund indices, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restriction on the funds and/or pools that it tracks. As of September 30, 1999, there were [91] public funds included in the calculation of the MAR Index.



     The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The MAR Index performance data for public managed futures funds was provided by Managed Account Reports Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the Partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the MAR Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the Partnerships), and the MAR Index includes funds with trading advisors and fee structures that differ from the Partnerships. Also, the Partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the MAR Index. Accordingly, while the

Barclay CTA Index is believed to be representative of managed futures in general, and the MAR Index is believed to be representative of public managed futures funds in general, the performance of the Partnerships may differ from the performance reflected in such indices.



CORRELATION TO TRADITIONAL INVESTMENTS



     Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others.



     The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities Are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.



     The following charts were prepared by the General Partner to illustrate the correlation of the trading program employed by each Partnership's Trading Advisor. A pro forma of each trading program was used rather than the actual performance results of each Partnership because of each Partnership's limited operating history. The performance results of each trading program were adjusted for the leverage employed by each Trading Advisor, and for the actual brokerage, management, and incentive fees payable by each Partnership. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a Partnership in the future.


                                 CHARTER GRAHAM
                        CORRELATION ANALYSIS (PRO FORMA)

                                 Pro Forma of
                                GCM's Global      S&P 500      Salomon Corp.
                             Diversified Program    Index       Bond Index
Pro Forma of GCM's Global    -------------------  -------      -------------
Diversified Program                1.00             0.00           0.24
S&P 500 Index                                       1.00           0.36
Salomon Corp. Bond Index                                           1.00

              During the 56 months of trading since February 1995,
                        the monthly returns of the.....

 .... Pro Forma of GCM's               ... Pro Forma of GCM's Global
Global Diversified Program            Diversified Program and the
and the S&P 500 Index were:           Salomon Corp. bond Index were:

Both         26 of 56                     Both            22 of 56
Positive      months                      Positive         months

Different    22 of 56                     Different       27 of 56
              months                                       months

Both         8 of 56                      Both            7 of 56
Negative      months                      Negative         months


Data: 56 months of trading from February 1995 to September 1999
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                CHARTER MILLBURN
                        CORRELATION ANALYSIS (PRO FORMA)

                                 Proforma of
                                MRC's Global      S&P 500      Salomon Corp.
                             Diversified Program    Index       Bond Index
Pro Forma of MRC's Global    -------------------  -------      -------------
  Diversified Program              1.00             0.05           0.08
S&P 500 Index                                       1.00           0.39
Salomon Corp. Bond Index                                           1.00

              During the 225 months of trading since February 1995,
                        the monthly returns of the.....

 .... Pro Forma of MRC's               ... Pro Forma of MRC's Global
Global Diversified Program            Diversified Program and the
and the S&P 500 Index were:           Salomon Corp. bond Index were:

Both         79 of 225                    Both            84 of 225
Positive      months                      Positive         months

Different    114 of 225                   Different       111 of 225
              months                                       months

Both         32 of 225                    Both            30 of 225
Negative      months                      Negative         months


Data: 225 months of trading from January 1991 to September 1999
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).



                                 CHARTER WELTON
                        CORRELATION ANALYSIS (PRO FORMA)

                                 Proforma of
                                WIC's Global      S&P 500      Salomon Corp.
                            Diversified Program    Index       Bond Index
Pro Forma of WIC's Global   -------------------   -------     ---------------
  Diversified Program              1.00             0.05           0.08
S&P 500 Index                                       1.00           0.39
Salomon Corp. Bond Index                                           1.00

              During the 90 months of trading since February 1995,
                        the monthly returns of the.....

 .... Pro Forma of WIC's               ... Pro Forma of WIC's Global
Global Diversified Program            Diversified Program and the
and the S&P 500 Index were:           Salomon Corp. bond Index were:

Both         36 of 90                    Both            36 of 90
Positive      months                     Positive         months

Different    41 of 90                    Different       39 of 90
              months                                       months

Both         13 of 90                    Both            15 of 90
Negative      months                     Negative         months


Data: 225 months of trading from January 1991 to September 1999
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     The following chart was prepared by the General Partner to illustrate the performance of managed futures against that of stocks from January 1982 through September 1999, using the recognized market indices of each asset. The notes below are an integral part of the following chart.


                           MANAGED FUTURES VS. STOCKS


                                          S&P 500 Index                                          12-month
                                    (STOCKS)                                                     holding
                                                                                                 periods

                                             ROR                 QTRLY           ANNUAL
           12/80                                         1000.00
            1/81                          -4.20%          958.00
            2/81                           1.70%          974.29
            3/81                           4.00%         1013.26           1.33%
            4/81                          -1.90%          994.01
            5/81                           0.20%          995.99
            6/81                          -0.60%          990.02          -2.29%
            7/81                           0.20%          992.00
            8/81                          -5.80%          934.46
            9/81                          -4.90%          888.67         -10.24%
           10/81                           5.40%          936.66
           11/81                           4.10%          975.06
           12/81                          -2.60%          949.71           6.87%          -5.03%          -5.03%
            1/82                          -1.30%          937.37                                          -2.15%
            2/82                          -5.60%          884.87                                          -9.18%
            3/82                          -0.50%          880.45          -7.29%                         -13.11%
            4/82                           4.50%          920.07                                          -7.44%
            5/82                          -3.40%          888.79                                         -10.76%
            6/82                          -1.50%          875.46          -0.57%                         -11.57%
            7/82                          -1.80%          859.70                                         -13.34%
            8/82                          12.10%          963.72                                           3.13%
            9/82                           1.20%          975.29          11.40%                           9.75%
           10/82                          11.50%         1087.44                                          16.10%
           11/82                           4.00%         1130.94                                          15.99%
           12/82                           1.90%         1152.43          18.16%          21.34%          21.34%
            1/83                           3.70%         1195.07                                          27.49%
            2/83                           2.30%         1222.56                                          38.16%
            3/83                           3.70%         1267.79          10.01%                          43.99%
            4/83                           7.90%         1367.95                                          48.68%
            5/83                          -0.90%         1355.63                                          52.53%
            6/83                           3.90%         1408.50          11.10%                          60.89%
            7/83                          -3.00%         1366.25                                          58.92%
            8/83                           1.50%         1386.74                                          43.89%
            9/83                           1.40%         1406.16          -0.17%                          44.18%
           10/83                          -1.20%         1389.28                                          27.76%
           11/83                           2.10%         1418.46                                          25.42%
           12/83                          -0.50%         1411.37           0.37%          22.47%          22.47%
            1/84                          -0.60%         1402.90                                          17.39%
            2/84                          -3.50%         1353.80                                          10.73%
            3/84                           1.70%         1376.81          -2.45%                           8.60%
            4/84                           0.90%         1389.20                                           1.55%
            5/84                          -5.60%         1311.41                                          -3.26%
            6/84                           2.10%         1338.95          -2.75%                          -4.94%
            7/84                          -1.20%         1322.88                                          -3.17%
            8/84                          11.00%         1468.40                                           5.89%
            9/84                           0.00%         1468.40           9.67%                           4.43%
           10/84                           0.40%         1474.27                                           6.12%
           11/84                          -1.10%         1458.05                                           2.79%
           12/84                           2.60%         1495.96           1.88%           5.99%           5.99%
            1/85                           7.80%         1612.65                                          14.95%
            2/85                           1.20%         1632.00                                          20.55%
            3/85                           0.10%         1633.63           9.20%                          18.65%
            4/85                          -0.10%         1632.00                                          17.48%
            5/85                           5.80%         1726.65                                          31.66%
            6/85                           1.60%         1754.28           7.39%                          31.02%
            7/85                          -0.10%         1752.52                                          32.48%
            8/85                          -0.90%         1736.75                                          18.28%
            9/85                          -3.10%         1682.91          -4.07%                          14.61%
           10/85                           4.60%         1760.33                                          19.40%
           11/85                           6.90%         1881.79                                          29.06%
           12/85                           4.80%         1972.11          17.18%          31.83%          31.83%
            1/86                           0.60%         1983.95                                          23.02%
            2/86                           7.50%         2132.74                                          30.68%
            3/86                           5.60%         2252.18          14.20%                          37.86%
            4/86                          -1.10%         2227.40                                          36.48%
            5/86                           5.30%         2345.46                                          35.84%
            6/86                           1.70%         2385.33           5.91%                          35.97%
            7/86                          -5.60%         2251.75                                          28.49%
            8/86                           7.40%         2418.38                                          39.25%
            9/86                          -8.30%         2217.65          -7.03%                          31.77%
           10/86                           5.80%         2346.28                                          33.29%
           11/86                           2.40%         2402.59                                          27.68%
           12/86                          -2.60%         2340.12           5.52%          18.66%          18.66%
            1/87                          13.50%         2656.04                                          33.88%
            2/87                           3.90%         2759.62                                          29.39%
            3/87                           2.90%         2839.65          21.35%                          26.08%
            4/87                          -0.90%         2814.10                                          26.34%
            5/87                           0.90%         2839.42                                          21.06%
            6/87                           5.00%         2981.39           4.99%                          24.99%
            7/87                           5.10%         3133.44                                          39.16%
            8/87                           3.70%         3249.38                                          34.36%
            9/87                          -2.20%         3177.90           6.59%                          43.30%
           10/87                         -21.50%         2494.65                                           6.32%
           11/87                          -8.20%         2290.09                                          -4.68%
           12/87                           7.60%         2464.13         -22.46%           5.30%           5.30%
            1/88                           4.40%         2572.56                                          -3.14%
            2/88                           4.50%         2688.32                                          -2.58%
            3/88                          -3.00%         2607.67           5.83%                          -8.17%
            4/88                           1.20%         2638.96                                          -6.22%
            5/88                           0.60%         2654.80                                          -6.50%
            6/88                           4.60%         2776.92           6.49%                          -6.86%
            7/88                          -0.20%         2771.36                                         -11.56%
            8/88                          -3.60%         2671.59                                         -17.78%
            9/88                           4.30%         2786.47           0.34%                         -12.32%
           10/88                           2.90%         2867.28                                          14.94%
           11/88                          -1.60%         2821.40                                          23.20%
           12/88                           1.80%         2872.19           3.08%          16.56%          16.56%
            1/89                           7.40%         3084.73                                          19.91%
            2/89                          -2.60%         3004.53                                          11.76%
            3/89                           2.40%         3076.64           7.12%                          17.98%
            4/89                           5.30%         3239.70                                          22.76%
            5/89                           3.80%         3362.81                                          26.67%
            6/89                          -0.50%         3345.99           8.75%                          20.49%
            7/89                           9.10%         3650.48                                          31.72%
            8/89                           1.80%         3716.19                                          39.10%
            9/89                          -0.40%         3701.32          10.62%                          32.83%
           10/89                          -2.30%         3616.19                                          26.12%
           11/89                           1.90%         3684.90                                          30.61%
           12/89                           2.40%         3773.34           1.95%          31.37%          31.37%
            1/90                          -6.60%         3524.30                                          14.25%
            2/90                           1.10%         3563.06                                          18.59%
            3/90                           2.70%         3659.27          -3.02%                          18.94%
            4/90                          -2.40%         3571.44                                          10.24%
            5/90                           9.50%         3910.73                                          16.29%
            6/90                          -0.60%         3887.27           6.23%                          16.18%
            7/90                          -0.20%         3879.49                                           6.27%
            8/90                          -9.10%         3526.46                                          -5.11%
            9/90                          -4.80%         3357.19         -13.64%                          -9.30%
           10/90                          -0.30%         3347.12                                          -7.44%
           11/90                           6.30%         3557.99                                          -3.44%
           12/90                           2.80%         3657.61           8.95%          -3.07%          -3.07%
            1/91                           4.50%         3822.20                                           8.45%
            2/91                           7.00%         4089.76                                          14.78%
            3/91                           2.50%         4192.00          14.61%                          14.56%
            4/91                           0.30%         4204.58                                          17.73%
            5/91                           4.10%         4376.96                                          11.92%
            6/91                          -4.50%         4180.00          -0.29%                           7.53%
            7/91                           4.80%         4380.64                                          12.92%
            8/91                           2.20%         4477.01                                          26.95%
            9/91                          -1.70%         4400.90           5.28%                          31.09%
           10/91                           1.40%         4462.52                                          33.32%
           11/91                          -4.10%         4279.55                                          20.28%
           12/91                          11.40%         4767.42           8.33%          30.34%          30.34%
            1/92                          -1.70%         4686.38                                          22.61%
            2/92                           1.20%         4742.61                                          15.96%
            3/92                          -1.90%         4652.50          -2.41%                          10.99%
            4/92                           3.00%         4792.08                                          13.97%
            5/92                           0.30%         4806.46                                           9.81%
            6/92                          -1.50%         4734.36           1.76%                          13.26%
            7/92                           4.20%         4933.20                                          12.61%
            8/92                          -2.20%         4824.67                                           7.77%
            9/92                           1.20%         4882.57           3.13%                          10.94%
           10/92                           0.50%         4906.98                                           9.96%
           11/92                           3.30%         5068.91                                          18.44%
           12/92                           1.30%         5134.81           5.17%           7.71%           7.71%
            1/93                           0.90%         5181.02                                          10.55%
            2/93                           1.30%         5248.37                                          10.66%
            3/93                           2.10%         5358.59           4.36%                          15.18%
            4/93                          -2.30%         5235.34                                           9.25%
            5/93                           2.50%         5366.22                                          11.65%
            6/93                           0.30%         5382.32           0.44%                          13.69%
            7/93                          -0.30%         5366.18                                           8.78%
            8/93                           3.70%         5564.72                                          15.34%
            9/93                          -0.80%         5520.21           2.56%                          13.06%
           10/93                           2.20%         5641.65                                          14.97%
           11/93                          -1.10%         5579.59                                          10.07%
           12/93                           1.20%         5646.55           2.29%           9.97%           9.97%
            1/94                           3.50%         5844.18                                          12.80%
            2/94                          -2.80%         5680.54                                           8.23%
            3/94                          -4.30%         5436.28          -3.72%                           1.45%
            4/94                           1.40%         5512.39                                           5.29%
            5/94                           1.50%         5595.07                                           4.26%
            6/94                          -2.40%         5460.79           0.45%                           1.46%
            7/94                           3.40%         5646.46                                           5.22%
            8/94                           4.00%         5872.31                                           5.53%
            9/94                          -2.50%         5725.51           4.85%                           3.72%
           10/94                           2.30%         5857.19                                           3.82%
           11/94                          -3.70%         5640.48                                           1.09%
           12/94                           1.50%         5725.08          -0.01%           1.39%           1.39%
            1/95                           2.70%         5879.66                                           0.61%
            2/95                           3.80%         6103.09                                           7.44%
            3/95                           3.00%         6286.18           9.80%                          15.63%
            4/95                           3.00%         6474.77                                          17.46%
            5/95                           3.90%         6727.28                                          20.24%
            6/95                           2.30%         6882.01           9.48%                          26.03%
            7/95                           3.40%         7116.00                                          26.03%
            8/95                           0.20%         7130.23                                          21.42%
            9/95                           4.20%         7429.70           7.96%                          29.76%
           10/95                          -0.30%         7407.41                                          26.47%
           11/95                           4.30%         7725.93                                          36.97%
           12/95                           1.90%         7872.72           5.96%          37.51%          37.51%
            1/96                           3.50%         8148.27                                          38.58%
            2/96                           0.90%         8221.60                                          34.71%
            3/96                           1.00%         8303.82           5.48%                          32.10%
            4/96                           1.50%         8428.38                                          30.17%
            5/96                           2.50%         8639.08                                          28.42%
            6/96                           0.40%         8673.64           4.45%                          26.03%
            7/96                          -4.40%         8292.00                                          16.53%
            8/96                           2.10%         8466.13                                          18.74%
            9/96                           5.60%         8940.24           3.07%                          20.33%
           10/96                           2.80%         9190.56                                          24.07%
           11/96                           7.50%         9879.86                                          27.88%
           12/96                          -2.00%         9682.26           8.30%          22.98%          22.98%
            1/97                           6.20%        10282.56                                          26.19%
            2/97                           0.80%        10364.82                                          26.07%
            3/97                          -4.10%         9939.86           2.66%                          19.70%
            4/97                           6.00%        10536.25                                          25.01%
            5/97                           6.10%        11178.96                                          29.40%
            6/97                           4.50%        11682.02          17.53%                          34.68%
            7/97                           8.00%        12616.58                                          52.15%
            8/97                          -5.60%        11910.05                                          40.68%
            9/97                           5.50%        12565.10           7.56%                          40.55%
           10/97                          -3.30%        12150.45                                          32.21%
           11/97                           4.60%        12709.38                                          28.64%
           12/97                           1.70%        12925.44           2.87%          33.50%          33.50%
            1/98                           1.10%        13067.62                                          27.09%
            2/98                           7.20%        14008.48                                          35.15%
            3/98                           5.10%        14722.92          13.91%                          48.12%
            4/98                           1.00%        14870.15                                          41.13%
            5/98                          -1.70%        14617.35                                          30.76%
            6/98                           4.10%        15216.66           3.35%                          30.26%
            7/98                          -1.10%        15049.28                                          19.28%
            8/98                         -14.50%        12867.14                                           8.04%
            9/98                           6.41%        13691.92         -10.02%                           8.97%
           10/98                           8.13%        14805.07                                          21.85%
           11/98                           6.10%        15708.18                                          23.60%
           12/98                           5.80%        16619.26          21.38%          28.58%          28.58%
            1/99                           4.20%        17317.26                                          32.52%
            2/99                          -3.10%        16780.43                                          19.79%
            3/99                           4.00%        17451.65           5.01%                          18.53%
            4/99                           3.90%        18132.26                                          21.94%
            5/99                          -2.40%        17697.09                                          21.07%
            6/99                           5.50%        18670.43           6.98%                          22.70%
            7/99                          -3.12%        18087.91                                          20.19%
            8/99                          -0.50%        17997.47                                          39.87%
            9/99                          -2.70%        17511.54          -6.21%           5.37%          27.90%


                 Source: Thomson Financial Software Solutions, Boston, MA


                 BARCLAY'S CTA INDEX                                                12-month
                 (MANAGED FUTURES)                                                   holding
                                                                                     periods

                       ROR                       QTRLY           ANNUAL
                                         1000.00
                           5.25%         1052.50
                           0.78%         1060.71
                          -3.98%         1018.49           1.85%
                           1.22%         1030.92
                           3.56%         1067.62
                          16.46%         1243.35          22.08%
                          -2.73%         1209.41
                           3.05%         1246.29
                          -2.57%         1214.26          -2.34%
                          -2.25%         1186.94
                           6.71%         1266.59
                          -2.18%         1238.97           2.04%          23.90%          23.90%
                           1.67%         1259.67                                          19.68%
                           3.05%         1298.09                                          22.38%
                           7.34%         1393.36          12.46%                          36.81%
                          -0.74%         1383.05                                          34.16%
                           3.16%         1426.76                                          33.64%
                           6.82%         1524.06           9.38%                          22.58%
                          -9.12%         1385.07                                          14.52%
                           4.30%         1444.63                                          15.91%
                           9.39%         1580.28           3.69%                          30.14%
                          -3.09%         1531.45                                          29.02%
                          -4.91%         1456.25                                          14.97%
                          -0.73%         1445.62          -8.52%          16.68%          16.68%
                          18.37%         1711.18                                          35.84%
                          -9.05%         1556.32                                          19.89%
                           2.04%         1588.07           9.85%                          13.97%
                          -0.82%         1575.05                                          13.88%
                           9.82%         1729.72                                          21.23%
                          -8.50%         1582.69          -0.34%                           3.85%
                           3.12%         1632.07                                          17.83%
                           9.06%         1779.94                                          23.21%
                           0.19%         1783.32          12.68%                          12.85%
                           1.83%         1815.95                                          18.58%
                          -4.17%         1740.23                                          19.50%
                           2.80%         1788.95           0.32%          23.75%          23.75%
                           1.60%         1817.58                                           6.22%
                          -0.96%         1800.13                                          15.67%
                           1.97%         1835.59           2.61%                          15.59%
                          -2.53%         1789.15                                          13.59%
                           4.12%         1862.86                                           7.70%
                          -9.81%         1680.12          -8.47%                           6.16%
                          21.33%         2038.49                                          24.90%
                          -8.00%         1875.41                                           5.36%
                           3.98%         1950.05          16.07%                           9.35%
                          -4.20%         1868.15                                           2.87%
                          -2.98%         1812.48                                           4.15%
                           7.33%         1945.33          -0.24%           8.74%           8.74%
                           2.57%         1995.33                                           9.78%
                           4.67%         2088.51                                          16.02%
                          -1.06%         2066.37           6.22%                          12.57%
                          -1.98%         2025.45                                          13.21%
                           1.34%         2052.60                                          10.18%
                          -4.83%         1953.46          -5.46%                          16.27%
                          13.96%         2226.16                                           9.21%
                          -1.62%         2190.09                                          16.78%
                          -7.69%         2021.68           3.49%                           3.67%
                           6.61%         2155.31                                          15.37%
                           4.69%         2256.39                                          24.49%
                           8.20%         2441.42          20.76%          25.50%          25.50%
                           1.87%         2487.07                                          24.64%
                          14.14%         2838.74                                          35.92%
                           5.62%         2998.28          22.81%                          45.10%
                          -6.23%         2811.49                                          38.81%
                          -3.92%         2701.28                                          31.60%
                          -1.46%         2661.84         -11.22%                          36.26%
                           3.25%         2748.35                                          23.46%
                           5.11%         2888.79                                          31.90%
                          -5.56%         2728.17           2.49%                          34.95%
                          -4.40%         2608.13                                          21.01%
                          -2.20%         2550.75                                          13.05%
                          -0.63%         2534.68          -7.09%           3.82%           3.82%
                          10.51%         2801.08                                          12.63%
                           0.61%         2818.17                                          -0.72%
                           3.37%         2913.14          14.93%                          -2.84%
                          22.07%         3556.07                                          26.48%
                          -1.81%         3491.70                                          29.26%
                          -3.24%         3378.57          15.98%                          26.93%
                           4.73%         3538.38                                          28.75%
                          -1.69%         3478.58                                          20.42%
                           0.72%         3503.63           3.70%                          28.42%
                           0.33%         3515.19                                          34.78%
                           8.60%         3817.49                                          49.66%
                           4.42%         3986.23          13.77%          57.27%          57.27%
                          -1.88%         3911.29                                          39.63%
                           0.70%         3938.66                                          39.76%
                          -3.43%         3803.57          -4.58%                          30.57%
                          -3.95%         3653.33                                           2.74%
                           8.95%         3980.30                                          13.99%
                          27.40%         5070.90          33.32%                          50.09%
                          -8.23%         4653.57                                          31.52%
                           0.54%         4678.70                                          34.50%
                           0.80%         4716.13          -7.00%                          34.61%
                           1.37%         4780.74                                          36.00%
                           2.62%         4905.99                                          28.51%
                          -1.07%         4853.50           2.91%          21.76%          21.76%
                           1.48%         4925.33                                          25.93%
                          -3.47%         4754.42                                          20.71%
                           3.65%         4927.96           1.53%                          29.56%
                          -2.50%         4804.76                                          31.52%
                          11.92%         5377.49                                          35.10%
                           1.28%         5446.32          10.52%                           7.40%
                          -1.74%         5351.55                                          15.00%
                          -5.83%         5039.56                                           7.71%
                          -3.04%         4886.35         -10.28%                           3.61%
                          -5.99%         4593.66                                          -3.91%
                           2.30%         4699.32                                          -4.21%
                           5.14%         4940.86           1.12%           1.80%           1.80%
                           1.54%         5016.95                                           1.86%
                           0.79%         5056.58                                           6.36%
                           3.02%         5209.29           5.43%                           5.71%
                           4.54%         5445.79                                          13.34%
                          -5.49%         5146.82                                          -4.29%
                           1.23%         5210.13           0.02%                          -4.34%
                           5.62%         5502.93                                           2.83%
                           6.69%         5871.08                                          16.50%
                           2.78%         6034.30          15.82%                          23.49%
                           1.15%         6103.69                                          32.87%
                          -0.47%         6075.00                                          29.27%
                          -1.57%         5979.63          -0.91%          21.02%          21.02%
                          -4.90%         5686.62                                          13.35%
                          -0.83%         5639.43                                          11.53%
                           4.28%         5880.79          -1.65%                          12.89%
                          -1.89%         5769.65                                           5.95%
                          -1.61%         5676.76                                          10.30%
                           2.66%         5827.76          -0.90%                          11.85%
                          -3.36%         5631.94                                           2.34%
                          -1.92%         5523.81                                          -5.91%
                           2.72%         5674.06          -2.64%                          -5.97%
                          -0.91%         5622.42                                          -7.88%
                           0.26%         5637.04                                          -7.21%
                          10.03%         6202.44           9.31%           3.73%           3.73%
                          -4.53%         5921.47                                           4.13%
                          -2.61%         5766.92                                           2.26%
                          -1.81%         5662.54          -8.70%                          -3.71%
                          -0.80%         5617.24                                          -2.64%
                          -0.73%         5576.23                                          -1.77%
                           4.44%         5823.81           2.85%                          -0.07%
                           4.31%         6074.82                                           7.86%
                           2.30%         6214.54                                          12.50%
                          -1.61%         6114.49           4.99%                           7.76%
                           0.19%         6126.11                                           8.96%
                           1.19%         6199.01                                           9.97%
                          -0.86%         6145.69           0.51%          -0.91%          -0.91%
                          -1.81%         6034.46                                           1.91%
                           5.47%         6364.54                                          10.36%
                          -0.50%         6332.72           3.04%                          11.84%
                           3.20%         6535.37                                          16.34%
                           0.62%         6575.89                                          17.93%
                           0.98%         6640.33           4.86%                          14.02%
                           3.71%         6886.69                                          13.36%
                          -3.11%         6672.51                                           7.37%
                          -0.85%         6615.79          -0.37%                           8.20%
                          -0.58%         6577.42                                           7.37%
                           0.15%         6587.29                                           6.26%
                           2.97%         6782.93           2.53%          10.37%          10.37%
                          -3.30%         6559.09                                           8.69%
                          -1.44%         6464.64                                           1.57%
                           2.03%         6595.88          -2.76%                           4.16%
                          -1.77%         6479.13                                          -0.86%
                           2.78%         6659.25                                           1.27%
                           2.50%         6825.73           3.48%                           2.79%
                          -1.04%         6754.74                                          -1.92%
                          -3.11%         6544.67                                          -1.92%
                           1.68%         6654.62          -2.51%                           0.59%
                           0.08%         6659.94                                           1.25%
                           1.68%         6771.83                                           2.80%
                          -0.49%         6738.65           1.26%          -0.65%          -0.65%
                          -1.79%         6618.03                                           0.90%
                           3.40%         6843.04                                           5.85%
                           6.42%         7282.36           8.07%                          10.41%
                           1.17%         7367.57                                          13.71%
                           0.51%         7405.14                                          11.20%
                          -1.29%         7309.61           0.37%                           7.09%
                          -1.23%         7219.71                                           6.88%
                           2.33%         7387.93                                          12.88%
                          -0.14%         7377.58           0.93%                          10.86%
                          -0.03%         7375.37                                          10.74%
                           1.04%         7452.07                                          10.05%
                           2.76%         7657.75           3.80%          13.64%          13.64%
                           2.64%         7859.91                                          18.77%
                          -4.77%         7485.00                                           9.38%
                           0.59%         7529.16          -1.68%                           3.39%
                           5.96%         7977.90                                           8.28%
                          -1.96%         7821.53                                           5.62%
                          -0.35%         7794.15           3.52%                           6.63%
                          -1.64%         7666.33                                           6.19%
                          -0.82%         7603.47                                           2.92%
                           2.22%         7772.26          -0.28%                           5.35%
                           5.49%         8198.96                                          11.17%
                           3.47%         8483.46                                          13.84%
                          -1.50%         8356.21           7.51%           9.12%           9.12%
                           3.86%         8678.76                                          10.42%
                           3.49%         8981.65                                          20.00%
                          -0.59%         8928.66           6.85%                          18.59%
                          -1.38%         8805.44                                          10.37%
                           0.32%         8833.62                                          12.94%
                           0.08%         8840.69          -0.99%                          13.43%
                           5.69%         9343.72                                          21.88%
                          -4.00%         8969.97                                          17.97%
                           1.01%         9060.57           2.49%                          16.58%
                          -1.60%         8915.60                                           8.74%
                           1.42%         9042.20                                           6.59%
                           2.48%         9266.45           2.27%          10.89%          10.89%
                           0.58%         9320.20                                           7.39%
                          -0.99%         9227.93                                           2.74%
                           0.54%         9277.76           0.12%                           3.91%
                          -3.39%         8963.24                                           1.79%
                           0.76%         9031.36                                           2.24%
                           0.36%         9063.87          -2.31%                           2.52%
                          -0.29%         9037.59                                          -3.28%
                           5.92%         9572.61                                           6.72%
                           3.16%         9875.11           8.95%                           8.99%
                          -0.75%         9801.04                                           9.93%
                          -0.93%         9709.90                                           7.38%
                           2.12%         9915.74           0.41%           7.01%           7.01%
                          -1.50%         9767.01                                           4.79%
                           2.59%        10019.97                                           8.58%
                          -1.24%         9895.73          -0.20%                           6.66%
                           1.79%        10072.86                                          12.38%
                          -1.43%         9928.82                                           9.94%
                           1.57%        10084.70           1.91%                          11.26%
                          -0.57%        10027.22                                          10.95%
                          -0.33%         9994.13                                           4.40%
                           0.06%        10000.12          -0.84%           0.85%           1.27%


                 Source: Barclay Trading Group, Fairfield, IA





Notes to "Managed Futures vs. Stocks" Table:

     Stocks are represented by the S&P 500 Index, Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



     By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 18 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart illustrates the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the Partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the Partnerships). Also, the Partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the Partnerships), may differ.

                            ------------------------


     The following chart was prepared by the General Partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981 - September, 1999. The notes below are an integral part of the following chart.


                         IMPROVED PORTFOLIO EFFICIENCY
                        (JANUARY 1981 -- SEPTEMBER 1999)


Risk/Return Analysis
January 1981 through September 1999
Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)

                                                                  Standard Deviation              Average Monthly ROR
                                                                     (x-axis)                         (Y-axis)
----------------------------------------------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                                               4.2718%                          1.3725%
100% Bonds (Salomon Corporate Bond Index)                                 2.6558%                          0.9591%
100% International Equities (MSCI EAFE Index)                             5.0296%                          1.1856%
100% Managed Futures (Barclay CTA Index)                                  5.0143%                          1.1470%
50% Stocks/50% Bonds                                                      2.9240%                          1.1658%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures                      2.8789%                          1.2073%



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Improved Portfolio Efficiency":



     Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the Partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the Partnerships). Also, the Partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the Partnerships), may differ.

                      ------------------------------------

PROFESSIONAL MANAGEMENT

     Professional money management is one of the most significant benefits a managed futures investment can offer. A professional Trading Advisor has several advantages over an individual investor.

     * Capitalization -- A professional Trading Advisor is well capitalized, and capable of managing market volatility.

     * Discipline -- A professional Trading Advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.

     * Planned Strategy -- A professional Trading Advisor utilizes a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.


     * Risk Control -- Professional Trading Advisors offer a full time commitment to risk control, applying risk management strategies and years of research and experience.


     * Research and Development -- A professional Trading Advisor is committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

THE TRADING ADVISOR SELECTION PROCESS


     In order for a Trading Advisor to be selected by the General Partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The General Partner's primary objective in the selection process is to allocate assets to Trading Advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.


     Monitoring is an important second phase in the due diligence process. The General Partner has invested significant resources into its proprietary Fund Management System, making it one of the most comprehensive computerized management systems in the industry. This sophisticated system produces daily control reports generated from actual trading data and enables the General Partner to closely monitor the activity and performance of Trading Advisors relative to their historical profile.


     Monitoring also occurs on a periodic basis by discussing with the Trading Advisors their performance relative to profile and peer trading advisors, recent market conditions and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the General Partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

                    Trading Advisor Evaluation and Selection

Screening          Trading Advisors are screened from a pool of
                   approximately 400.
Evaluation         Trading Advisors are categorized and evaluated based
                   on quantitative and qualitative factors.
Selection          Trading Advisors are selected based on quantitative
                   and qualitative analysis
Monitoring         Daily and periodic monitoring and reporting takes
                   place on an ongoing basis

     Trading Advisors are analyzed by a combination of qualitative and quantitative factors, including:

Qualitative Factors

* Experience of staff responsible for development and management of trading approach

* Development of Trading Advisor's profile

* Consistency of trading approach

* On-site office visit to Trading Advisor headquarters

* Ongoing commitment to research and
   development

* Flexibility to expand in order to meet demands of growth in assets

Quantitative Measures

* Review of historic performance returns

* Review of performance versus managed futures industry


* Review of risk, including standard deviation of monthly returns and worst decline periods


* Scrutiny of performance in key periods

* Leverage policies of Trading Advisors


* Correlation analysis of Trading Advisor returns versus managed futures industry indices and other asset class indices.


FUTURES INTERESTS TRADED

     Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among the 75 global futures and forward markets on approximately 20 exchanges worldwide.



PARTICIPATION IN OVER 75 MARKETS WORLDWIDE plus Energies, Agriculturals, and Metals

UNITED STATED            UNITED KINGDOM      FRANCE              GERMANY
-------------------------------------------------------------------------------------------------
Bonds, Bills & Notes      Long Gilt          National Bond       Bund
Dollar                    Short Selling      Pibor               Mark
S&P 500                   Pound              Franc               DAX
                          FTSE 100           CAC 40

RUSSIA                   CHINA               JAPAN               AUSTRALIA
-------------------------------------------------------------------------------------------------
Ruble                     Hang Seng Index    Government Bonds    3-year & 10-year bonds
                                             Yen                 Dollar
                                             Nikkei 225          All Ordinaries Index


MAJOR FUTURES MARKETS TRADED


AGRICULTURALS            FOREIGN EXCHANGE         STOCK INDICES            INTEREST RATES
--------------------     --------------------     --------------------     --------------------
Azuki (R. Beans)         Australian dollar        All Ordinaries           Australian bonds
Corn                     Brazilian real           CAC 40                   British bonds
Feeder cattle            British pound            DAX                      Canadian bonds
Live cattle              Canadian dollar          Dow Jones                Euro bonds
Lean hogs                Czech krona              Industrial               French bonds
Pork bellies             European common          FTSE 100                 German bonds
Soybean meal             currency                 Hang Seng                Italian bonds
Soybean oil              French franc             IBEX-35 PLUS             Japanese bonds
Soybeans                 German mark              Mexican IPC              Mexican bonds
Wheat                    Greek drachma            MIB 30                   New Zealand bonds
                         Hong Kong dollar         NASDAQ 100               Spanish bonds
                         Indornesian rupiah       Nikkei 225               Swiss bonds
                         Japanese yen             S&P 500                  U.S. bonds
                         Mexican peso             Swedish                  U.S. notes
                         New Zealand dollar       Taiwan
                         Norwegian kroner         Toronto
                         Singapore dollar
                         South African rand
                         Spanish peseta
                         Swedish kroner
                         Swiss franc
                         Thai baht

METALS                                            SOFT                     ENERGIES
--------------------                              --------------------     --------------------
Aluminum                                          Cocoa                    Crude oil
Copper                                            Coffee                   Gas oil
Lead                                              Cotton                   Heating oil
Gold                                              Lumber                   Natural gas
Nickel                                            Orange juice             Unleaded gas
Palladium                                         Rubber
Platinum                                          Sugar
Silver
Tin
Zinc

     Each Partnership normally trades a portfolio of diverse futures interests, but may trade a greater or lesser number of futures interests from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

EXCHANGE PRIVILEGE


     At the sixth month-end after a person first becomes a Limited Partner in any Charter Series Partnership, and each calendar month thereafter, a Limited Partner may shift his investment among the Partnerships (a "SERIES EXCHANGE"). This permits a Limited Partner to select one or more Partnerships which best suit his investment needs and objectives, which may change from time to time. A Limited Partner is not required to pay any redemption charges in connection with a Series Exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT


     Trading decisions for each Partnership will be made by a Trading Advisor retained by the General Partner. The trading approaches employed on behalf of each Partnership by its Trading Advisor are not available for investments as small as the required minimum investment in each Partnership. A Limited Partner can diversify his professional trading management by dividing his investment among two or all three of the Partnerships. For example, an investor owning Units of all three Partnerships would have the benefit of having his investment managed by three different Trading Advisors.


LIMITED LIABILITY


     Unlike an individual who invests directly in futures interests, an investor in a Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an Exchange of Units, and interest thereon.


INTEREST INCOME


     Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each Partnership deposits its assets in separate commodity trading accounts with the Commodity Brokers. DWR credits each Partnership at each month-end with interest income as if 100% of each Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the Partnerships. While the Partnerships are credited with interest by DWR on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures interests.


ADMINISTRATIVE CONVENIENCE


     The Partnerships are structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnerships necessary for Limited Partners to complete their federal income tax returns.

                                     [Chart]

                                     [Chart]

                                     [Chart]

                                     [Chart]

                                     [Chart]

                                     [Chart]

                      SUPPLEMENTAL PERFORMANCE INFORMATION



     The tables on the following pages contain summary performance information and certain other data for each Partnership, supplementing the information in
Part I of this Prospectus.



     The following charts were prepared by the General Partner to illustrate the change in fund assets from March 1, 1999 (inception of trading) through September 30, 1999 to reflect each Partnership's performance and net additions of capital.



                                 CHARTER GRAHAM
                                 ASSET HISTORY


               Feb-99            $4.4
               Sep-99           $17.6




            Assets in millions



                                CHARTER MILLBURN
                                 ASSET HISTORY

               Feb-99            $4.8
               Sep-99           $22.7




            Assets in millions


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                                 ASSET HISTORY


               Feb-99            $5.8
               Sep-99           $19.1




            Assets in millions



     The following charts were prepared by the General Partner to illustrate the monthly performance, on a Net Asset Value basis, of each Partnership versus that of the MAR Index, from March 1, 1999 (inception of trading) through September 30, 1999. The MAR Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the MAR Index, an investment product must appear in MAR's fund performance tables. MAR inposes no minimum size restrictions on the public managed futures funds that it tracks. As of September 30, 1999, there were 91 public managed futures funds included in the calculation of the MAR Index.



                                 CHARTER GRAHAM
                                 VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)

              MAR Public Fund Index                                                Morgan Stanley Charter Graham
       Feb-99                         10.0000                                Feb-99                           10.00
       Mar-99          -1.04%          9.8960                                Mar-99          -8.00%            9.20
       Apr-99           4.22%         10.3136                                Apr-99           4.24%            9.59
       May-99          -3.12%          9.9918                                May-99          -5.94%            9.02
       Jun-99           2.50%         10.2416                                Jun-99           6.65%            9.62
       Jul-99          -2.57%          9.9784                                Jul-99          -2.60%            9.37
       Aug-99           0.64%         10.0423                                Aug-99           4.70%            9.81
       Sep-99           0.49%         10.0915           0.91%                Sep-99           1.22%            9.93          -0.70%





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                CHARTER MILLBURN
                                 VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)

              MAR Public Fund Index                                    Morgan Stanley Charter Millburn
       Feb-99                         10.0000                         Feb-99                           10.00
       Mar-99          -1.04%          9.8960                         Mar-99          -0.50%            9.95
       Apr-99           4.22%         10.3136                         Apr-99           5.03%           10.45
       May-99          -3.12%          9.9918                         May-99          -3.54%           10.08
       Jun-99           2.50%         10.2416                         Jun-99           5.16%           10.60
       Jul-99          -2.57%          9.9784                         Jul-99          -3.77%           10.20
       Aug-99           0.64%         10.0423                         Aug-99           0.98%           10.30
       Sep-99           0.49%         10.0915           0.91%         Sep-99           0.19%           10.32           3.20%




                                 CHARTER WELTON
                                 VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)

              MAR Public Fund Index                                       Morgan Stanley Charter Welton
       Feb-99                         10.0000                         Feb-99                           10.00
       Mar-99          -1.04%          9.8960                         Mar-99          -7.70%            9.23
       Apr-99           4.22%         10.3136                         Apr-99           0.33%            9.26
       May-99          -3.12%          9.9918                         May-99          -3.46%            8.94
       Jun-99           2.50%         10.2416                         Jun-99           3.02%            9.21
       Jul-99          -2.57%          9.9784                         Jul-99          -4.13%            8.83
       Aug-99           0.64%         10.0423                         Aug-99          -3.17%            8.55
       Sep-99           0.49%         10.0915           0.91%         Sep-99          -2.22%            8.36         -16.40%





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the General Partner to illustrate the performance, on a rate of return basis, of each Partnership versus that of the MAR Index, from March 1, 1999 (inception of trading) through September 30, 1999.



                                 CHARTER GRAHAM
                                 VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                    MAR Public Fund Index                    Morgan Stanley Charter Graham
------------------------------------------------------------------------------------------------------------------------------
                      Total Return            Annualized Return       Total Return     Annualized Return
------------------------------------------------------------------------------------------------------------------------------
YTD                     0.91%                                             -0.70%                                     30-Sep-99
1 YR.                    N/A                        N/A                     N/A              N/A                     30-Sep-98
2 YR.                    N/A                        N/A                     N/A              N/A                     30-Sep-97
3 YR.                    N/A                        N/A                     N/A              N/A                     30-Sep-96
5 YR.                    N/A                        N/A                     N/A              N/A                     30-Sep-94
10 YR.                   N/A                        N/A                     N/A              N/A                     30-Sep-89
ITD                     0.91%                      1.57%                  -0.70%           -1.19%                    28-Feb-99
------------------------------------------------------------------------------------------------------------------------------





                                CHARTER MILLBURN
                                 VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                        MAR Public Fund Index                        Morgan Stanley Charter Millburn
------------------------------------------------------------------------------------------------------------------------------
                  Total Return         Annualized Return           Total Return         Annualized Return
------------------------------------------------------------------------------------------------------------------------------
YTD                    0.91%                                                                  3.20%                30-Sep-99
1 YR.                  N/A                   N/A                      N/A                      N/A                 30-Sep-98
2 YR.                  N/A                   N/A                      N/A                      N/A                 30-Sep-97
3 YR.                  N/A                   N/A                      N/A                      N/A                 30-Sep-96
5 YR.                  N/A                   N/A                      N/A                      N/A                 30-Sep-94
10 YR.                 N/A                   N/A                      N/A                      N/A                 30-Sep-89
ITD                    0.91%                 0.72%                    3.20%                   5.52%                28-Feb-99
------------------------------------------------------------------------------------------------------------------------------





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                                 VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                          MAR Public Fund Index                        Morgan Stanley Charter Welton
------------------------------------------------------------------------------------------------------------------------------
                   Total Return      Annualized Return       Total Return          Annualized Return
------------------------------------------------------------------------------------------------------------------------------
YTD                    0.91%                                    -16.40%                                           30-Sep-99
1 YR.                   N/A               N/A                     N/A                     N/A                     30-Sep-98
2 YR.                   N/A               N/A                     N/A                     N/A                     30-Sep-97
3 YR.                   N/A               N/A                     N/A                     N/A                     30-Sep-96
5 YR.                   N/A               N/A                     N/A                     N/A                     30-Sep-94
10 YR.                  N/A               N/A                     N/A                     N/A                     30-Sep-89
ITD                    0.91%             0.72%                  -16.40%                 -26.33%                   28-Feb-99
------------------------------------------------------------------------------------------------------------------------------



     The following charts were prepared by the General Partner to illustrate certain period performance and statistical information relating to the Partnerships, from March 1, 1999 (inception of trading) through September 30, 1999.



                                 CHARTER GRAHAM
                             HISTORICAL PERFORMANCE


                                                                          12 MO.        24 MO.
                 MONTHLY         NAV/         QRTLY         ANNUAL       HOLDING       HOLDING
    MONTH         RETURN         UNIT         RETURN        RETURN        PERIOD        PERIOD
     Feb-99                     10.00
     Mar-99        -8.00%        9.20          -8.00%
     Apr-99         4.24%        9.59
     May-99        -5.94%        9.02
     Jun-99         6.65%        9.62           4.57%
     Jul-99        -2.60%        9.37
     Aug-99         4.70%        9.81
     Sep-99         1.22%        9.93           3.22%        -0.70%

 COMPOUNDED ANNUAL ROR:                              N/A

 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                 N/A

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                CHARTER MILLBURN
                             HISTORICAL PERFORMANCE


                                                                          12 MO.        24 MO.
                 MONTHLY         NAV/         QRTLY         ANNUAL       HOLDING       HOLDING
    MONTH         RETURN         UNIT         RETURN        RETURN        PERIOD        PERIOD
     Feb-99                     10.00
     Mar-99        -0.50%        9.95          -0.50%
     Apr-99         5.03%       10.45
     May-99        -3.54%       10.08
     Jun-99         5.16%       10.60           6.53%
     Jul-99        -3.77%       10.20
     Aug-99         0.98%       10.30
     Sep-99         0.19%       10.32          -2.64%         3.20%

 COMPOUNDED ANNUAL ROR:                              N/A

 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                 N/A


                                 CHARTER WELTON
                             HISTORICAL PERFORMANCE


                                                                          12 MO.        24 MO.
                 MONTHLY         NAV/         QRTLY         ANNUAL       HOLDING       HOLDING
    MONTH         RETURN         UNIT         RETURN        RETURN        PERIOD        PERIOD
     Feb-99                     10.00
     Mar-99        -7.70%        9.23          -7.70%
     Apr-99         0.33%        9.26
     May-99        -3.46%        8.94
     Jun-99         3.02%        9.21          -0.22%
     Jul-99        -4.13%        8.83
     Aug-99        -3.17%        8.55
     Sep-99        -2.22%        8.36          -9.23%       -16.40%

 COMPOUNDED ANNUAL ROR:                              N/A

 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                 N/A

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       EXHIBIT A

                          TABLE OF CONTENTS TO FORM OF
                       LIMITED PARTNERSHIP AGREEMENT FOR
      MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN] [WELTON] L.P.

                                                                                         PAGE
  1.  Formation; Name..................................................................  A-1
  2.  Office...........................................................................  A-1
  3.  Business.........................................................................  A-1
  4.  Term; Dissolution; Fiscal Year...................................................  A-2
      (a)  Term........................................................................  A-2
      (b)  Dissolution.................................................................  A-2
      (c)  Fiscal Year.................................................................  A-2
  5.  Net Worth of General Partner.....................................................  A-2
  6.  Capital Contributions and Offering of Units of Limited Partnership Interest......  A-3
  7.  Allocation of Profits and Losses; Accounting; Other Matters......................  A-5
      (a)  Capital Accounts............................................................  A-5
      (b)  Monthly Allocations.........................................................  A-5
      (c)  Allocation of Profit and Loss for Federal Income Tax Purposes...............  A-5
      (d)  Definitions; Accounting.....................................................  A-6
      (e)  Expenses and Limitations Thereof............................................  A-7
      (f)  Limited Liability of Limited Partners.......................................  A-7
      (g)  Return of Limited Partner's Capital Contribution............................  A-8
      (h)  Distributions...............................................................  A-8
      (i)  Interest on Assets..........................................................  A-8
  8.  Management and Trading Policies..................................................  A-8
      (a)  Management of the Partnership...............................................  A-8
      (b)  The General Partner.........................................................  A-8
      (c)  General Trading Policies....................................................  A-9
      (d)  Changes to Trading Policies.................................................  A-10
      (e)  Miscellaneous...............................................................  A-10
  9.  Audits; Reports to Limited Partners..............................................  A-11
 10.  Transfer; Redemption of Units; Exchange Privilege................................  A-12
      (a)  Transfer....................................................................  A-12
      (b)  Redemption..................................................................  A-13
      (c)  Exchange Privilege..........................................................  A-14
 11.  Special Power of Attorney........................................................  A-15
 12.  Withdrawal of a Partner..........................................................  A-15
 13.  No Personal Liability for Return of Capital......................................  A-16
 14.  Standard of Liability; Indemnification...........................................  A-16
      (a)  Standard of Liability.......................................................  A-16
      (b)  Indemnification by the Partnership..........................................  A-16
      (c)  Affiliate...................................................................  A-17
      (d)  Indemnification by Partners.................................................  A-17
 15.  Amendments; Meetings.............................................................  A-17
      (a)  Amendments with Consent of the General Partner..............................  A-17
      (b)  Meetings....................................................................  A-18
      (c)  Amendments and Actions without Consent of the General Partner...............  A-18
      (d)  Action Without Meeting......................................................  A-18
      (e)  Amendments to Certificate of Limited Partnership............................  A-18
 16.  Index of Defined Terms...........................................................  A-18
 17.  Governing Law....................................................................  A-19
 18.  Miscellaneous....................................................................  A-20
      (a)  Priority among Limited Partners.............................................  A-20
      (b)  Notices.....................................................................  A-20
      (c)  Binding Effect..............................................................  A-20
      (d)  Captions....................................................................  A-20
Annex 1 --Request for Redemption.......................................................  A-21

                                                                       EXHIBIT A

FORM OF LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN] [WELTON] L.P.


     This Agreement of Limited Partnership, made as of July 15, 1998, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.


                                  WITNESSETH:

     WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

     The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Dean Witter Charter [Graham] [Millburn] [Welton] L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

     The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

     The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

     The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading) domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot
(cash) commodities and currencies, and any rights pertaining thereto (collectively, "Futures Interests"), and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

     (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days' notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

     (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

     Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

     (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an "affiliate" (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

     The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

     The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner is herewith contributing $10 in cash to the Partnership, for which it is receiving one unit of general partnership interest (a "Unit of General Partnership Interest"). At the initial closing (the "Initial Closing"), if any, for the acceptance of subscriptions for Units of Limited Partnership Interest of the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Offering"), the General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

     The General Partner's minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that:
(a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership's ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.

     Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units. The initial Limited Partner named at the end of this Agreement is herewith contributing $10 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining Partners hereby consent to such withdrawal. The $10 capital contribution of the Initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.

     The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

     The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR"), Morgan Stanley & Co. Incorporated ("MS & Co."), or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last day of a calendar month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at the Initial Closing shall be $10 per Unit, and the offering price per Unit at any subsequent closing during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, MS & Co., Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Notwithstanding Section 10(b), Units purchased at the Initial Closing by the General Partner, DWR, any Additional Seller and any Trading Advisor, or any Affiliate of the foregoing (for purposes of this provision, the term "Affiliate" shall not include any natural persons) may not be redeemed for a period of two years after the Initial Closing if such redemption would cause the Partnership to have less than $4,000,000 in Net Assets. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

     In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR, MS & Co., or any other firm as Selling Agent and entering into a selling agreement with DWR, MS & Co., or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

     The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

     All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR, MS & Co., or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section
7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

     (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

     (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

            (1) The Net Assets of the Partnership, before accrual of any monthly management fee and any incentive fee shall be determined.

            (2) The accrued monthly management fee shall then be charged against Net Assets.

            (3) The accrued monthly incentive fee, if any, shall then be charged against Net Assets.

            (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

            (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

     (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

            (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

            (2) Net recognized gain or loss from the Partnership's trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

                   (aa) For the purpose of allocating the Partnership's net
              recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                          (i) Each allocation account shall be increased by the
                     amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph
                     (c)(2)(cc) below.

                          (ii) Each allocation account shall be decreased by the
                     amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph
                     (c)(2)(ee) below and by the
                     amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

                          (iii) When a Unit is redeemed or exchanged in a Series
                     Exchange, the allocation account with respect to such Unit shall be eliminated.

                   (bb) Net recognized gain shall be allocated first to each
              Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

                   (cc) Net recognized gain remaining after the allocation
              thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph
              (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

                   (dd) Net recognized loss shall be allocated first to each
              Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

                   (ee) Net recognized loss remaining after the allocation
              thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph
              (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

            (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this
       Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

            (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
       Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code").

            (d) DEFINITIONS; ACCOUNTING.

            (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open Futures Interests positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, ordinary administrative expenses, Transaction Fees and Costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

            (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

     (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, Initial Offering and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

     Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs, or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

     The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any third party clearing costs incurred by a Commodity Broker, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, and fees for the execution of cash transactions relating to the exchange of futures for physical transactions (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

     The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

     (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

     (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

     (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

     (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

     (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

     The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

     (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisor(s); provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

     The Partnership shall not enter into any agreement with the General Partner, DWR, MS & Co., MSDW, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the Partnership; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

     Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

     The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the

General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and
(c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership; (iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of
Section 7(e) and the notice requirements of Section 9.

     The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

     (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

            1. The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets.

            2. The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

            3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

            4. The Trading Advisor will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

            5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

            6. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

            7. The Partnership will not permit "churning" of the Partnership's assets.

            8. The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

     (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

     (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

     The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

     The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the

Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

     If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

     The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

     The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

     Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

     The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

     The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

     In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

     The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

     In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

     In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

     (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family,
(iii) resulting from divorce, annulment, separation or similar proceedings, or
(iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

     In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

     (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). Redemptions may only be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.

     Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Charter Series Partnerships" or individually as a "Charter Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Charter Series Partnership and have either paid a redemption charge with respect to such units, or have held such units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership in the other Charter Series Partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Charter Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

     Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

     Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

     The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

     The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

     (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Charter Series Partnership (such a transfer between Charter Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner beginning as of, but not before, the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Charter Series Partnership. The minimum amount of any Series Exchange is 500 Units, unless a Limited Partner is liquidating his entire interest in the other Charter Series Partnerhip; provided, however, that the minimum amount of a Series Exchange for Limited Partners that already own Units in the Charter Series Partnership being purchased and desire to make an additional investment in such Partnership is 100 Units.

     A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B (or such other form as permitted by the General Partner), sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Charter Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Charter Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

     As of each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Charter Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Charter Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest in the other Charter Series Partnership(s) subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner thereof remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest in the other Charter Series Partnership(s) being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of units of limited partnership interest from another Charter Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

     Each Limited Partner understands that its ability to effect a Series Exchange in another Charter Series Partnership is conditioned upon units of limited partnership interest of other Charter Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest in other Charter Series Partnerships registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

     The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

     Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

     The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

     The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

     (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if:
(1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

     Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

     The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

     (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

     (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

     (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the

Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, provided that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

     (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

     Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and
(vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws, and Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

     (d) ACTION WITHOUT MEETING. Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

     (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

               DEFINED TERM                                     SECTION
               1940 Act....................................     15(a)
               Act.........................................     1
               Advisers Act................................     15(a)
               Affiliate...................................     14(c)
               Agreement...................................     Preamble
               CEAct.......................................     8(e)
               Certificate of Limited Partnership..........     1
               CFTC........................................     3
               Charter Series Partnership(s)...............     10(b)
               Code........................................     7(c)(4)
               Commodity Broker............................     6
               Customer Agreement..........................     8(b)
               Determination Date..........................     7(b)
               DWR.........................................     6
               Exchange Agreement and Power of Attorney....     10(c)
               Exchange Date...............................     10(c)
               Futures Interests...........................     3
               General Partner.............................     Preamble
               Initial Closing.............................     6
               Initial Offering............................     6
               Limited Partners............................     Preamble
               Management Agreement........................     8(b)
               MS & Co.....................................     6
               MSDW........................................     6

               DEFINED TERM                                     SECTION
               NASAA Guidelines............................     5
               Net Asset Value.............................     7(d)(2)
               Net Assets..................................     7(d)(1)
               NFA.........................................     6
               Non-Series Exchange.........................     10(b)
               Partners....................................     Preamble
               Partnership.................................     1
               Prospectus..................................     6
               Pyramiding..................................     8(c)(5)
               Redemption..................................     10(b)
               Redemption Date.............................     10(b)
               Request for Redemption......................     10(b)
               SEC.........................................     5
               Selling Agent...............................     6
               Series Exchange.............................     10(c)
               Special Redemption Date.....................     9
               Trading Advisor.............................     6
               Trading Profits.............................     7(e)
               Transaction Fees and Costs..................     7(e)
               Unit(s) of General Partnership Interest.....     6
               Unit(s).....................................     6

17.  GOVERNING LAW.

     THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

     (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, Series Exchanges, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, Series Exchanges, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

     (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

     (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADDITIONAL LIMITED PARTNERS:                 GENERAL PARTNER:

By: Demeter Management Corporation,
     General Partner, as Authorized Agent
     and Attorney-in-Fact                    DEMETER MANAGEMENT
                                             CORPORATION

By:......................................    By:................................
         Mark J. Hawley, President                 Mark J. Hawley, President

                                             INITIAL LIMITED PARTNER:

                                             ...................................
                                                       Mark J. Hawley

MFAD USE ONLY:........................    CLOSING DATE:.........................

--------------------------------------------------------------------------------


    REQUEST FOR REDEMPTION: MORGAN STANLEY DEAN WITTER MANAGED FUTURES FUNDS



THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.


 .........................., 19        ........................................................
            (DATE)                           (PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER)

     I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

              COMPLETE ONLY ONE SECTION -- A, B, C OR D - PER FORM
--------------------------------------------------------------------------------

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
                                   A LIMITED
    PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[DWSB] Spectrum Global Balanced            Entire Interest                Units
[DWSS] Spectrum Strategic                  Entire Interest                Units
[DWST] Spectrum Technical                  Entire Interest                Units
[DWSF] Spectrum Select                     Entire Interest                Units
[DWSX] Spectrum Currency                   Entire Interest                Units
[DWSC] Spectrum Commodity                  Entire Interest                Units

--------------------------------------------------------------------------------

                                   SECTION B

      CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II        Entire Interest        Units       $    ,000
[CFCFC] Cornerstone Fund III       Entire Interest        Units       $    ,000
[CFCFD] Cornerstone Fund IV        Entire Interest        Units       $    ,000

--------------------------------------------------------------------------------

                                   SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[MSCG] Charter Graham              Entire Interest               Units
[MSCM] Charter Millburn            Entire Interest               Units
[MSCW] Charter Welton              Entire Interest               Units

--------------------------------------------------------------------------------

                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):
--------------------------------------------------------------------------------

[CFF] Columbia Futures Fund           [DFF3] Diversified Futures Fund III     Entire Interest
[DFF] Diversified Futures Fund        [GPP] Global Perspective Portfolio                Units
[IAF] International Access Fund       [PPF] Principal Plus Fund                     $    ,000
[PGF] Multi-Market Portfolio          [PSF] Portfolio Strategy Fund
[DFF2] Diversified Futures Fund II    [WCF] World Currency Fund

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION

--------------------------------------------------------------------------------

 .....................................        ...................................
     (Name of Limited Partner)                   (Dean Witter Account Number)

Address.........................................................................

                                    (Street)

 ...............................................................................

        (City)        (State or Province)              (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS

--------------------------------------------------------------------------------

X.........................................        ..........................................
               (Signature)                                          (Date)

X.........................................        ..........................................
               (Signature)                                          (Date)

--------------------------------------------------------------------------------

2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..........................................        By: X.....................................
             (Name of Entity)                      (Authorized officer, partner, trustee or
                                                     custodian. If a corporation, include
                                                  certified copy of authorized resolution.)
 ..........................................
                  (Date)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X.........................................        By: X.....................................
  (Financial Advisor MUST sign and date)             (Branch Manager MUST sign and date)

 ..........................................
        (Branch Telephone Number)                 Please enter a SELL order upon receipt of
                                                     a completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    If you wish to purchase Units of one or more or the Morgan Stanley Dean Witter Charter Series Partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing Units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool which the General Partner serves as the general partner and commodity pool operator in a Non-Series Exchange, or if you are redeeming Units in a Morgan Stanley Dean Witter Charter Series Partnership pursuant to a Series Exchange.

                           SUBSCRIPTION INSTRUCTIONS

    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY DEAN WITTER CHARTER
SERIES PROSPECTUS DATED     *     , 1999 (THE "PROSPECTUS") AND THIS
SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). IN READING THE PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST," AND "DESCRIPTION OF CHARGES." BY SIGNING THIS AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.

    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-5 AND B-6, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, USING BLACK INK, AS FOLLOWS:

Item 1 For Cash Subscribers (pages         --Enter your Dean Witter Reynolds Inc. ("DWR") Account Number.
      B-5-B-6) and Exchange Subscribers
      (pages B-7-B-8)

                                           --Enter your Social Security Number or Taxpayer ID Number. If you are
                                               subscribing on behalf of an entity (such as a trust, partnership or corporation), check the appropriate box to indicate the type of entity. If the Units are to be owned by joint tenants, either person's Social Security Number may be used.

                                           --If you are subject to taxation in the United States, review the representation relating to backup withholding tax, and enter your taxable year, if other than calendar year, under "United States
                                               Taxable Investors Only" on page B-5 (for Cash Subscribers) or page
                                               B-7 (for Exchange Subscribers). If you are a non-United States
                                               person, review the representation relating to your classification as a non-resident alien for United States federal income tax purposes under "Non-United States Investors Only" on page B-5 (for Cash
                                               Subscribers) or page B-7 (for Exchange Subscribers). YOU MUST SIGN
                                               BELOW THE TAX REPRESENTATION IN ITEM 1 ON PAGE B-5 OR B-7.

                                           --Enter the exact name in which your Units are to be held based on ownership type, and enter residency and other information.

                                           --Check box if you are a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the
                                               U.S.

                                           --If there is a co-subscriber, trustee or custodian, complete applicable information.

Item 1 For Cash Subscribers (page B-5)     --Enter the dollar amount of the subscription for each Partnership whose
                                               Units you wish to purchase.

Item 1 For Exchange Subscribers            --Enter the symbol(s) of the limited partnership(s) from which you are
      (page B-7)                               redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).

Item 2 For Cash Subscribers (page B-6)     --You must execute the Agreement Signature Page on page B-6 (for Cash
      and Exchange Subscribers                 Subscribers) or page B-8 (for Exchange Subscribers).
      (page B-8)

Item 3 For Cash Subscribers (page B-6)     --An MSDW Financial Advisor and Branch Manager must complete the required
      and Exchange Subscribers                 information.
      (page B-8)

MSDW FINANCIAL ADVISOR: This Agreement must be mailed to Demeter Management Corporation at Two World Trade Center, 62nd Floor, New York, New York 10048-0026.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                            ------------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    If you are subscribing for Units of Limited Partnership Interest ("Units") in the Morgan Stanley Dean Witter Charter Series, consisting of three commodity pool limited partnerships, Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. (each, a "Partnership," and collectively, the "Partnerships"), you should carefully read and review the Partnerships'
Prospectus dated   *   , 1999 (the "Prospectus"). Capitalized terms used below
and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.

    For Cash Subscribers: By executing the Cash Subscription Signature Page of this Agreement, you will irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the Prospectus.

    For Exchange Subscribers: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MSDW FINANCIAL ADVISOR. If this Agreement is accepted, you agree to:
(i) contribute your subscription to each Partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such Partnership's Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    For Cash Subscribers: You must pay your subscription amount by charging your Customer Account with DWR (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your MSDW financial advisor. If you don't have a financial advisor, you should contact your local MSDW branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to you for proper placement with the MSDW branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the General Partner and DWR to transfer the appropriate amount from your Customer Account to the Escrow Account.

    For Exchange Subscribers: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the Partnerships or another commodity pool for which the General Partner serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the applicable limited partnership agreement for such commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the General Partner and each Partnership whose Units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.

        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" for residents of the State in which you reside. You agree to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the Partnerships.

        (4) The address set forth on the Signature Page is your true and correct residence and you have no present intention of becoming a resident of any other state or country. All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a Limited Partner, you will immediately furnish such revised or corrected information to the General Partner.

        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the General Partner, DWR, any other Additional Seller, any Trading Advisor, nor any of their respective affiliates:
    (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or
    (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").

        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of such plan or IRA, the representations set forth herein apply only to the beneficiary of such plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        Additional Representation and Warranty for Exchange Subscribers:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which are subject to this redemption request are not subject to any pledge or are otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, any Trading Advisor, DWR, CFI, any Additional Seller, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $20,000, and you must invest at least $5,000 in any one Partnership. See "Subscription Procedure" in the Prospectus as to special rules if you are purchasing Units in a Non-Series Exchange. However, the states listed below have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

CALIFORNIA: (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

IOWA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MAINE: (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

MASSACHUSETTS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

MICHIGAN: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MISSOURI: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

NORTH CAROLINA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

OHIO: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

PENNSYLVANIA: (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

TENNESSEE: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

TEXAS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a Partnership, you shall become a Limited Partner of that Partnership. You also agree to each and every term of the Limited Partnership Agreement of that Partnership as if you signed that Agreement. You further agree that you will not be issued a certificate evidencing the Units that you are purchasing, but that you will receive a confirmation of purchase in DWR's customary form.

--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    You hereby irrevocably constitute and appoint Demeter Management Corporation, the General Partner of each Partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Charter Series as you may request from time to time; (2) and to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most recent financial statements for each of the Partnerships), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

--------------------------------------------------------------------------------
CASH SUBSCRIPTION SIGNATURE PAGE                                             BUY
--------------------------------------------------------------------------------

A

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE



         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.



    PAGES B-5 AND B-6, THE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MSDW BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.


    By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") of one or more Partnerships in the Morgan Stanley Dean Witter Charter Series (the "Partnerships"), you hereby subscribe for Units of the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing.



    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OF
THE PARTNERSHIPS DATED     *     , 1999, INCLUDING THE LIMITED PARTNERSHIP
AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

                                                                 CHARTER FUND SYMBOL                           AMOUNT OF
                                                                                                              SUBSCRIPTION
  / / / / -- / / / / / / /
  DWR ACCOUNT NO.                              M S C G           MORGAN STANLEY DEAN WITTER CHARTER GRAHAM      $
                                                                 L.P.
  / / /--/ / /--/ / / / /
  SOCIAL SECURITY NUMBER                       M S C M           MORGAN STANLEY DEAN WITTER CHARTER             $
  OR                                                             MILLBURN L.P.

  / / /--/ / / / / / / /                       M S C W           MORGAN STANLEY DEAN WITTER CHARTER WELTON      $
  TAXPAYER ID NUMBER                                             L.P.

--------------------------------------------------------------------------------


CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING


/ / Individual Ownership

/ / Joint Tenants with Rights of Survivorship

/ / Tenants in Common

/ / Community Property

/ / Grantor or other Revocable Trust

/ / Trust other than Grantor or Revocable Trust

/ / Estate

/ / UGMA/UTMA (Minor)

/ / Partnership

/ / Corporation


/ / IRA (the MSDW Branch Manager must
      sign below for IRA accounts)

/ / Employee Benefit Plan
      (Participant-Directed)

/ / Defined Benefit Plan (Other)

/ / Other (specify) ___________________________________________________________




         YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:


UNITED STATES TAXABLE INVESTORS ONLY:                                           NON-UNITED STATES INVESTORS ONLY:

/ / Check box if you are subject to backup withholding under the                Under penalties of perjury, by
    provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.      OR   signature below, you certify that
If your taxable year is other than the calendar year, indicate the date         you are NOT
on which your taxable year ends: / / /--/ / / MM-DD                             (a) a citizen or resident of the
Under penalties of perjury, by signing below, I certify that the Social             United States; or
Security Number (or Taxpayer ID Number) above to be the true, correct           (b) a United States corporation,
and complete Social Security Number (or Taxpayer ID Number) of                      partnership, estate or trust.
Subscriber and that all the information above is true, correct and complete.


X ___________________________                     ______________________________
(Your Signature (Indicate your title,                         Date
if applicable) [or Branch Manager in
the case of IRAs])


If you are an Entity:            Name of Entity:.................................................................

                                 Name of Person Signing for Entity:..............................................

                                 Title:..........................................................................

Full Name of Account.............................................................................................
                                 (Your Name or Name of Trust or Custodial Account--do not use initials)

You are a resident of  .................................... and a citizen of  ...................................
                                 (name of country)                                     (name of country)

Street Address...................................................................................................
                                 (MUST be residence address--P.O. Box alone not acceptable)

City............................. State ............. Zip Code ............ Tel. No. ( ............ ) ............


/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from an MSDW Financial Advisor.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name ................. Telephone Number ( ................. )  .................
                The person or entity above is a/an: (check one)

/ / Co-Subscriber      / / Trustee or Custodian     / / Authorized Person, if an
                                                        Institutional Trustee

Street Address (P.O. Box alone not acceptable)..................................

City.............................................................    State .............. Zip Code ..............

Co-Subscriber, Trustee or Custodian is a resident of.............    and a citizen of............................

Minor (if not a gift) is a resident of...........................    and a citizen of............................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW

--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)


If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _________________________   _______________    X ____________________________   _______________
  (Signature of Subscriber)   Date                 (Signature of Co-Subscriber)   Date

(ENTITY SUBSCRIPTION)


ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.



The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 .......................................................    X _____________________________________    _____________
(Name of Entity)                                           (Signature)                                Date




Name of Person Signing for Entity..................      Title .................

--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

   (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

   (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

   (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and


(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.


THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________
                          Financial Advisor's Signature

 ................................................................................
                  Type or Print Full Name of Financial Advisor

Telephone Number ( .............................. ).............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct.
(2) the above client(s) is/are suitable.

X ______________________________________________________________________________
                           Branch Manager's Signature

 ................................................................................
                    Type or Print Full Name of Branch Manager

-------------------------------------------------------------------------------
EXCHANGE SUBSCRIPTION SIGNATURE PAGE                                        EXG
-------------------------------------------------------------------------------
B

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE



         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.



    PAGES B-7 AND B-8, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MSDW BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.


    By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") of one or more Partnerships in the Morgan Stanley Dean Witter Charter Series (the "Partnerships"), you hereby subscribe for Units of the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.



    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OF
THE PARTNERSHIPS DATED     *     , 1999, INCLUDING THE LIMITED PARTNERSHIP
AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 ITEM 1 -- SUBSCRIBER (YOU MUST SIGN BELOW TAX REPRESENTATION)

--------------------------------------------------------------------------------

/ / / / -- / / / / / / /                     / / / /--/ / /--/ / / / /     OR    / / /--/ / / / / / / /
DWR ACCOUNT NO.                              SOCIAL SECURITY NUMBER              TAXPAYER ID NUMBER

  SYMBOL(S) FOR FUND(S) FROM    SPECIFY QUANTITY OF UNITS TO BE REDEEMED                    CHARTER
  WHICH UNITS TO BE REDEEMED    (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE       SERIES
                                UNITS)                                                      FUND SYMBOL
  / / / / / /                   / /  Entire                            Whole Units   TO     / / / / /
                                     Interest   OR

  / / / / / /                   / /  Entire                            Whole Units   TO     / / / / /
                                     Interest   OR

  / / / / / /                   / /  Entire                            Whole Units   TO     / / / / /
                                     Interest   OR

  / / / / / /                   / /  Entire                            Whole Units   TO     / / / / /
                                     Interest   OR


 You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase Units in the applicable Charter Series Partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under "Subscription Procedure" in the Prospectus.

--------------------------------------------------------------------------------


CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING


/ / Individual Ownership

/ / Joint Tenants with Rights of Survivorship

/ / Tenants in Common

/ / Community Property

/ / Grantor or other Revocable Trust

/ / Trust other than Grantor or Revocable Trust

/ / Estate

/ / UGMA/UTMA (Minor)

/ / Partnership

/ / Corporation


/ / IRA (the MSDW Branch Manager
      must sign below for IRA accounts)

/ / Employee Benefit Plan
      (Participant-Directed)

/ / Defined Benefit Plan (Other)

/ / Other (specify) ___________________________________________________________




         YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:


UNITED STATES TAXABLE INVESTORS ONLY:                                             NON-UNITED STATES INVESTORS ONLY:

/ / Check box if you are subject to backup withholding under the provisions       Under penalties of perjury, by
    of Section 3406(a)(1)(C) of the Internal Revenue Code.                   OR   signature below, you certify that
                                                                                  you are NOT
If your taxable year is other than the calendar year, indicate the date           (a) a citizen or resident of the
on which Subscriber's taxable year ends:  / / /--/ / / MM-DD                          United States; or
Under penalties of perjury, by signing below, I certify that the Social           (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct and             partnership, estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.


X ___________________________                     ______________________________
(Your Signature (Indicate your title,                          Date
if applicable) [or Branch Manager in
the case of IRAs])


If you are an Entity:            Name of Entity:.................................................................

                                 Name of Person Signing for Entity:..............................................

                                 Title:..........................................................................

Full Name of Account.............................................................................................
                                 (Your Name or Name of Trust or Custodial Account--do not use initials)

You are a resident of  .................................... and a citizen of  ...................................
                                 (name of country)                                       (name of country)

Street Address (P.O. Box alone not acceptable)...................................................................

City ............................ State ............. Zip Code ............ Tel. No. ( ............ ) ............


/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from an MSDW Financial Advisor.)


COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name ................. Telephone Number ( ................. )  .................

                The person or entity above is a/an: (check one)

/ / Co-Subscriber      / / Trustee or Custodian     / / Authorized Person, if an
                                                        Institutional Trustee

Street Address (P.O. Box alone not acceptable)..................................

City.............................................................    State .............. Zip Code ..............

Co-Subscriber, Trustee or Custodian is a resident of.............    and a citizen of............................

Minor (if not a gift) is a resident of...........................    and a citizen of............................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW

--------------------------------------------------------------------------------
(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _________________________   _______________    X ____________________________   _______________
  (Signature of Subscriber)   Date                 (Signature of Co-Subscriber)   Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.


The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 .......................................................    X ____________________________________     _______________
(Name of Entity)                                           (Signature)                                Date




Name of Person Signing for Entity..................      Title .................

--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus;
(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

   (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

   (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and
   (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and


(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.


THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________
                 Financial Advisor's Signature
 ................................................................................
          Type or Print Full Name of Financial Advisor

Telephone Number ( .............................. ).............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct.
(2) the above client(s) is/are suitable.

X ______________________________________________________________________________
                           Branch Manager's Signature

 ................................................................................
                    Type or Print Full Name of Branch Manager

                                                                       EXHIBIT C



                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                       SUBSCRIPTION AGREEMENT UPDATE FORM


         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.


DWR Account No.  / / / / -- / / / / / / /



     I am an investor in the following Morgan Stanley Dean Witter Charter Series Partnership(s) (mark each applicable box with an "X"):



        / /   Morgan Stanley Dean Witter Charter Graham L.P.



        / /   Morgan Stanley Dean Witter Charter Millburn L.P.



        / /   Morgan Stanley Dean Witter Charter Welton L.P.



     I acknowledge receipt of the Morgan Stanley Dean Witter Charter Series Prospectus dated * (the "Prospectus"). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney (each, a "Subscription Agreement") I signed when I bought Units of the Morgan Stanley Dean Witter Charter Series Partnership(s) checked above, so that I may purchase additional Units of such Partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase Units by way of an Exchange, or if I wish to purchase Units of any Morgan Stanley Dean Witter Charter Series Partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the Prospectus as Exhibit B.



     I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Dean Witter Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties or other information contained in the previously executed Subscription Agreement(s).



     I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.



IF SUBSCRIBER IS AN ENTITY



________________________________________________________________________________


Name of Entity



By:_____________________________________________________________________________


Name of Signatory



________________________________________________________________________________


Title



________________________________________________________________________________


Signature



________________________________________________________________________________


Address



________________________________________________________________________________


City                                  State                                  Zip



Date: __________________________________________________________________________



INDIVIDUAL SUBSCRIBERS



________________________________________________________________________________


Name of Subscriber(s)


________________________________________________________________________________

________________________________________________________________________________

Signature(s) of Subscriber(s)



________________________________________________________________________________


Address



________________________________________________________________________________


City                                  State                                  Zip



Date: __________________________________________________________________________



 (PLEASE RETURN THIS FORM TO YOUR MORGAN STANLEY DEAN WITTER FINANCIAL ADVISOR.
   FINANCIAL ADVISORS MUST FORWARD THE EXECUTED COPY OF THIS FORM TO DEMETER
                            MANAGEMENT CORPORATION.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.



     UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    SEC registration fee....................................................    $ 13,694
    NASD filing fee.........................................................       5,426
    Printing and engraving..................................................      70,000*
    Legal fees and expenses (excluding Blue Sky legal fees).................      50,000*
    Accounting fees and expenses............................................      10,000*
    Escrow Agent fees.......................................................       1,000*
    Blue Sky fees and expenses (including Blue Sky legal fees)..............      13,710
    Miscellaneous...........................................................      50,000*
                                                                                --------
         Total..............................................................    $213,830
                                                                                --------
                                                                                --------


------------------
*Represents an estimate of the Registrant's portion of fees and expenses that are common to this Registration Statement and the Registration Statements on Form S-1 for each of Morgan Stanley Dean Witter Charter Graham L.P. and Morgan Stanley Dean Witter Charter Millburn L.P., which are being filed concurrently with this Registration Statement.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach by DWR of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the DWR Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of the Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (A) EXHIBITS

    EXHIBIT
    NUMBER                                 DESCRIPTION OF DOCUMENT
    -------     -----------------------------------------------------------------------------
      1.01*     Form of Selling Agreement among the Registrant, Demeter Management
                  Corporation, the Trading Advisor and Dean Witter Reynolds Inc.
      1.01(a)   Form of Amendment No. 1 to the Selling Agreement among the Registrant,
                  Demeter Management Corporation, and Dean Witter Reynolds Inc.
      1.02*     Form of Additional Seller Agreement between Dean Witter Reynolds Inc. and additional selling agents (to also be included as an annex to Exhibit 1.01, form of Selling Agreement).
      3.01      Form of Limited Partnership Agreement of the Registrant (included as Exhibit
                  A to the Prospectus).
      3.02*     Certificate of Limited Partnership of the Registrant.
      5.01*     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
      5.02      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
      8.01*     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
      8.02      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
     10.01*     Form of Customer Agreement between the Registrant and Dean Witter Reynolds
                  Inc.
     10.01(a)*  Form of Customer Agreement among the Registrant, Carr Futures, Inc. and Dean
                  Witter Reynolds Inc.
     10.01(b)*  Form of International Foreign Exchange Master Agreement between the
                  Registrant and Carr Futures, Inc.
     10.02*     Form of Management Agreement among the Registrant, the General Partner and the Trading Advisor.
     10.03      Subscription and Exchange Agreement and Power of Attorney to be executed by purchasers of Units (included as Exhibit B to the Prospectus).
     10.04*     Escrow Agreement among the Registrant, Dean Witter Reynolds Inc., and The
                  Chase Manhattan Bank, the escrow agent.
     23.01      Consent of Independent Auditors for the General Partner and the Registrant.

------------------


*




Incorporated by reference to Registration Statement 333-60097.

     (B) FINANCIAL STATEMENTS.

     Included in the Prospectus:


              Morgan Stanley Dean Witter Charter Welton L.P.
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Statement of Operations
                  Statement of Changes in Partners' Capital
                  Statement of Cash Flows
                  Notes to Financial Statements


              Demeter Management Corporation
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 23rd day of November, 1999.



                                          MORGAN STANLEY DEAN WITTER
                                          CHARTER WELTON L.P.



                                          By: DEMETER MANAGEMENT CORPORATION,
                                                  General Partner



                                          By:         /s/ Robert E. Murray
                                             ___________________________________
                                             Robert E. Murray, President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                              TITLE                        DATE
----------------------------------------   ----------------------------   ----------------------
DEMETER MANAGEMENT CORPORATION             General Partner

                                           Chairman of the Board and
----------------------------------------     Director of the General
             Mark J. Hawley                  Partner

          /s/ ROBERT E. MURRAY             President and Director of        November 23, 1999
----------------------------------------     the General Partner
            Robert E. Murray

         /s/ MITCHELL M. MERIN             Director of the General          November 23, 1999
----------------------------------------     Partner
           Mitchell M. Merin

                                           Director of the General
----------------------------------------     Partner
         Joseph G. Siniscalchi

       /s/ EDWARD C. OELSNER, III          Director of the General          November 23, 1999
----------------------------------------     Partner
         Edward C. Oelsner, III

                                           Director of the General
----------------------------------------     Partner
            Richard A. Beech

             /s/ RAY HARRIS                Director of the General          November 23, 1999
----------------------------------------     Partner
               Ray Harris

        /s/ LEWIS A. RAIBLEY, III          Vice President, Chief            November 23, 1999
----------------------------------------     Financial and Principal
         Lewis A. Raibley, III               Accounting Officer, and
                                             Director of the
                                             General Partner